EXHIBIT 2

                  Definitive Agreement and Plan of Merger dated
                    March 14, 1997 by and among Pemi Bancorp, Inc.,
              Pemigewasset National Bank, The Berlin City Bank and
                            Northway Financial, Inc.

                         ===============================

                          AGREEMENT AND PLAN OF MERGER

                                  By and Among

                              THE BERLIN CITY BANK,

                            NORTHWAY FINANCIAL, INC.,

                           PEMIGEWASSET NATIONAL BANK

                                       and

                               PEMI BANCORP, INC.

                           Dated as of March 14, 1997

                         ===============================

                                TABLE OF CONTENTS

ARTICLE I                                                                 Page

         THE MERGER..........................................................1
         1.01       The Merger...............................................1
         1.02       Plan of Merger...........................................1
         1.03       Effective Time...........................................2
         1.04       Effect of the Merger.....................................2
         1.05       Conversion of Company Common Stock.......................2
         1.06       Rights With Respect to Objecting Shares..................3
         1.07       Articles of Incorporation................................4
         1.08       By-Laws..................................................4
         1.09       Directors and Officers of the Surviving Corporation......4
         1.10       Articles; By-Laws; Directors; Officers of Purchaser......4
         1.11       Articles; Bylaws; Directors; Officers of the Bank........5
         1.12       Tax Consequences.........................................5
         1.13       Voting Agreements........................................5
         1.14       Trading Listing..........................................5
         1.15       Additional Actions.......................................5
         1.16       Possible Alternative Structure...........................6

ARTICLE II

         EXCHANGE OF SHARES..................................................6
         2.01       Parent to Make Shares Available..........................6
         2.02       Exchange of Shares.......................................6

ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
         THE BANK............................................................9
         3.01       Corporate Organization...................................9
         3.02       Capitalization..........................................10
         3.03       Authority; No Violation.................................11
         3.04       Consents and Approvals..................................12
         3.05       Loan Portfolio; Reports.................................12
         3.06       Financial Statements....................................14
         3.07       Broker's Fees...........................................16
         3.08       Absence of Certain Changes or Events....................16
         3.09       Legal Proceedings.......................................17

                                       (i)

                                                                          Page

         3.10       Taxes and Tax Returns...................................18
         3.11       Employee Benefit Plans..................................19
         3.12       SEC Reports.............................................21
         3.13       Company Information.....................................21
         3.14       Compliance with Applicable Law..........................21
         3.15       Certain Contracts.......................................22
         3.16       Agreements with Regulatory Agencies.....................23
         3.17       Investment Securities...................................23
         3.18       Environmental Matters...................................23
         3.19       Properties..............................................25
         3.20       Administration of Fiduciary Accounts....................26
         3.21       Insurance...............................................26
         3.22       Transactions with Certain Persons.......................27
         3.23       State Takeover Laws.....................................27
         3.24       Disclosure..............................................27
         3.25       Regulatory Approvals....................................27
         3.26       Labor Matters...........................................28
         3.27       Intellectual Property...................................28
         3.28       Ownership of Purchaser Common Stock;
                      Affiliates and Associates.............................28

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF PURCHASER........................28
         4.01       Corporate Organization..................................28
         4.02       Capitalization..........................................29
         4.03       Authority; No Violation.................................30
         4.04       Consents and Approvals..................................31
         4.05       Loan Portfolio; Reports.................................31
         4.06       Financial Statements....................................33
         4.07       Broker's Fees...........................................34
         4.08       Absence of Certain Changes or Events....................34
         4.09       Legal Proceedings.......................................35
         4.10       FDIC Reports............................................35
         4.11       Parent and Purchaser Information........................35
         4.12       Compliance with Applicable Law..........................36
         4.13       Agreements with Regulatory Agencies.....................36
         4.14       Regulatory Approvals....................................36
         4.15       Taxes and Tax Returns...................................36
         4.16       Insurance...............................................38
         4.17       Disclosure..............................................38

                                      (ii)

                                                                          Page

         4.18       Employee Benefit Plans..................................38
         4.19       Certain Contracts.......................................40
         4.20       Investment Securities...................................41
         4.21       Environmental Matters...................................41
         4.22       Properties..............................................43
         4.23       Administration of Fiduciary Accounts....................44
         4.24       Transactions with Certain Persons.......................44
         4.25       State Takeover Laws.....................................44
         4.26       Labor Matters...........................................44
         4.27       Intellectual Property...................................45
         4.28       Ownership of the Company Common Stock;
                      Affiliates and Associates.............................45

ARTICLE V

         COVENANTS RELATING TO CONDUCT OF BUSINESS..........................45
         5.01       Covenants of the Company and the Bank...................45
         5.02       No Solicitation.........................................48
         5.03       Covenants of Purchaser and Parent.......................49
         5.04       Minimum Shareholders' Equity;
                      Allowance for Loan Losses.............................51

ARTICLE VI

         ADDITIONAL AGREEMENTS..............................................52
         6.01       Regulatory Matters......................................52
         6.02       Securities Laws Matters.................................53
         6.03       Shareholder Meetings....................................53
         6.04       Access to Information...................................54
         6.05       Legal Conditions to Merger..............................55
         6.06       Restrictions on Sale of Parent Common Stock.............55
         6.07       Employee Matters........................................56
         6.08       Subsequent Interim and Annual Financial Statements......56
         6.09       Additional Agreements...................................56
         6.10       Disclosure Supplements..................................56
         6.11       Current Information.....................................56
         6.12       Parent..................................................57
         6.13       No Inconsistent Actions.................................57

ARTICLE VII

         CONDITIONS PRECEDENT...............................................57

                                      (iii)

                                                                           Page



         7.01       Conditions to Each Party's Obligation
                      to Effect the Merger...................................57
                    (a)    Shareholder Approval..............................57
                    (b)    Regulatory Approvals..............................58
                    (c)    Securities Laws Matters...........................58
                    (d)    No Injunctions or Restraints; Illegality..........58
         7.02       Conditions to Obligations of Purchaser and Parent........58
                    (a)    Representations and Warranties....................58
                    (b)    Performance of Obligations of the Company
                             and the Bank....................................59
                    (c)    No Burdensome Condition...........................59
                    (d)    Consents Under Agreements.........................59
                    (e)    Tax Opinion.......................................59
                    (f)    Accountant's Letter...............................59
                    (g)    Legal Opinion.....................................60
                    (h)    Opinion of Financial Adviser......................60
                    (i)    Cash Consideration................................60
         7.03       Conditions to Obligations of the Company.................60
                    (a)    Representations and Warranties....................60
                    (b)    Performance of Obligations of
                             Purchaser and Parent............................60
                    (c)    No Burdensome Condition...........................60
                    (d)    Tax Opinion.......................................61
                    (e)    Accountant's Letter...............................61
                    (f)    Legal Opinion.....................................61
                    (g)    Opinion of Financial Advisor......................61

ARTICLE VIII

         TERMINATION AND AMENDMENT...........................................61
         8.01       Termination..............................................61
         8.02       Effect of Termination....................................63
         8.03       Expenses; Termination Fee................................63
         8.04       Amendment................................................64
         8.05       Extension; Waiver........................................65

ARTICLE IX

         GENERAL PROVISIONS..................................................65
         9.01       Closing..................................................65
         9.02       Non-Survival of Representations,
                      Warranties and Agreements..............................65
         9.03       Notices..................................................65
         9.04       Interpretation...........................................66

                                      (iv)

                                                                           Page

         9.05       Counterparts.............................................66
         9.06       Entire Agreement.........................................66
         9.07       Governing Law............................................67
         9.08       Enforcement of Agreement.................................67
         9.09       Severability.............................................67
         9.10       Publicity................................................67
         9.11       Assignment...............................................67


                                       (v)

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of March 14, 1997, by and among The Berlin City Bank, a New Hampshire chartered commercial bank ("Purchaser"), Northway Financial, Inc., a New Hampshire chartered corporation wholly owned by Purchaser ("Parent"), Pemigewasset National Bank, a national bank with its principal office in New Hampshire (the "Bank") and Pemi Bancorp, Inc., a New Hampshire chartered corporation (the "Company").


         WHEREAS, the Boards of Directors of Purchaser and Parent have determined that it is in the best interests of their respective companies and their shareholders for Purchaser to become a wholly owned subsidiary of Parent, in a transaction (the "Holding Company Reorganization") in which the shareholders of Purchaser will receive 16 shares of the common stock, par value $1.00 per share, of Parent ("Parent Common Stock") for each share of the common stock, par value $5.00 per share, of Purchaser ("Purchaser Common Stock") (the ratio of the number of shares of Parent Common Stock received in exchange for each share of Purchaser Common Stock shall be hereinafter referred to as the "Holding Company Exchange Ratio").

         WHEREAS, the Boards of Directors of Purchaser, Parent, the Company and the Bank have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transaction provided for herein in which the Company will, subject to the terms and conditions set forth herein, merge with and into Parent (the "Merger") immediately following the Holding Company Reorganization; and

         NOW,   THEREFORE,   in   consideration   of   the   mutual   covenants,
representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:


                                    ARTICLE I

                                   THE MERGER

         1.01 THE MERGER. Subject to the terms and conditions of this Agreement, in accordance with the New Hampshire Revised Statutes Annotated, at the Effective Time (as hereinafter defined), the Company shall merge with and into Parent. Parent shall become the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger, and shall continue its corporate existence under the laws of the State of New Hampshire. The name of the Surviving Corporation shall be Northway Financial, Inc. Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.

         1.02 PLAN OF MERGER. This Agreement shall constitute a plan of merger for purposes of the New Hampshire Business Corporation Act.

         1.03 EFFECTIVE TIME. As promptly as practicable after all of the conditions set forth in Article VII shall have been satisfied or, if permissible, waived by the party entitled to the benefit of the same, the Company and Parent shall duly execute and file articles of merger (the "Articles of Merger") with the Secretary of State of New Hampshire (the "Secretary") in accordance with Section 293-A:11.05 of the New Hampshire Revised Statutes Annotated (the "New Hampshire Business Corporation Act"). The Merger shall become effective on the date (the "Effective Date") and at such time (the "Effective Time") as the Articles of Merger are filed with the Secretary or at such later date and time as is specified in the Articles of Merger.

         1.04 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided herein and as set forth in Section 293-A.11:06 of the New Hampshire Business Corporation Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Parent shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Parent shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

         1.05 CONVERSION OF COMPANY COMMON STOCK.

              (a) At the Effective Time, subject to Section 2.02(c) hereof, each share of the common stock, par value $1.00 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than (i) shares of Company Common Stock held in the Company's treasury or directly or indirectly by Parent, Purchaser, the Company or the Bank (except for Trust Account Shares and DPC Shares (as such terms are defined in Section 1.05(b) hereof) and (ii) Objecting Shares (as such term is defined in Section 1.06 hereof)) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for 1.0419 shares of Parent Common Stock rounded to the nearest ten thousandth of a share, it being understood that the foregoing Exchange Ratio is applicable only after giving effect to the Holding Company Reorganization. All of the shares of Company Common Stock converted into Parent Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of Company Common Stock shall thereafter represent the right to receive (i) the number of whole shares of Parent Common Stock and (ii) cash in lieu of fractional shares into which the shares of
Company  Common  Stock  represented  by such  Certificate  have  been  converted pursuant to this Section 1.05(a) and Section 2.02(c) hereof (the "Merger Consideration"). Certificates previously representing shares of Company Common Stock shall be exchanged for certificates representing whole shares of Parent Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.02 hereof, without any interest thereon. If prior to the Effective Time Purchaser or Parent should split or combine its common stock, or pay a special cash or stock dividend or other distribution in such common stock other than the exchange of stock contemplated to occur as a result of the Holding Company Reorganization which is already reflected in the Exchange Ratio, then the Exchange Ratio shall be appropriately adjusted to reflect such split, combination, dividend or distribution.

              (b) At the Effective Time, all shares of Company Common Stock that are owned by the Company as treasury stock and all shares of Company Common Stock that are owned directly or indirectly by Parent, Purchaser, the Company or the Bank (other than (i) shares of Company Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of Parent Common Stock which are similarly held, whether held directly or indirectly by Parent or the Company, as the case may be, being referred to herein as "Trust Account Shares") and (ii) any shares of Company Common Stock held by Parent, Purchaser, the Company or the Bank in respect of a debt previously contracted (any such shares of Company Common Stock, and shares of Parent Common Stock which are similarly held, whether held directly or indirectly by Parent or the Company, being referred to herein as "DPC Shares")) shall be canceled and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor. All shares of Parent Common Stock that are owned by the Company or the Bank (other than Trust Account Shares and DPC Shares) shall become treasury stock of Parent.

         1.06 RIGHTS WITH RESPECT TO OBJECTING SHARES.

              (a) Notwithstanding anything in this Agreement to the contrary and unless otherwise provided by applicable law, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are owned by shareholders who have properly exercised and perfected their rights of appraisal within the meaning of Chapter 293-A:13 of the New Hampshire Business Corporation Act (the "Objecting Shares"), shall not be converted into the right to receive the Merger Consideration, unless and until such shareholders shall have failed to perfect or shall have effectively withdrawn or lost their right of appraisal and payment under applicable law. If any such shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, each share of Company Common Stock held by such shareholder shall thereupon be deemed to have been converted into the right to receive and become exchangeable for, at the Effective Time, the Merger Consideration pursuant to
Section 1.05(a) hereof.

              (b) The Company shall give Purchaser (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served in connection with such demands pursuant to the New Hampshire Business Corporation Act and received by the Company and (ii) the opportunity to participate with the Company in all negotiations and proceedings with respect to demands for appraisal under the New Hampshire Business Corporation Act consistent with the obligations of the Company thereunder. The Company shall not, except with the prior written consent of Purchaser, (x) make any payment with respect to any demands for appraisal, (y) offer to settle or settle any such demands, or (z) waive any failure to timely deliver a written demand for appraisal in accordance with the New Hampshire Business Corporation Act.

         1.07 ARTICLES OF INCORPORATION. Unless otherwise agreed to by the parties prior to the Effective Time, at and after the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be in the form appended hereto as EXHIBIT I, until thereafter amended as provided by law and such Articles of Incorporation. The parties have agreed that the Articles of

Incorporation of the Surviving Corporation shall require any merger or consolidation involving the Bank within three years after the Effective Time to be approved by a vote of two-thirds of the directors of the Surviving Corporation and shall further provide that this provision of the Articles of Incorporation cannot be amended except by a vote of two-thirds of such directors. To effect the foregoing, Purchaser agrees that immediately prior to the Effective Time, Purchaser will file with the New Hampshire Secretary of State Amended and Restated Articles of Incorporation of Parent to conform the Articles of Incorporation of Parent to Exhibit I.

         1.08 BY-LAWS. Unless otherwise agreed to by the parties prior to the Effective Time, at and after the Effective Time, the By-Laws of the Surviving Corporation shall be substantially in the form appended hereto as EXHIBIT II, until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

         1.09 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. As of the Effective Time, the board of directors of the Surviving Corporation shall consist of ten members, of whom four will be designated, after consultation with the Purchaser and prior to the Effective Time, in writing by the Company and six of whom will be designated, after consultation with the Company and prior to the Effective Time, in writing by Purchaser. The Company shall designate in writing prior to the Effective Time two of its Board designees to serve a one-year term, one of its Board designees to serve a two-year term and one of its Board designees to serve a three-year term on the surviving Corporation's board of directors. Purchaser shall designate in writing prior to the Effective Time two of its Board designees to serve a one-year term, two of its Board designees to serve two-year terms and two of its Board designees to serve three-year terms on the Surviving Corporation's board of directors. Each of the directors so designated shall hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified. The Surviving Corporation shall enter into employment agreements with William J. Woodward, who will serve as Chairman, President and Chief Executive Officer of the Surviving Corporation, and Fletcher
W. Adams, who will serve as Vice Chairman of the Surviving Corporation, in the forms attached as EXHIBITS III AND IV, respectively. The board of directors of the Surviving Corporation shall elect the other officers of the Surviving Corporation.

         1.10 ARTICLES; BY-LAWS; DIRECTORS; OFFICERS OF PURCHASER. The Articles of Agreement and By-Laws of Purchaser shall continue as in effect immediately prior to the Effective Time except to the extent amended to implement the provisions of this Section 1.10. The directors and officers of Purchaser in office immediately prior to the Effective Time shall continue to hold office in accordance with the Articles of Agreement and By-Laws of the Purchaser until their respective successors are duly elected or appointed and qualified. In addition, the Bank may nominate two members of the Bank's Board of Directors to join the Board of Directors of Purchaser, each for a one-year term, to hold office in accordance with the Articles of Agreement and By-Laws of Purchaser, until their respective successors are duly elected or appointed and qualified.

         1.11 ARTICLES; BYLAWS; DIRECTORS; OFFICERS OF THE BANK. The Articles of Association and By-laws of the Bank shall continue as in effect immediately prior to the Effective Time, except to the extent amended to implement the provisions of this Section 1.11. The directors and officers of the Bank in office immediately prior to the Effective Time shall hold office in accordance with the Articles of Association and By-laws of the Bank, until their respective successors are duly elected or appointed and qualified. In addition, Purchaser may nominate two members of Purchaser's Board of Directors to join the Board of Directors of the Bank, each for a one-year term to hold office in accordance with the Articles of Association and By-laws of the Bank, until their respective successors are duly elected or appointed and qualified.

         1.12 TAX CONSEQUENCES. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of
Section 368 of the Code.

         1.13 VOTING AGREEMENTS. As of the date of this Agreement, each of the Company and Purchaser shall have delivered Voting Agreements executed by each of the Company's and Purchaser's directors in the form appended hereto as EXHIBITS V AND VI, respectively.

         1.14 TRADING LISTING. Purchaser and Parent shall obtain a favorable trading listing on the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ/NMS") or the American Stock Exchange for the Parent Common Stock at or before the Effective Time.

         1.15 ADDITIONAL ACTIONS. If, at any time after the Effective Time, Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in Surviving Corporation, title to and possession of any property or right of the Company acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Company and its proper officers and directors shall be deemed to have granted to Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of Surviving Corporation are fully authorized in the name of the Company or otherwise to take any and all such action.

         1.16  POSSIBLE   ALTERNATIVE   STRUCTURE.   Notwithstanding  any  other
provision of this Agreement to the contrary, to the extent necessary or appropriate to assure fulfillment of the intentions of the parties that Purchaser or an affiliate of Purchaser acquire a 100% ownership interest in the Company and, indirectly, the Bank and to minimize any adverse tax or accounting treatment, Purchaser, Parent, the Company and the Bank may jointly elect, at or prior to the Effective Time, to substitute an alternative structure in lieu of the structure described herein to accomplish the aforementioned intentions of the parties.

                                   ARTICLE II

                               EXCHANGE OF SHARES

         2.01 PARENT TO MAKE SHARES AVAILABLE. At least one business day prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with The First National Bank of Boston or such other bank or trust company selected by Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of Parent Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 1.05 and paid pursuant to
Section 2.02(a) in exchange for outstanding shares of Company Common Stock.

         2.02 EXCHANGE OF SHARES.

              (a) As soon as practicable after the Effective Time, and in no event later than three business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of Parent Common Stock and the cash in lieu of fractional shares into which the shares of Company Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. The Company shall have the right to review both the letter of transmittal and the instructions three days prior to its mailing. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificates shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock to which such holder of Company Common Stock shall have become entitled pursuant to the provisions of Article I hereof and
(y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares, unpaid dividends and distributions, if any, payable to holders of Certificates.

              (b) After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for certificates representing shares of Parent Common Stock as provided in this
Article II.

              (c) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of the Company. In lieu of the issuance of any such fractional share, Parent shall pay to each former shareholder of the Company who otherwise would be entitled to receive a fractional share of Parent Common Stock, an amount in cash determined by multiplying (i) $26.875 by (ii) the fraction of a share of Parent Common Stock to which such holder would otherwise be entitled to receive pursuant to
Section 1.05 hereof, it being understood that the foregoing computation method is applicable only after giving effect to the Holding Company Reorganization.

              (d) Any portion of the Exchange Fund that remains unclaimed by the shareholders of the Company for twelve months after the Effective Time shall be transferred to the Surviving Corporation. Any shareholders of the Company who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of their shares of Parent Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on the Parent Common Stock deliverable in respect of each share of Company Common Stock such shareholder holds as determined pursuant to this Agreement, in each case without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, Purchaser, the Company, the Bank, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

              (e) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the shares of Parent Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE BANK

         Each of the Company and the Bank hereby represents and warrants to Purchaser and Parent as follows:

         3.01 CORPORATE ORGANIZATION.

              (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Hampshire. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined below) on the Company or the Bank. As used in this Agreement, the term "Material Adverse Effect" means, with respect to Purchaser, Parent (or the Surviving Corporation), the Bank, or the Company, as the case may be, any change or effect that is, or in the judgment of the parties hereto, would be materially adverse to the business, properties, assets, liabilities, financial condition, results of operations of such party and its subsidiaries taken as a whole. As used in this Agreement, the word "Subsidiary" means any corporation, partnership or other organization, whether incorporated or unincorporated, which is or was consolidated with such party (or with which such party is or was consolidated) for financial reporting purposes. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The Articles of Incorporation and By-Laws of the Company, copies of which have previously been delivered to Purchaser, are true and complete copies of such documents as in effect as of the date of this Agreement.

              (b) The Bank is a national bank duly organized, validly existing and in good standing under the laws of the United States of America. The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Bank Insurance Fund (the "BIF"), to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by the Bank. The Company's sole Subsidiary is the Bank. The Bank has the power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, either individually or in the aggregate, would not have a Material Adverse Effect on the Bank. The Articles of Association and By-laws of the Bank, copies of which have previously been delivered to Purchaser, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

              (c) The Company has no direct or indirect Subsidiaries other than the Bank and the Bank has no direct or indirect Subsidiaries. Other than the

Company's ownership of the Bank, neither the Company nor the Bank owns, controls or holds with the power to vote, directly or indirectly of record, beneficially or otherwise, any capital stock or any equity or ownership interest in any corporation, partnership, association, joint venture or other entity, except as set forth in Section 3.01 of the Company Disclosure Schedule and except for less than five percent of any equity security registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

              (d) The minute books of each of the Company and the Bank contain true, accurate and complete records of all meetings and other corporate actions held or taken since January 1, 1992 of their respective shareholders and boards of directors (including committees of their respective boards of directors).

         3.02 CAPITALIZATION.

              (a) The authorized capital stock of the Company consists of 2,000,000 shares of Company Common Stock. As of the date of this Agreement, there are (x) 751,901 shares of Company Common Stock issued and outstanding and 61,500 shares of Company Common Stock held in the Company's treasury, and (y) no shares of Company Common Stock reserved for issuance upon the exercise of outstanding stock options or otherwise. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. The Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Common Stock or any other equity security of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock, or any other equity security of the Company. No options are outstanding to purchase shares of the Company Common Stock.

              (b) The Company's sole Subsidiary is the Bank. All of the issued and outstanding shares of capital stock of the Bank and all of such shares of capital stock or interests are duly authorized and validly issued and are fully paid, nonassessable, except as provided in the National Bank Act, with no personal liability attaching to the ownership thereof. The Bank does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of the Bank or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of the Bank. At the Effective Time, there will not be any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character by which the Company or the Bank will be bound calling for the purchase or issuance of any shares of the capital stock of the Company or the Bank.

              (c) Except as contemplated herein, there are no agreements or understandings, with respect to the voting of any shares of Company Common Stock or the common stock of the Bank or which restrict the transfer of such shares, to which the Company or the Bank is a party, and to the knowledge of the Company and the Bank, there are no such agreements or understandings to which the Company or the Bank is not a party with respect to the voting of any such shares or which restrict the transfer of such shares.

         3.03 AUTHORITY; NO VIOLATION.

              (a) The Company and the Bank each has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly approved by the Board of Directors of each of the Company and the Bank. The Board of Directors of the Company has directed that this Agreement and the transactions contemplated hereby be submitted to the Company's shareholders for approval at a meeting of such shareholders and has voted to recommend to their shareholders approval thereof and, except for the adoption of this Agreement by the requisite vote of the Company's shareholders, no other corporate proceedings on the part of the Company or the Bank are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of the Company and the Bank and (assuming the due authorization, execution and delivery by Parent and Purchaser) constitutes a valid and binding obligation of each of the Company and the Bank, enforceable against the Company and the Bank in accordance with its terms.

              (b) Neither the execution and delivery of this Agreement by each of the Company and the Bank, nor the consummation by the Company or the Bank, as the case may be, of the transactions contemplated hereby, nor compliance by the Company or the Bank with any of the terms or provisions hereof, will (i) violate, conflict with or result in a breach of any provision of the Articles of Incorporation or By-Laws of the Company or the Articles of Association or By-laws of the Bank, as the case may be (ii) assuming that the consents and approvals referred to in Section 3.04 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company, the Bank or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provisions of or the loss of any benefit under, constitute a default (or any event, which, with notice or lapse of time, or both would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company or the Bank under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or the Bank is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate will not have a Material Adverse Effect on the Company or the Bank.

         3.04 CONSENTS AND APPROVALS. Except for (a) the filing of applications with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHC Act and approval of such applications, (b) the filing of an application with the FDIC under the Bank Merger Act and approval of such application, (c) filings with the New Hampshire Bank Commissioner (the "Commissioner") and the New Hampshire Board of Trust Company Incorporation (the "BTCI") (the "State Banking Approvals"), (d) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement in definitive form relating to the meeting of the Company's shareholders (the "Company Shareholder Meeting") and the meeting of the Purchaser's shareholders (the "Purchaser Shareholder Meeting") (collectively, the Company Shareholder Meeting and Purchaser Shareholder Meeting shall be referred to as the "Shareholder Meetings") to be held in connection with this Agreement and the transactions contemplated hereby (the "Proxy Statement"), which Proxy Statement shall be part of and included in a Registration Statement on Form S-4 (the "Registration Statement") filed with the SEC by Parent to register the shares of Parent Common Stock to be issued pursuant to the terms of this Agreement, (e) the approval of this Agreement by the requisite vote of the shareholders of the Company, Purchaser and Parent and the Board of Directors of Parent, (f) the filing of the Articles of Merger with the Secretary pursuant to the New Hampshire Business Corporation Act, (g) such filings, authorizations or approvals as may be set forth in Section 3.04 of the Company Disclosure Schedule, and (h) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of shares of Parent Common Stock pursuant to this Agreement, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with the execution and delivery by the Company and the Bank of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, except where the failure to obtain such consents or approvals, or to make such filings or registrations, would not prevent the Company or the Bank from performing their respective obligations under this Agreement.

         3.05 LOAN PORTFOLIO; REPORTS.

              (a) Except as set forth in Section 3.05 of the Company Disclosure Schedule hereto, all of the mortgage loans having a principal amount in excess of $50,000 (each a "Company Loan") reflected as assets on the Company's consolidated balance sheet included in the financial statements for the fiscal year ended December 31, 1996 or made or acquired by the Company and the Bank since December 31, 1996, were validly and legally made, constitute valid and binding agreements of the borrower enforceable in accordance with their terms (subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally, and general principles of equity), are properly perfected, represent valid mortgages on properties described therein, are saleable in the ordinary course of the Bank's business and no amount thereof is subject to any defenses which may be asserted against the Company or the Bank. Neither the Company nor the Bank has entered into any agreement which will result in a future waiver or negation of any material rights or remedies presently available against the borrower or guarantor, if any, on any such Company Loan. Except as set forth in Section 3.05 of the Company Disclosure Schedule, each mortgage securing a Company Loan has been and is evidenced by documentation of the types customarily employed by the Bank, which are in compliance in all material respects with federal and state banking laws and regulations and prudent banking standards, and complete copies thereof have been maintained by the Bank in accordance with such requirement and practices. Except with respect to participation loans described in Section 3.05 of the Company Disclosure Schedule, the Bank owns and holds the entire interest in all mortgages free and clear of all liens, claims, equities, options, security interests, charges, encumbrances or restrictions of any kind or nature, and no person has any interest therein.

              (b) Except as disclosed in Section 3.05 of the Company Disclosure Schedule, all of the Company Loans originated and presently held and, to the best knowledge of the Company and the Bank after reasonable due diligence and inquiry, all of the Company Loans purchased and presently held by the Company (if any) and the Bank were solicited, originated and exist in material compliance with all applicable loan policies and procedures of the Company (if applicable) and the Bank and comply with all applicable laws, rules and regulations, including, but not limited to, applicable usury statutes, the Truth in Lending Act, the Equal Credit Opportunity Act, the Real Estate Settlement Procedures Act, and other applicable consumer protection statutes and the regulations thereunder.

              (c) Except as disclosed in Section 3.05 of the Company Disclosure Schedule, all Company Loans purchased or originated by the Company or the Bank and subsequently sold have been sold without recourse to the Company or the Bank and without any liability under any yield maintenance or similar obligation.

              (d) Except as set forth in Section 3.05 of the Company Disclosure Schedule, to the best knowledge of the Company and the Bank after reasonable due diligence and inquiry, neither the Company nor the Bank is a party to any written or oral loan agreement, note or borrowing arrangement (including without limitation, leases, credit enhancements, commitments and interest-bearing assets) under the terms of which the obligor is, as of the date of this Agreement, over 30 days delinquent in payment of principal or interest or in default under any other material provision. Section 3.05 of the Company Disclosure Schedule sets forth (x) all of the Company Loans presently held by the Company (if any) and the Bank that prior to the date of this Agreement have been classified by any bank examiner or loan reviewer (whether regulatory, internal, or independent contractor) as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans," "Watch List" or words of similar import, together with the aggregate principal amount of and accrued and unpaid interest on each such Company Loan and the identity of the borrower thereunder, and (y) by category of Company Loan (i.e., commercial, consumer, etc.), all of the other Company Loans presently held by the Company (if any) and the Bank that prior to the date of this Agreement were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Company Loans by category.

              (e) The Company and the Bank each has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 1992 with
(i) the Federal Reserve Board, (ii) the FDIC, (iii) the Office of the Comptroller of the Currency (the "OCC"), (iv) the Commissioner and any other state banking or other state regulatory authority (each a "State Regulator") and
(v) any self-regulatory organization ((i)-(v) collectively referred to hereinafter as "Regulatory Agencies"), and all other reports and statements required to be filed by it since January 1, 1992, including without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, the Federal Reserve Board, the FDIC, the OCC, the Commissioner, any State Regulator or any self-regulatory organization, and has paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of the Company and the Bank, no Regulatory Agency has initiated any proceeding or, to the best knowledge of the Company or the Bank, investigation into the business or operations of the Company and the Bank since January 1, 1992. There is no violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examination of the Company or the Bank that (x) has not been addressed by the Bank in a written response to the Regulatory Agency, (y) has been addressed by the Bank in a written response to the Regulatory Agency, which response has been objected to by the Regulatory Agency, or (z) is expected to result in any supervisory action by such Regulatory Agency.

         3.06 FINANCIAL STATEMENTS.

              (a) The Company has previously delivered to Purchaser copies of the audited consolidated balance sheets of the Company and the Bank as of December 31 for the fiscal years 1995 and 1996, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years 1994 through 1996, inclusive, to be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 to be filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The December 31, 1996 consolidated balance sheet of the Company (including the related notes, where applicable) fairly presents in all material respects the consolidated financial position of the Company and the Bank as of the date thereof, and the other financial statements referred to in this Section
3.06 (including the related notes, where applicable) fairly present in all material respects, and the financial statements referred to in Section 6.08 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) in all material respects, the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of the Company and the Bank for the respective fiscal periods or as of the respective dates therein set forth and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.08 hereof will be, prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. Without limiting the generality of the foregoing, (x) the allowance for possible loan losses included in the consolidated financial statements of the Company to be included in its Form 10-K for the period ended December 31, 1996 was determined in accordance with GAAP to be adequate to provide for losses relating to or inherent in the loan and lease portfolios of the Company and the Bank (including without limitation commitments to extend credit), and (y) the other real estate owned ("OREO") included in the consolidated financial statements of the Company included in its Form 10-K for the period ended December 31, 1996 was carried net of reserves at the lower of cost or market value based on current independent appraisals and net of estimated disposal costs. Such reserves for possible loan losses comply with all loan loss reserve guidelines utilized by the Company and the Bank, which guidelines have been acceptable to all regulatory agencies having jurisdiction with respect thereto.

              (b) The Bank has furnished to Purchaser all Call Reports filed by it with the FDIC with respect to any period subsequent to the year ended January 1, 1992, and except as set forth in Section 3.06 of the Company Disclosure
Schedule, such Call Reports do, and such Call Reports filed with respect to periods ending after December 31, 1996 will, fairly present the financial position of the Bank as of its date, and the other financial statements included therein do, and will, fairly present the results of operations or other information about the Bank included therein for the periods or as of the dates therein set forth, subject to the notes thereto, in each case in accordance with the requirements of the Federal Financial Institutions Examination Council ("FFIEC"), and do, or will, reflect all of the Bank's assets, liabilities and accruals and all of its items of income and expense in accordance with such standards consistently applied during the periods involved.

              (c) The books and records of the Company and the Bank have been, and are being, maintained in accordance with applicable legal and accounting requirements, reflect only actual transactions and reflect all of their assets, liabilities and accruals and all of their items of income and expense in accordance with GAAP. All accounting ledgers and other books and records of the Company and the Bank are located at the principal office of the Company and the Bank, respectively, are true, complete and correct, and present fairly the financial condition, results of operations and changes in financial position of the Company and the Bank as of the date and for the periods indicated.

              (d) Except for liabilities incurred since December 31, 1996 in the ordinary course of business consistent with past practice, neither the Company nor the Bank has any liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise) which are not adequately reserved or reflected on the consolidated balance sheet of the Company to be included in its Form 10-K for the period ending December 31, 1996, except for liabilities or obligations which in the aggregate do not exceed $20,000, and there do not exist any circumstances that, to the best knowledge of the Company and the Bank, could reasonably be expected to result in any such liabilities or obligations.

         3.07 BROKER'S FEES. Neither the Company nor the Bank, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except that the Company has engaged, and will pay a fee or commission to HAS Associates, Inc. (the "Investment Banker") in accordance with the terms of a letter agreement dated December 6, 1996 between the Investment Banker and the Company, a true and complete copy of which has heretofore been furnished to Purchaser. The Company has previously received the opinion of the Investment Banker to the effect that, as of the date of such opinion, the Merger Consideration to be received by the shareholders of the Company pursuant to the Merger is fair to such shareholders from a financial point of view, and such opinion has not been amended or rescinded as of the date of this Agreement.

         3.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as may be set forth in Section 3.08 of the Company Disclosure Schedule, since December 31, 1996:

              (a) there has not been any Material Adverse Effect on the Company or the Bank and, to the best knowledge of the Company and the Bank, no fact or condition exists which will, or is reasonably likely to, cause such a Material Adverse Effect on the Company or the Bank in the future, including without limitation any material loss of deposits or material decline in the value of the assets held in the portfolios of the Company or the Bank;

              (b) the Company and the Bank have carried on their respective businesses in the ordinary and usual course consistent with their past practices;

              (c) neither the Company nor the Bank has (i) incurred any obligations or liabilities, whether absolute, accrued, contingent or otherwise (including without limiting the generality of the foregoing, liabilities as guarantor under any guarantees or liabilities for taxes), other than those obligations and liabilities (x) incurred in the ordinary course of its business consistent with past practice, or (y) incurred under the contracts and commitments referred to in Section 3.15 hereof; (ii) mortgaged, pledged, or subjected to any lien or lease any of its assets, tangible or intangible, or permitted or suffered any such asset to be subjected to any lien or lease, except in the ordinary course of business consistent with past practice; or
(iii) acquired or disposed of any assets or properties, or entered into any contract for any such acquisition or disposition, except acquisitions and dispositions in the ordinary course of business consistent with past practice;

              (d) neither the Company nor the Bank has declared, paid, or set apart any sum or property for any special dividend or other distribution or paid or transferred any funds or property to the shareholders of the Company, other than the Company's regular semi-annual dividend to the extent permitted to be paid pursuant to Section 5.01(a) hereof, or, directly or indirectly, redeemed or otherwise acquired any of its capital stock;

              (e) except for normal employee raises consistent with its past practices, neither the Company nor the Bank has increased the wages, salaries, compensation, pensions, or other fringe benefits or perquisites payable to any executive officer, employee or director from the amount thereof in effect as of December 31, 1996 (which amounts have been previously disclosed to Purchaser), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus other than year-end bonuses for fiscal 1996 as listed in Section 3.08 of the Company Disclosure Schedule;

              (f) neither the Company nor the Bank has forgiven or canceled any indebtedness or contractual obligation other than in the ordinary course of business;

              (g) neither the Company nor the Bank has entered into any transaction other than in the ordinary course of business;

              (h) neither the Company nor the Bank has suffered any strike, work stoppage, slowdown, or other labor disturbance;

              (i) neither the Company nor the Bank has entered into any lease of real or personal property, except in the ordinary course of business;

              (j) there has not been any change in any of the accounting methods or practices or the loan policies or procedures of the Company or the Bank or any change in the value at which assets are carried on the consolidated or unconsolidated balance sheets of the Company or the Bank other than changes that are reflected in their respective balance sheets or income statements; and

              (k) there has not been any notice or indication of the intention of any person or entity to terminate any material agreement with the Company or the Bank or any notice or indication from any material depositor, customer or supplier of the Company or the Bank of any intention to cease doing business with, materially change the price or other terms on which business is transacted with or materially reduce the business transacted with the Company or the Bank.

         3.09 LEGAL PROCEEDINGS. Except as set forth in Section 3.09 of the Company Disclosure Schedule, there are no pending or to the best knowledge of the Company and the Bank, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against or affecting the Company or the Bank or any property or asset of the Company or the Bank, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which would, either individually or in the aggregate, have a Material Adverse Effect and no facts or circumstances have come to the Company's or the Bank's attention which have caused either of them to believe that a claim, action, proceeding or investigation against or affecting the Company or the Bank could reasonably be expected to occur. Neither the Company nor the Bank, nor any property or asset of the Company or the Bank, is subject to any order, writ, judgment, injunction, decree, determination or award which restricts its ability to conduct business in any area in which it presently does business or has or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         3.10 TAXES AND TAX RETURNS.

              (a) The Company and the Bank each has duly filed in correct form all federal, state, county and local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being true and complete in all material respects) and has duly paid, discharged or made provisions for the payment of all material Taxes (as hereinafter defined) and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, county or local taxing authorities on or prior to the date hereof (including without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls, and any net worth tax), other than Taxes or other charges that are not yet delinquent or are being contested in good faith and have not been finally determined. The amounts set up as reserves for Taxes on the consolidated balance sheet of the Company and the Bank to be included in its Annual Report on Form 10-K for the period ended December 31, 1996 and in the Bank's Call Report for the period ended December 31, 1996 are reasonably sufficient in the aggregate for the payment of all unpaid federal, state, county and local Taxes (including any interest or penalties thereon), whether or not disputed, accrued or applicable, for the period ended December 31, 1996 and all prior periods covered by such returns, and for which the Company or the Bank is liable in its own right or as transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity. The federal income tax returns of the Company and the Bank have not in the five years prior to the date of this Agreement, been examined by the Internal Revenue Service ("IRS"). State of New Hampshire tax returns of the Company and the Bank have not, in the five years prior to the date of this Agreement, been examined by the Department of Revenue of the State of New Hampshire. There are no disputes pending or claims asserted for Taxes or assessments upon the Company or the Bank, nor has the Company or the Bank been requested to give any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period. In addition, (a) proper and accurate amounts have been withheld by the Company and the Bank from their employees for all prior periods in compliance with the tax withholding provisions of applicable federal, state, county and local laws; (b) federal, state, county and local returns which are accurate and complete have been filed by the Company and the Bank for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes; and
(c) the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefor has been included by the Company in its consolidated financial statements to be included in its Annual Report on Form 10-K for the period ended December 31, 1996.

              (b) No property of the Company or the Bank is property that the Company or the Bank is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168(h) of the Internal Revenue Code of 1986, as amended (the "Code"). Neither the Company nor the Bank has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company or the Bank, and the IRS has not initiated or proposed any such adjustment or change in accounting method. Neither the Company nor the Bank is a party to any agreement, contract or arrangement that would, individually or in the aggregate, upon consummation of the transactions contemplated hereby, result in the payment of an "excess parachute payment" within the meaning of Section 280G of the Code or that would result in payments that would be nondeductible pursuant to Section 162(m) of the Code. Neither the Company nor the Bank has taken or will take any action which would result in a recapture of all or any portion of their respective tax bad debt reserves.

              (c) As used in this Agreement, the term "Taxes" means all federal, state, county, local and foreign income, excise, gross receipts, ad valorem, profits, gains, property, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise and other taxes, charges, levies or like assessments, including any net worth tax, or other tax of any kind whatsoever together with all penalties and additions to tax and interest thereon.

         3.11 EMPLOYEE BENEFIT PLANS.

              (a) Section 3.11 of the Company Disclosure Schedule sets forth a true and complete list of all Plans maintained or contributed to by the Company or the Bank during the three years preceding this Agreement. The term "Plans" for purposes of this Article III means all employee benefit plans, arrangements or agreements that are maintained or contributed to, or that were maintained or contributed to at any time during the three years preceding the date of this Agreement, by the Company, the Bank or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with the Company would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

              (b) The Company has heretofore delivered to Purchaser true and complete copies of each of the Plans and all related documents, including but not limited to (i) all required Forms 5500 and all related schedules for such Plans (if applicable) for each of the last two years, (ii) the actuarial report for such Plan (if applicable) for each of the last two years, and (iii) the most recent determination letter from the IRS (if applicable) for such Plan.

              (c) (i) Except as may be provided in Section 3.11 of the Company Disclosure Schedule and footnote 10 of the Consolidated Financial Statements of the Company for the period ending December 31, 1996, each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code, (ii) each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been maintained so as to qualify from the effective date of such Plan to the Effective Time, (iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under such Plan, based upon the actuarial assumptions currently used by the Plan for IRS funding purposes did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, and there has been no "accumulated funding deficiency" (whether or not waived), (iv) no Plan provides benefits, including without limitation death, medical or other benefits (whether or not insured), with respect to current or former employees of the Company, the Bank or any ERISA Affiliate beyond their retirement or other termination of service, other than (u) coverage mandated by applicable law, (v) life insurance death benefits payable in the event of the death of a covered employee, (w) disability benefits payable to disabled former employees, (x) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits accrued as liabilities on the books of the Company or the Bank or any ERISA Affiliate or (z) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) with respect to each Plan subject to Title IV of ERISA, no liability under Title IV of ERISA has been incurred by the Company, the Bank or any ERISA Affiliate that has not been satisfied in full, no condition exists that presents a material risk to the Company, the Bank or any ERISA Affiliate of incurring a material liability to or on account of such Plan, and there has been no "reportable event" (within the meaning of Section 4043 of ERISA and the regulations thereunder), (vi) neither the Company, nor the Bank nor any ERISA Affiliate has ever maintained or contributed to a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, (vii) all contributions or other amounts payable by the Company or the Bank as of the Effective Time with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) neither the Company, the Bank nor any ERISA Affiliate has engaged in a transaction in connection with which the Company, the Bank or any ERISA Affiliate has any material liability for either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, (ix) consummation of the transactions contemplated hereby will not cause any amounts payable under any of the Plans to fail to be deductible for federal income tax purposes under Sections 280G or 162(m) of the Code, (x) there are no pending or, to the best knowledge of the Company or the Bank, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.

              (d) With respect to any Plan that is a welfare plan (within the meaning of Section 3(1) of ERISA) (i) no such Plan is funded through a "welfare benefit fund," as such term is defined in Section 419(a) of the Code, and (ii) each such Plan complies in all material respects with the applicable requirements of Section 4980B(f) of the Code, Part 6 of Subtitle B of Title I of ERISA and any applicable state continuation coverage requirements ("COBRA").

              (e) Except as prohibited by law (including Section 411(d)(6) of the Code), each Plan may be amended, terminated, modified or otherwise revised by the Company, its Subsidiaries or its ERISA Affiliates as of the Effective Time to eliminate, without material effect, any and all future benefit accruals under any Plan (except claims incurred under any welfare plan).

         3.12 SEC REPORTS. The Company has previously delivered to Purchaser an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1992 by the Company with the SEC pursuant to the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act") (collectively, the "SEC Reports") and
(b) communication mailed by the Company to its shareholders since January 1, 1992, and no such SEC Reports or communications contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company has timely filed all SEC Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and as of their respective dates, all SEC Reports complied with all of the rules and regulations of the SEC with respect thereto. As of their respective dates, no such SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company has made available to Purchaser true and complete copies of all amendments and modifications to all agreements, documents and other instruments which previously had been filed with the SEC by the Company and which are currently in effect.

         3.13 COMPANY INFORMATION. The information supplied by the Company and the Bank contained in the Proxy Statement to be sent to the shareholders of the Company and Purchaser in connection with the Shareholder Meetings, or in any other document filed with any other regulatory agency in connection herewith, will not contain, on the date of mailing of the Proxy Statement and on the date of the Shareholder Meetings, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the

Shareholders' Meeting which shall have become false or misleading. The Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder and the rules and regulations of the OCC or SEC with respect thereto.

         3.14 COMPLIANCE WITH APPLICABLE LAW. The Company and the Bank each hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in conflict with, or in default or violation of any (a) statute, code, ordinance, law, rule, regulation, order, writ, judgment, injunction or decree, published policies and guidelines of any Governmental Entity, applicable to the Company or the Bank or by which any property or asset of the Company or the Bank is bound or affected or (b) any note, bond, mortgage, indenture, deed of trust, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or the Bank is a party or by which the Company or the Bank or any property or asset of the Company or the Bank is bound or affected, except for any such non-compliance, conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor the Bank knows of, or has received notice of, any material violations of any of the above. Without limiting the generality of the foregoing, neither the Company nor the Bank has been advised of the existence of any facts or circumstances which would cause the Bank to be deemed not to be in satisfactory compliance with the Community Reinvestment Act of 1977, as amended (the "CRA"), and the regulations promulgated thereunder.

         3.15 CERTAIN CONTRACTS.

              (a) Except as set forth in Section 3.15 of the Company Disclosure Schedule and in the SEC Reports filed prior to the date of this Agreement, neither the Company nor the Bank is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral): (i) with respect to the employment of any director, officer or employee, or with respect to the employment of any consultant which cannot be terminated with a payment of less than $5,000, (ii) which, upon the consummation of the transactions contemplated by this Agreement, will result in any payment (whether of severance pay or otherwise) becoming due from the Company or the Bank to any officer or employee thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the SEC Reports, (iv) which is a consulting or other agreement (including agreements entered into in the ordinary course and data processing, software programming and licensing contracts) not terminable on 90 days or less notice involving the payment of less than $10,000 per annum, (v) which restricts the conduct of any line of business by the Company or the Bank, (vi) with or to a labor union or guild (including any collective bargaining agreement), or (vii) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. The Company has previously delivered to

Purchaser true and complete copies of all employment, consulting and deferred compensation agreements which are in writing and to which the Company or the Bank is a party. Each contract, arrangement, commitment or understanding of the type described in this Section, whether or not set forth in Section 3.15 of the Company Disclosure Schedule, is referred to herein as a "Company Contract".

              (b) (i) Each Company Contract is legal, valid and binding upon the Company or the Bank, as the case may be, assuming due authorization of the other party or parties thereto, and in full force and effect, (ii) the Company and the Bank each has in all material respects performed all obligations required to be performed by it to date under each such Company Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of the Company or the Bank under any such Company Contract.

         3.16 AGREEMENTS WITH REGULATORY AGENCIES. Neither the Company nor the Bank is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding, commitment letter or similar undertaking (each a "Regulatory Agreement"), with any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that relates to its capital adequacy, its credit policies or its management, nor has the Company or the Bank been notified by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement. Neither the Company nor the Bank is a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which the Company or the Bank is entitled to receive financial assistance or indemnification from any governmental agency.

         3.17 INVESTMENT SECURITIES. Section 3.17(a) of the Company Disclosure Schedule sets forth the book value as of December 31, 1996 of the investment securities, mortgage backed securities and securities held for sale by the Company and the Bank. Section 3.17(b) of the Company Disclosure Schedule sets forth the names of all the joint ventures in which the Company or the Bank has an investment (whether or not such joint ventures remain active). Except for pledges to secure public and trust deposits, Federal Reserve borrowings, repurchase agreements and reverse repurchase agreements entered into in arms'-length transactions pursuant to normal commercial terms and conditions and other pledges required by law, none of the investments reflected in the consolidated balance sheets of the Company and the Bank to be included in its Annual Report on Form 10-K for the period ended December 31, 1996, and none of the investments made by the Bank since December 31, 1996, (i) is subject to any restriction (contractual, statutory or otherwise) that would impair the ability of the entity holding such investment freely to dispose of such investment at any time, or (ii) has suffered or incurred any extraordinary loss nor is management of the Company or the Bank aware of any event (or events in the aggregate) which may occur in the future that could reasonably be expected to result in such an extraordinary loss.

         3.18 ENVIRONMENTAL MATTERS.

              (a) Each of the Company and the Bank and, to the best knowledge of the Company and the Bank, their Participation Facilities and Loan Properties (each as hereinafter defined), are, and have been, in material compliance with all applicable environmental laws and with all rules, regulations, standards and requirements of the United States Environmental Protection Agency (the "EPA") and of state and local agencies with jurisdiction over pollution or protection of the environment.

              (b) There is no suit, claim, action or proceeding pending or, to the best knowledge of the Company or the Bank, threatened, before any Governmental Entity or other forum in which the Company or the Bank or any of their Participation Facilities has been or, with respect to threatened proceedings, may be, named as a defendant, responsible party or potentially responsible party (i) for alleged noncompliance (including by any predecessor), with any environmental law, rule, regulation, standard or requirement or (ii) relating to the release into or presence in the Environment (as hereinafter defined) of any Hazardous Materials (as hereinafter defined) or Oil (as hereinafter defined) whether or not occurring at or on a site owned, leased or operated by the Company or the Bank or any of their Participation Facilities.

              (c) To the best knowledge of the Company or the Bank, there is no suit, claim, action or proceeding pending or threatened before any Governmental Entity or other forum in which any Loan Property of the Company or the Bank has been or, with respect to threatened proceedings, may be, named as a defendant, responsible party or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any environmental law, rule, regulation, standard or requirement or (ii) relating to the release into or presence in the Environment of any Hazardous Material or Oil whether or not occurring at or on a site owned, leased or operated by a Loan Property of the Company or the Bank.

              (d) Neither the Company, nor the Bank, nor to their best knowledge, any of their Participation Facilities or Loan Properties, has received any notice regarding a matter on which a suit, claim, action or proceeding as described in subsection (b) or (c) of this Section 3.18 could reasonably be based. No facts or circumstances have come to the Company's or the Bank's attention which have caused either to believe that a material suit, claim, action or proceeding as described in subsection (b) or (c) of this
Section 3.18 could reasonably be expected to occur.

              (e) During the period of (i) the Company's or the Bank's ownership or operation of any of their respective current properties, (ii) the Company's or the Bank's participation in the management of any of their Participation Facilities, or (iii) the Company's or any of the Bank's holding of a security interest in any of their Loan Properties, there has been no release or presence in the Environment of Hazardous Material or Oil in, on, under or affecting such property or, to the best knowledge of the Company or the Bank such Participation Facility or Loan Property. To the best knowledge of the Company and the Bank prior to the period of (x) the Company's or the Bank's ownership or operation of any of their respective current properties or any previously owned or operated properties, (y) the Company's or the Bank's participation in the management of any of their Participation Facilities, or (z) the Company's or the Bank's holding of a security interest in any of its Loan Properties, there was no release or presence in the Environment of Hazardous Material or Oil in, on, under or affecting any such property, Participation Facility or Loan Property.

              (f) The following  definitions  apply for purposes of this Section
3.18: (i) "Loan Property" means any property in which the Company or the Bank holds a security interest, and, where required by the context, said term means the owner or operator of such property; (ii) "Participation Facility" means any facility in which the Company or the Bank participates or has participated in the management and, where required by the context, said term means the owner or operator of such property; (iii) "Hazardous Material" means any pollutant, contaminant, or hazardous substance or hazardous material as defined in or pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 ET SEQ., or any other federal, state, or local environmental law, regulation, or requirement; (iv) "Oil" means oil or petroleum of any kind or origin or in any form, as defined in or pursuant to the Federal Clean Water Act, 33 U.S.C. ss. 1251 et seq., or any other federal, state, or local environmental law, regulation, or requirement; and (v) "Environment" means any soil, surface waters, groundwaters, stream sediments, surface or subsurface strata, and ambient air, and any other environmental medium.

         3.19 PROPERTIES.

              (a) Section 3.19 of the Company Disclosure Schedule contains a true, complete and correct list and a brief description (including carrying value) of all real properties, including properties acquired by foreclosure or deed in lieu thereof, owned or leased to the Company and the Bank. Except as set forth in Section 3.19 of the Company Disclosure Schedule, the Company and the Bank each has good and marketable title to all the real property and all other property owned by it and included in the consolidated balance sheet of the Company and the Bank for the period ended December 31, 1996, and owns such property subject to no encumbrances, liens, mortgages, security interests or pledges, except such encumbrances, liens, mortgages, security interests and pledges that do not have a Material Adverse Effect on the Company or the Bank or which do not and will not interfere with the use of the property as currently used or contemplated to be used by the Company or the Bank, or the conduct of the business of the Company or the Bank.

              (b) Neither the Company nor the Bank has received any notice of violation of any applicable zoning or environmental regulation, ordinance or other law, order, regulation or requirement relating to its operations or its properties and to the knowledge of the Company and the Bank, there is no such violation of a material nature. Except as set forth in Section 3.19 to the Company Disclosure Schedule, all buildings and structures used by the Company or the Bank conform in all material respects with all applicable ordinances, codes and regulations, or are not required to conform due to grandfathering clauses contained in such ordinances, codes or regulations, except to the extent such noncompliance does not and will not have a Material Adverse Effect on the Company or the Bank and which does not or will not interfere with the use of any property as currently used or contemplated to be used by the Company or the Bank, or the conduct of the business of the Company or the Bank.

              (c) Section 3.19 to the Company Disclosure Schedule contains a true, complete and correct list of all leases pursuant to which the Company or the Bank lease any real or personal property, either as lessee or as lessor (the "Company Leases"). Assuming due authorization of the other party of parties thereto, each of the Company Leases is valid and binding on the Company or the Bank, as the case may be, and valid and binding on and enforceable against all other respective parties to such leases in accordance with their respective terms (subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and general principles of equity). There are not under such Company Leases any existing breaches, defaults, events of default by the Company or the Bank, or events which with notice and/or lapse of time would constitute a breach, default or event of default by the Company or the Bank, nor has the Company or the Bank received notice of, or made a claim with respect to, any breach or default by any other party to such Company Leases. The Company and the Bank each enjoy quiet and peaceful possession of all such leased properties occupied by it as lessee.

              (d) All of the real properties, leasehold improvements and items of equipment and other material personal property owned, leased, or licensed by the Company or the Bank, or in which any of those parties hold an interest, are in good maintenance, repair, and operating condition, ordinary wear and tear excepted, are adequate for the purposes for which they are now being or are anticipated to be used, and are free from any material defects.

         3.20 ADMINISTRATION OF FIDUCIARY ACCOUNTS. Each of the Company and the Bank has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable law. The accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account. Neither the Company, nor the Bank, nor, to the best knowledge of the Company and the Bank, their respective officers, directors or employees has committed any breach of trust with respect to any fiduciary account.

         3.21 INSURANCE. The Company has made available to Purchaser true and complete copies of all material policies of insurance of the Company and the Bank currently in effect. All of the policies relating to insurance maintained by the Company or the Bank with respect to its material properties and the conduct of its business in any material respect (or any comparable policies entered into as a replacement therefor) are in full force and effect and neither the Company nor the Bank has received any notice of cancellation with respect thereto. All life insurance policies on the lives of any of the current and former officers of the Company or the Bank which are maintained by the Company or the Bank or which are otherwise included as assets on the books of the Company or the Bank (i) are, or will at the Effective Time be, owned by the Company or the Bank, free and clear of any claims thereon by the officers or members of their families, except with respect to the death benefits thereunder, as to which the Company and the Bank each agrees that there will not be an amendment prior to the Effective Time without the consent of Purchaser, and (ii) are accounted for properly as assets on the books of the Company or the Bank, as the case may be, in accordance with GAAP. Neither the Company nor the Bank has any material liability for unpaid premiums or premium adjustments not properly reflected on the Company's consolidated financial statements contained in the SEC Reports. Each of the Company and the Bank has been and is adequately insured with respect to its property and the conduct of its business in such amounts and against such risks as are substantially similar in kind and amount to that customarily carried by parties similarly situated who own properties and engaged in businesses substantially similar to that of the Company and the Bank

(including without limitation liability insurance and blanket bond insurance). All claims under any policy or bond have been duly and timely filed.

         3.22 TRANSACTIONS WITH CERTAIN PERSONS. Neither the Company nor the Bank has any outstanding loan, deposit or other relationship or other transaction with any officer, director or greater-than-5% shareholder of the Company or the Bank or any "associate" (as defined in Rule 14a-1 under the Exchange Act of any such officer or director) affiliates (as defined in Rule 144(a)(1) of the Securities Act) of any such officer, director or shareholder (individually, an "Interested Person"), other than deposit or loan transactions in the ordinary course of business on terms substantially the same as those prevailing at the time for comparable transactions with other, unaffiliated persons, and which did not and do not involve any unusual risk (including of non-collectibility) or other features unfavorable to the Company or the Bank.
Section 3.22 of the Company Disclosure Schedule hereto contains a full description of all outstanding loans by the Company or the Bank to an Interested Person which, either individually or in the aggregate, have current outstanding balances of $5,000 or more (including in the outstanding balance all amounts which the Company or the Bank is obligated to advance but not including loans secured by cash collateral). All deposit relationships of the Company or the Bank with an Interested Person with aggregate balances in excess of $10,000 are fully described in Section 3.22 of the Company Disclosure Schedule. Except as otherwise set forth in Section 3.22 of the Company Disclosure Schedule, neither the Company nor the Bank has entered into any contractual or other business relationship with any Interested Person.

         3.23 STATE TAKEOVER LAWS. The transactions contemplated by this Agreement are not subject to any applicable state takeover laws in effect on the date hereof. The Board of Directors of the Company has taken all necessary action prior to the date of this Agreement in connection with the approval of the execution, delivery and performance of this Agreement, any purchase or other transaction respecting the Company Common Stock provided for herein or therein, and the other transactions contemplated hereby and thereby, including without limitation approval by the affirmative vote of at least two-thirds of the members of the Board of Directors of the Company who are not affiliated with or shareholders of Purchaser or Parent. Based upon the approval of this Agreement by greater than two-thirds of the Company's directors who are neither affiliated with nor shareholders of Purchaser, the Company's Articles of Incorporation do not require more than a majority of the holders of the Company Common Stock to approve the Merger as currently structured.

         3.24 DISCLOSURE. No representation or warranty contained in this Agreement, and no statement contained in any certificate, list or other writing furnished to Purchaser pursuant to the provisions hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. No information material to the Merger and which is necessary to make the representations and warranties herein contained not misleading, has been withheld from, or has not been delivered in writing to Purchaser.

         3.25 REGULATORY APPROVALS. Neither the Company nor the Bank is, as of the date hereof, aware of any reason why the regulatory approvals required to be obtained by the Company or the Bank to consummate the Merger would not be satisfied within the time frame customary for transactions of the nature contemplated thereby.

         3.26. LABOR MATTERS. Neither the Company nor the Bank is a party to any collective bargaining or other labor union or guild contract. There is no pending or, to the best knowledge of the Company, threatened, labor dispute, strike or work stoppage against the Company or the Bank which may interfere with the respective business activities of the Company or the Bank. Neither the Company nor the Bank, nor, their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or the Bank, and there is no pending or, to the best knowledge of the Company or the Bank, threatened, charge or complaint against the Company or the Bank by the National Labor Relations Board or any comparable state agency.

         3.27. INTELLECTUAL PROPERTY. The Company and the Bank each owns or possesses valid and binding licenses and other rights to use without payment of any material amount all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in its businesses, PROVIDED, that neither the Company nor the Bank claims to have sole or exclusive right to use all of the trade names and service marks used by it; neither the Company nor the Bank has received any notice of conflict with respect thereto that asserts the right of others. The Company and the Bank each has performed in all material respects all the obligations required to be performed by them and are not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

         3.28 OWNERSHIP OF PURCHASER COMMON STOCK; AFFILIATES AND ASSOCIATES. Neither the Company nor the Bank, nor to the best knowledge of the Company and the Bank, any of their affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially own, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of Purchaser (other than Trust Account Shares and DPC Shares). Neither the Company, nor the Bank nor any of their directors, officers, or employees is an "affiliate" or an "associate" of Parent.



                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to the Company as follows:

         4.01 Corporate Organization.

              (a) Parent, on the date it becomes a party to this Agreement, will be a corporation duly organized, validly existing and in good standing under the laws of the State of New Hampshire. Parent, on the date it becomes a party to the Agreement, will have the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it will then be conducted, and will be duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Parent. Prior to the Effective Time, the Parent will have received approval to become a bank holding company under the BHC Act and such approval will be effective at the Effective Time. The Articles of Incorporation and By-Laws of Parent will be in the forms attached to this Agreement as EXHIBITS I AND II.

              (b) Purchaser is a commercial bank duly organized, validly existing and in good standing under the laws of the State of New Hampshire. The deposit accounts of Purchaser are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by Purchaser. Purchaser has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, either individually or in the aggregate, would not have a Material Adverse Effect on Purchaser. The Articles of Agreement and By-Laws of Purchaser, copies of which have previously been delivered to the Company, are true, complete and correct copies of such documents as in effect as of the date of this Agreement. Purchaser has no Subsidiaries other than Parent.

              (c) Purchaser has no direct or indirect Subsidiaries. Parent will have no direct or indirect subsidiaries other than Purchaser at the Effective Time and will be the sole shareholder of Purchaser at the Effective Time. Purchaser does not own, control or hold with the power to vote, directly or indirectly of record, beneficially or otherwise, any capital stock or any equity or ownership interest in any corporation, partnership, association, joint venture or other entity, except for less than five percent of any equity security registered under the Exchange Act.

              (d) The minute books of Purchaser contain true, complete and accurate records of all meetings and other corporate actions held or taken since January 1, 1992 of its shareholders and board of directors (including committees thereof).

         4.02 CAPITALIZATION.

              (a) The  authorized  capital  stock of  Parent  consists  of 1,000 shares of Parent Common Stock. The shares of Parent Common Stock to be issued in exchange for shares of the Company Common Stock upon consummation of the Merger will have been duly authorized and when issued in accordance with the terms of this Agreement, will be validly issued and fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof and will be identical in all material respects to the shares of Parent Common Stock to be issued and outstanding immediately prior to the Merger. Parent does not have and is not be bound by any subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Parent Common Stock or any other equity security of Parent or any securities representing the right to purchase or otherwise receive any shares of Parent Common Stock or any other equity security of Parent, other than as provided for in this Agreement or pursuant to the Holding Company Reorganization.

              (b) Except as contemplated herein, there are no agreements or understandings, with respect to the voting of any shares of Parent Common Stock or the common stock of Purchaser or which restrict the transfer of such shares, to which Parent or Purchaser is a party, and to the knowledge of Parent and Purchaser, there are no such agreements or understandings to which Parent or Purchaser is not a party with respect to the voting of any such shares or which restrict the transfer of such shares.

         4.03 AUTHORITY; NO VIOLATION.

              (a) Purchaser and Parent each has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser and Parent of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Purchaser and Parent. The Board of Directors of Purchaser has directed that this Agreement and the transactions contemplated hereby be submitted to Purchaser's shareholders for approval at a meeting of such shareholders and has voted to recommend that its shareholders approve and adopt this Agreement and the transactions contemplated thereby and, except for the adoption of this Agreement by the requisite vote of Purchaser's shareholders, no other corporate proceedings on the part of Purchaser or Parent are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and Parent and (assuming the due authorization, execution and delivery by the Company and the Bank) constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

              (b) Neither the execution and delivery of this Agreement by each of Purchaser and Parent, nor the consummation by either Purchaser or Parent, as the case may be, of the transactions contemplated hereby, nor compliance by either Purchaser or Parent with any of the terms or provisions hereof, will (i) violate, conflict with or result in a breach of any provision of the Articles of Incorporation or By-Laws of Parent, the Articles of Agreement or By-Laws of Purchaser, or the articles of incorporation, by-laws or similar governing documents of any of the Subsidiaries, as the case may be, or (ii) assuming that the consents and approvals referred to in Section 4.04 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent, Purchaser or any of the Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provisions of or the loss of any benefit under, constitute a default (or any event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Parent or Purchaser under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or Purchaser is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have a Material Adverse Effect on Parent or Purchaser.

         4.04 CONSENTS AND APPROVALS. Except for (a) the filing of applications and notices, as applicable, with (i) the Federal Reserve Board under the BHC Act
(ii) the FDIC under the Bank Merger Act, (iii) the Commissioner, and (iv) the BTCI, and the consent and approval of such applications and notices, (b) the filing with the SEC and the FDIC of the Registration Statement, (c) the approval of this Agreement by the requisite vote of the shareholders of Parent, the Company and Purchaser and the board of directors of Parent, (d) the filing of the Articles of Merger with the Secretary to effect the Merger pursuant to the New Hampshire Business Corporation Act, (e) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of shares of Parent Common Stock pursuant to this Agreement, and (f) such filings, authorizations or approvals as may be set forth in Section 4.04 of the Purchaser Disclosure Schedule, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with the execution and delivery by Purchaser and Parent of this Agreement and the consummation by Parent of the Merger and the other transactions contemplated hereby, except where the failure to obtain such consents or approvals, or to make such filings or registrations, would not prevent Parent or Purchaser from performing their respective obligations under this Agreement.

         4.05 LOAN PORTFOLIO; REPORTS.

              (a) Except as set forth in Section 4.05 of the Purchaser Disclosure Schedule hereto, all of the mortgage loans having a principal amount in excess of $50,000 (each a "Purchaser Loan") reflected as assets on Purchaser's consolidated balance sheet included in the financial statements for the fiscal year ended December 31, 1996 or made or acquired by Purchaser or Parent since December 31, 1996, were validly and legally made, constitute valid and binding agreements of the borrower enforceable in accordance with their terms (subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally, and general principles of equity), are properly perfected, represent valid mortgages on properties described therein, are saleable in the ordinary course of Purchaser's business and no amount thereof is subject to any defenses which may be asserted against Purchaser or Parent. Neither Purchaser nor Parent has entered into any agreement which will result in a future waiver or negation of any material rights or remedies presently available against the borrower or guarantor, if any, on any such Purchaser Loan. Except as set forth in Section 4.05 of the Purchaser Disclosure Schedule, each mortgage securing a Purchaser Loan has been and is evidenced by documentation of the types customarily employed by Purchaser, which are in compliance in all material respects with federal and state banking laws and regulations and prudent banking standards, and complete copies thereof have been maintained by Purchaser in accordance with such requirement and practices. Except with respect to participation loans described in Section 4.05 of the Purchaser Disclosure Schedule, Purchaser owns and holds the entire interest in all mortgages free and clear of all liens, claims, equities, options, security interests, charges, encumbrances or restrictions of any kind or nature, and no person has any interest therein.

              (b) Except as disclosed in Section 4.05 of the Purchaser Disclosure Schedule, all of the Purchaser Loans originated and presently held and, to the best knowledge of Purchaser or Parent after reasonable due diligence and inquiry, all of the Purchaser Loans purchased and presently held by Parent (if any) and Purchaser were solicited, originated and exist in material compliance with all applicable loan policies and procedures of Parent (if applicable) and Purchaser and comply with all applicable laws, rules and regulations, including, but not limited to, applicable usury statutes, the Truth in Lending Act, the Equal Credit Opportunity Act, the Real Estate Settlement Procedures Act, and other applicable consumer protection statutes and the regulations thereunder.

              (c) Except as disclosed in Section 4.05 of the Purchaser Disclosure Schedule, all Purchaser Loans purchased or originated by Purchaser or Parent and subsequently sold have been sold without recourse to Purchaser or Parent and without any liability under any yield maintenance or similar obligation.

              (d)  Except  as  set  forth  in  Section  4.05  of  the  Purchaser
Disclosure Schedule, to the best knowledge of Purchaser and Parent after reasonable due diligence and inquiry, neither Purchaser nor Parent is a party to any written or oral loan agreement, note or borrowing arrangement (including without limitation, leases, credit enhancements, commitments and interest-bearing assets) under the terms of which the obligor is, as of the date of this Agreement, over 30 days delinquent in payment of principal or interest or in default under any other material provision. Section 4.05 of the Purchaser Disclosure Schedule sets forth (x) all of the Purchaser Loans presently held by Parent (if any) and Purchaser that prior to the date of this Agreement have been classified by any bank examiner or loan reviewer (whether regulatory, internal, or independent contractor) as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans," "Watch List" or words of similar import, together with the aggregate principal amount of and accrued and unpaid interest on each such Purchaser Loan and the identity of the borrower thereunder, and (y) by category of Purchaser Loan (i.e., commercial, consumer, etc.), all of the other Purchaser Loans presently held by Parent (if any) and Purchaser that prior to the date of this Agreement were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Purchaser Loans by category.

              (e) Purchaser has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 1992 with the Regulatory Agencies, and all other reports and statements required to be filed by them since January 1, 1992, including without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, the FDIC, the Commissioner, any State Regulator or any self-regulatory organization, and has paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Purchaser, no Regulatory Agency has initiated any proceeding or, to the best knowledge of Purchaser, investigation into the business or operations of Purchaser since January 1, 1992. There is no violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examination of Purchaser that (x) has not been addressed by Purchaser in a written response to the Regulatory Agency, (y) has been addressed by Purchaser in a written response to

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

the Regulatory Agency, which response has been objected to by the Regulatory Agency or (z) is expected to result in any supervisory action by such Regulatory Agency.

         4.06 FINANCIAL STATEMENTS.

              (a) Purchaser has previously delivered to the Company copies of the audited balance sheets of Purchaser as of December 31 for the fiscal years 1995 and 1996 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years 1994 through 1996, inclusive, to be included in the Purchaser's Annual Report on Form F-2 for the fiscal year ended December 31, 1996 to be filed with the FDIC under the Exchange Act. The December 31, 1996 balance sheet of Purchaser (including the related notes, where applicable) fairly presents in all material respects the financial position of Purchaser as of the date thereof, and the other financial statements referred to in this Section 4.06 (including the related notes, where applicable) fairly present in all material respects and the financial statements referred to in Section 6.08 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) in all material respects, the results of the consolidated operations and changes in shareholders' equity and financial position of Purchaser for the respective fiscal periods or as of the respective dates therein set forth and each of such statements (including the related notes, where applicable) has been and the financial statements referred to in Section 6.08 hereof will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form F-2. Without limiting the generality of the foregoing, (x) the allowance for possible loan losses included in the financial statements of the Purchaser to be included in its Form F-2 for the period ended December 31, 1996 was determined in accordance with GAAP to be adequate to provide for losses relating to or inherent in the loan and lease portfolios of Purchaser (including without limitation commitments to extend credit), and (y) the other real estate owned ("OREO") included in the financial statements of Purchaser included in its Form F-2 for the period ended December 31, 1996 was carried net of reserves at the lower of cost or market value based on current independent appraisals and net of estimated disposal costs. Such reserves for possible loan losses comply with all loan loss reserve guidelines utilized by Purchaser, which guidelines have been acceptable to all regulatory agencies having jurisdiction with respect thereto.

              (b) Purchaser has furnished to the Company all Call Reports filed by it with the FDIC with respect to any period subsequent to the year ended January 1, 1992, and except as set forth in Section 4.06 of the Purchaser Disclosure Schedule, such Call Reports do, and such Call Reports filed with respect to periods ending after December 31, 1996 will, fairly present the financial position of Purchaser as of its date, and the other financial statements included therein do, and will, fairly present the results of operations or other information Purchaser included therein for the periods or as of the dates therein set forth, subject to the notes thereto, in each case in accordance with the requirements of the FFIEC, and do, or will, reflect all of Purchaser's assets, liabilities and accruals and all of its items of income and expense in accordance with such standards consistently applied during the periods involved.

              (c) The books and records of Purchaser have been, and are being, maintained in accordance with applicable legal and accounting requirements, reflect only actual transactions and reflect all of their assets, liabilities and accruals and all of their items of income and expense in accordance with GAAP. All accounting ledgers and other books and records of Purchaser are located at the principal office of Purchaser, are true, complete and correct, and present fairly the financial condition, results of operations and changes in financial position of Purchaser as of the date and for the periods indicated.

              (d) Except for liabilities incurred since December 31, 1996 in the ordinary course of business consistent with past practice, Purchaser has no liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise) which are not adequately reserved or reflected on the balance sheet of Purchaser to be included in its Form F-2 for the period ending December 31, 1996, except for liabilities or obligations which in the aggregate do not exceed $20,000, and there do not exist any circumstances that, to the best knowledge of Purchaser, could reasonably be expected to result in any such liabilities or obligations.

         4.07 BROKER'S FEES. Neither Purchaser, nor any of its officers or directors, has employed any broker or finder or incurred any liability for any broker's fee, commission or finder's fee in connection with any of the transactions contemplated by this Agreement other than fees paid to Northeast Capital & Advisory, Inc. ("NECA") in accordance with the terms of a letter agreement dated February 10, 1997 between NECA and Purchaser, a true and complete copy of which has heretofore been furnished to the Company. Purchaser has previously received the opinion of NECA to the effect that, as of the date of such opinion, the Exchange Ratio is fair to Purchaser's shareholders from a financial point of view, and such opinion has not been amended or rescinded as of the date of this Agreement.

         4.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as may be set forth in Section 4.08 of the Purchaser Disclosure Schedule, since December 31, 1996, there has not been any Material Adverse Effect on Purchaser and, to the best knowledge of Purchaser, no fact or condition exists which will, or is reasonably likely to, cause such a Material Adverse Effect on Purchaser in the future.

         4.09 LEGAL PROCEEDINGS. Except as set forth in Section 4.09 of the Purchaser Disclosure Schedule, Purchaser is not a party to any, and there are no pending or, to the best of Purchaser's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against or affecting Purchaser or any property or asset of Purchaser, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which would, either individually or in the aggregate, have a Material Adverse Effect and no facts or circumstances have come to Purchaser's attention which have caused it to believe that a claim, action, proceeding or investigation against or affecting Purchaser could reasonably be expected to occur. Neither Purchaser, nor any property or asset of Purchaser, is subject to any order, writ, judgment, injunction, decree, determination or award which restricts its ability to conduct business in any area in which it presently does business or has or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         4.10 FDIC REPORTS. Purchaser has previously delivered to the Company an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1992 by Purchaser with the FDIC pursuant to the Exchange Act or the Securities Act (collectively, the "FDIC Reports") and (b) communication mailed by Purchaser to its shareholders since January 1, 1992, and no such FDIC Reports or communications contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Purchaser has timely filed all FDIC Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and as of their respective dates, all FDIC Reports complied with all of the rules and regulations of the FDIC with respect thereto. As of their respective dates, no such FDIC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Purchaser has made available to the Company true and complete copies of all amendments and modifications not filed by Purchaser with the FDIC to all agreements, documents and other instruments that previously had been filed with the FDIC by Purchaser and are currently in effect.

         4.11 PARENT AND PURCHASER INFORMATION. The information supplied by Purchaser and Parent relating to Purchaser and Parent contained in the Registration Statement and Prospectus and Proxy Statement to be sent to the shareholders of the Company and Purchaser in connection with the Shareholder Meetings, or in any other document filed with any other regulatory agency in connection herewith, will not contain, on the date of mailing of the Proxy Statement and on the date of the Shareholder Meetings, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not false or misleading. The Registration Statement and Prospectus and Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder and the rules and regulations of the FDIC or SEC with respect thereto.

         4.12 COMPLIANCE WITH APPLICABLE LAW. Parent and Purchaser hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their businesses under and pursuant to all, and have complied with and are not in conflict with, or in default or violation of any, (a) statute, code, ordinance, law, rule, regulation, order, writ, judgment, injunction or decree, published policies and guidelines of any Governmental Entity, applicable to Purchaser or Parent or by which any property or asset of Purchaser or Parent is bound or affected or (b) any note, bond, mortgage, indenture, deed of trust, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Purchaser or Parent is a party or by which Purchaser or Parent or any property or asset of Purchaser or Parent is bound or affected, except for any such non-compliance, conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect; and neither Purchaser nor Parent knows of, or has received notice of, any material violations of any of the above. Without limiting the

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

generality of the foregoing, the Purchaser has not been advised of the existence of any facts or circumstances which would cause the Purchaser to be deemed not to be in satisfactory compliance with the CRA, and the regulations promulgated thereunder.

         4.13 AGREEMENTS WITH REGULATORY AGENCIES. Purchaser is not subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding, commitment letter or similar undertaking, with any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that relates to its capital adequacy, its credit policies or its management, nor has Purchaser been notified by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement. Purchaser is not a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which Purchaser is entitled to receive financial assistance or indemnification from any governmental agency.

         4.14 REGULATORY APPROVALS. Purchaser is not, as of the date hereof, aware of any reason why the regulatory approvals required to be obtained by it or Parent to consummate the Merger would not be satisfied within the time frame customary for transactions of the nature contemplated thereby.

         4.15 TAXES AND TAX RETURNS.

              (a) Purchaser has duly filed in correct form all federal, state, county and local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being true and complete in all material respects) and has duly paid, discharged or made provisions for the payment of all material Taxes (as hereinafter defined) and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, county or local taxing authorities on or prior to the date hereof (including without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls, any net worth tax), other than Taxes or other charges that are not yet delinquent or are being contested in good faith and have not been finally determined. The amounts set up as reserves for Taxes on the consolidated balance sheet of Purchaser to be included in its Annual Report on Form F-2 for the period ended December 31, 1996 and in Purchaser's Call Report for the period ended December 31, 1996 are reasonably sufficient in the aggregate for the payment of all unpaid federal, state, county and local Taxes (including any interest or penalties thereon), whether or not disputed, accrued or applicable, for the period ended December 31, 1996 and all prior periods covered by such returns, and for which Purchaser is liable in its own right or as transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity. The federal income tax returns of Purchaser have not in the five (5) years prior to the date of this Agreement, been examined by the Internal Revenue Service ("IRS"). State of New Hampshire tax returns of Purchaser have not, in the five (5) years prior to the date of this Agreement, been examined by the Department of Revenue of the State of New Hampshire. There are no disputes pending or claims asserted for Taxes or assessments upon Purchaser, nor has Purchaser been requested to give any waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period. In addition,
(a) proper and accurate amounts have been withheld by the Purchaser from its employees for all prior periods in compliance with the tax withholding provisions of applicable federal, state, county and local laws; (b) federal, state, county and local returns which are accurate and complete have been filed by the Purchaser for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes; and (c) the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefor has been included by the Purchaser in its consolidated financial statements to be included in its Annual Report on Form F-2 for the period ended December 31, 1996.

              (b) No property of Purchaser is property that Purchaser is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168(h) of the Internal Revenue Code of 1986, as amended (the "Code"). Purchaser has not been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by Purchaser, and the IRS has not initiated or proposed any such adjustment or change in accounting method. Purchaser is not a party to any agreement, contract or arrangement that would, individually or in the aggregate, upon consummation of the transactions contemplated hereby, result in the payment of an "excess parachute payment" within the meaning of Section 280G of the Code or that could result in payments that would be nondeductible pursuant to Section 162(m) of the Code. Purchaser has not taken nor will take any action which would result in a recapture of all or any portion of their respective tax bad debt reserves.

              (c) As used in this Agreement, the term "Taxes" means all federal, state, county, local and foreign income, excise, gross receipts, ad valorem, profits, gains, property, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise and other taxes, charges, levies or like assessments, including any net worth tax, or other tax of any kind whatsoever together with all penalties and additions to tax and interest thereon.

         4.16 INSURANCE. Purchaser has made available to the Company true and complete copies of all material policies of insurance of Purchaser currently in effect. All of the policies relating to insurance maintained by Purchaser with respect to its material properties and the conduct of its business in any material respect (or any comparable policies entered into as a replacement therefor) are in full force and effect and Purchaser has not received any notice of cancellation with respect thereto. All life insurance policies on the lives of any of the current and former officers of Purchaser which are maintained by Purchaser or which are otherwise included as assets on the books of Purchaser
(i) are, or will at the Effective Time be, owned by Purchaser, free and clear of any claims thereon by the officers or members of their families, except with respect to the death benefits thereunder, as to which Purchaser agrees that there will not be an amendment prior to the Effective Time without the consent of the Company, and (ii) are accounted for properly as assets on the books of Purchaser, as the case may be, in accordance with GAAP. Purchaser does not have any material liability for unpaid premiums or premium adjustments not properly reflected on Purchaser's consolidated financial statements contained in the FDIC Reports. Purchaser has been and is adequately insured with respect to its property and the conduct of its business in such amounts and against such risks as are substantially similar in kind and amount to that customarily carried by parties similarly situated who own properties and engaged in businesses substantially similar to that of Purchaser (including without limitation liability insurance and blanket bond insurance). All claims under any policy or bond have been duly and timely filed.

         4.17 DISCLOSURE. No representation or warranty contained in this Agreement, and no statement contained in any certificate, list or other writing furnished to the Company pursuant to the provisions hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. No information material to the Merger and which is necessary to make the representations and warranties herein contained not misleading, has been withheld from, or has not been delivered in writing to the Company.

         4.18 EMPLOYEE BENEFIT PLANS.

              (a) Section 4.18 of the Purchaser Disclosure Schedule sets forth a true and complete list of all Plans maintained or contributed to by Purchaser or Parent during the three years preceding this Agreement. The term "Plans" for purposes of this Article IV means all employee benefit plans, arrangements or agreements that are maintained or contributed to, or that were maintained or contributed to at any time during the three years preceding the date of this Agreement, by Purchaser or Parent or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with Purchaser would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

              (b) Purchaser has heretofore delivered to the Company true and complete copies of each of the Plans and all related documents, including but not limited to (i) all required Forms 5500 and all related schedules for such Plans (if applicable) for each of the last two years, (ii) the actuarial report for such Plan (if applicable) for each of the last two years, and (iii) the most recent determination letter from the IRS (if applicable) for such Plan.

              (c) (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code, (ii) each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been maintained so as to qualify from the effective date of such Plan to the Effective Time, (iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under such Plan, based upon the actuarial assumptions currently used by the Plan for IRS funding purposes, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, and there has been no "accumulated funding deficiency" (whether or not waived), (iv) no Plan provides benefits, including without limitation death, medical or other benefits (whether or not insured), with respect to current or former employees of Purchaser or Parent or any ERISA Affiliate beyond their retirement or other termination of service, other than (u) coverage mandated by applicable law, (v) life insurance death benefits payable in the event of the death of a covered employee, (w) disability benefits payable to disabled former employees, (x) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits accrued as liabilities on the books of Purchaser or Parent or any ERISA Affiliate or (z) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) with respect to each Plan subject to Title IV of ERISA, no liability under Title IV of ERISA has been incurred by Purchaser or Parent or any ERISA Affiliate that has not been satisfied in full, no condition exists that presents a material risk to Purchaser or Parent or any ERISA Affiliate of incurring a material liability to or on account of such Plan, and there has been no "reportable event" (within the meaning of Section 4043 of ERISA and the regulations thereunder), (vi) neither Purchaser nor Parent nor any ERISA Affiliate has ever maintained or contributed to a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, (vii) all contributions or other amounts payable by Purchaser or Parent as of the Effective Time with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) neither Purchaser or Parent nor any ERISA Affiliate has engaged in a transaction in connection with which Purchaser or Parent or any ERISA Affiliate has any material liability for either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, (ix) consummation of the transactions contemplated hereby will not cause any amounts payable under any of the Plans to fail to be deductible for federal income tax purposes under Sections 280G or 162(m) of the Code, (x) there are no pending or, to the best knowledge of Purchaser or Parent, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.

              (d) With respect to any Plan that is a welfare plan (within the meaning of Section 3(1) of ERISA) (i) no such Plan is funded through a "welfare benefit fund," as such term is defined in Section 419(a) of the Code, and (ii) each such Plan complies in all material respects with the applicable requirements of Section 4980B(f) of the Code, Part 6 of Subtitle B of Title I of ERISA and any applicable state continuation coverage requirements ("COBRA").

              (e) Except as prohibited by law (including Section 411(d)(6) of the Code), each Plan may be amended, terminated, modified or otherwise revised by Purchaser, its Subsidiaries or its ERISA Affiliates as of the Effective Time to eliminate, without material effect, any and all future benefit accruals under any Plan (except claims incurred under any welfare plan).

         4.19 CERTAIN CONTRACTS.

              (a) Except as set forth in Section 4.19 of the Purchaser Disclosure Schedule and in the FDIC Reports filed prior to the date of this Agreement, neither Purchaser nor Parent is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral): (i) with respect to the employment of any director, officer or employee, or with respect to the employment of any consultant which cannot be terminated with a payment of less than $5,000, (ii) which, upon the consummation of the transactions contemplated by this Agreement, will result in any payment (whether of severance pay or otherwise) becoming due from Purchaser or Parent to any officer or employee thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this

Agreement that has not been filed or incorporated by reference in the FDIC Reports, (iv) which is a consulting or other agreement (including agreements entered into in the ordinary course and data processing, software programming and licensing contracts) not terminable on 90 days or less notice involving the payment of less than $10,000 per annum, (v) which restricts the conduct of any line of business by Purchaser or Parent, (vi) with or to a labor union or guild (including any collective bargaining agreement), or (vii) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Purchaser has previously delivered to the Company true and complete copies of all employment, consulting and deferred compensation agreements which are in writing and to which Purchaser or Parent is a party. Each contract, arrangement, commitment or understanding of the type described in this Section, whether or not set forth in Section 4.19 of Purchaser Disclosure Schedule, is referred to herein as a "Purchaser Contract".

              (b) (i) Each Purchaser Contract is legal, valid and binding upon Purchaser or Parent, as the case may be, assuming due authorization of the other party or parties thereto, and in full force and effect, (ii) Purchaser or Parent each has in all material respects performed all obligations required to be performed by it to date under each such Purchaser Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of Purchaser or Parent under any such Purchaser Contract.

         4.20 INVESTMENT SECURITIES. Section 4.20(a) of Purchaser Disclosure Schedule sets forth the book value as of December 31, 1996 of the investment securities, mortgage backed securities and securities held for sale by Purchaser or Parent. Section 4.20(b) of Purchaser or Parent Disclosure Schedule sets forth the names of all the joint ventures in which Purchaser or Parent has an investment (whether or not such joint ventures remain active). Except for pledges to secure public and trust deposits, Federal Reserve borrowings, repurchase agreements and reverse repurchase agreements entered into in arms'-length transactions pursuant to normal commercial terms and conditions and other pledges required by law, none of the investments reflected in the consolidated balance sheets of Purchaser to be included in its Annual Report on Form F-2 for the period ended December 31, 1996, and none of the investments made by Purchaser since December 31, 1996, (i) is subject to any restriction (contractual, statutory or otherwise) that would impair the ability of the entity holding such investment freely to dispose of such investment at any time, or (ii) has suffered or incurred any extraordinary loss nor is management of Purchaser or Parent aware of any event (or events in the aggregate) which may occur in the future that could reasonably be expected to result in such an extraordinary loss.

         4.21 ENVIRONMENTAL MATTERS.

              (a) Each of Purchaser or Parent and, to the best knowledge of Purchaser or Parent, their Participation Facilities and Loan Properties (each as hereinafter defined), are, and have been, in material compliance with all



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applicable  environmental  laws and with all rules,  regulations,  standards and requirements of the United States Environmental Protection Agency (the "EPA") and of state and local agencies with jurisdiction over pollution or protection of the environment.

              (b) There is no suit, claim, action or proceeding pending or, to the best knowledge of Purchaser or Parent, threatened, before any Governmental Entity or other forum in which Purchaser or Parent or any of their Participation Facilities has been or, with respect to threatened proceedings, may be, named as a defendant, responsible party or potentially responsible party (i) for alleged noncompliance (including by any predecessor), with any environmental law, rule, regulation, standard or requirement or (ii) relating to the release into or presence in the Environment (as hereinafter defined) of any Hazardous Materials (as hereinafter defined) or Oil (as hereinafter defined) whether or not occurring at or on a site owned, leased or operated by Purchaser or Parent or any of their Participation Facilities.

              (c) To the best knowledge of Purchaser or Parent, there is no suit, claim, action or proceeding pending or threatened before any Governmental Entity or other forum in which any Loan Property of Purchaser or Parent has been or, with respect to threatened proceedings, may be, named as a defendant, responsible party or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any environmental law, rule, regulation, standard or requirement or (ii) relating to the release into or presence in the Environment of any Hazardous Material or Oil whether or not occurring at or on a site owned, leased or operated by a Loan Property of Purchaser or Parent.

              (d) Neither Purchaser, nor Parent, nor to their best knowledge, any of their Participation Facilities or Loan Properties, has received any notice regarding a matter on which a suit, claim, action or proceeding as described in subsection (b) or (c) of this Section 4.21 could reasonably be based. No facts or circumstances have come to Purchaser's or Parent's attention which have caused either to believe that a material suit, claim, action or proceeding as described in subsection (b) or (c) of this Section 4.21 could reasonably be expected to occur.

              (e) During the period of (i) Purchaser's or Parent's ownership or operation of any of their respective current properties, (ii) Purchaser's or Parent's participation in the management of any of their Participation Facilities, or (iii) Purchaser's or Parent's holding of a security interest in any of their Loan Properties, there has been no release or presence in the Environment of Hazardous Material or Oil in, on, under or affecting such property or, to the best knowledge of Purchaser or Parent such Participation Facility or Loan Property. To the best knowledge of Purchaser and Parent prior to the period of (x) Purchaser's or Parent's ownership or operation of any of their respective current properties or any previously owned or operated properties, (y) Purchaser's or Parent's participation in the management of any of their Participation Facilities, or (z) Purchaser's or Parent's holding of a security interest in any of its Loan Properties, there was no release or presence in the Environment of Hazardous Material or Oil in, on, under or affecting any such property, Participation Facility or Loan Property.

              (f) The following definitions apply for purposes of this Section 4.21: (i) "Loan Property" means any property in which Purchaser or Parent holds a security interest, and, where required by the context, said term means the

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

owner or operator of such property; (ii) "Participation Facility" means any facility in which Purchaser or Parent participates or has participated in the management and, where required by the context, said term means the owner or operator of such property; (iii) "Hazardous Material" means any pollutant, contaminant, or hazardous substance or hazardous material as defined in or pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., or any other federal, state, or local environmental law, regulation, or requirement; (iv) "Oil" means oil or petroleum of any kind or origin or in any form, as defined in or pursuant to the Federal Clean Water Act, 33 U.S.C. ss. 1251 et seq., or any other federal, state, or local environmental law, regulation, or requirement; and (v) "Environment" means any soil, surface waters, groundwaters, stream sediments, surface or subsurface strata, and ambient air, and any other environmental medium.

         4.22 PROPERTIES.

              (a) Section 4.22 of the Purchaser Disclosure Schedule contains a true, complete and correct list and a brief description (including carrying value) of all real properties, including properties acquired by foreclosure or deed in lieu thereof, owned or leased to Purchaser and Parent. Except as set forth in Section 4.22 of Purchaser Disclosure Schedule, Purchaser and Parent each has good and marketable title to all the real property and all other property owned by it and included in the consolidated balance sheet of Purchaser for the period ended December 31, 1996, and owns such property subject to no encumbrances, liens, mortgages, security interests or pledges, except such encumbrances, liens, mortgages, security interests and pledges that do not have a Material Adverse Effect on Purchaser or Parent or which do not and will not interfere with the use of the property as currently used or contemplated to be used by Purchaser or Parent, or the conduct of the business of Purchaser or Parent.

              (b) Neither Purchaser nor Parent has received any notice of violation of any applicable zoning or environmental regulation, ordinance or other law, order, regulation or requirement relating to its operations or its properties and to the knowledge of Purchaser and Parent, there is no such violation of a material nature. Except as set forth in Section 4.22 to the Purchaser Disclosure Schedule, all buildings and structures used by Purchaser or Parent conform in all material respects with all applicable ordinances, codes and regulations, or are not required to conform due to grandfathering clauses contained in such ordinances, codes or regulations, except to the extent such noncompliance does not and will not have a Material Adverse Effect on Purchaser or Parent and which does not or will not interfere with the use of any property as currently used or contemplated to be used by Purchaser or Parent, or the conduct of the business of Purchaser or Parent.

              (c) Section 4.22 to the Purchaser Disclosure Schedule contains a true, complete and correct list of all leases pursuant to which Purchaser or Parent lease any real or personal property, either as lessee or as lessor (the "Purchaser Leases"). Assuming due authorization of the other party of parties thereto, each of the Purchaser Leases is valid and binding on Purchaser or Parent, as the case may be, and valid and binding on and enforceable against all other respective parties to such leases in accordance with their respective terms (subject to bankruptcy, insolvency, reorganization, moratorium and similar



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




laws affecting the rights and remedies of creditors generally and general principles of equity). There are not under such Purchaser Leases any existing breaches, defaults, events of default by Purchaser or Parent, or events which with notice and/or lapse of time would constitute a breach, default or event of default by Purchaser or Parent, nor has Purchaser or Parent received notice of, or made a claim with respect to, any breach or default by any other party to such Purchaser Leases. Purchaser and Parent each enjoy quiet and peaceful possession of all such leased properties occupied by it as lessee.

              (d) All of the real properties, leasehold improvements and items of equipment and other material personal property owned, leased, or licensed by Purchaser or Parent, or in which any of those parties hold an interest, are in good maintenance, repair, and operating condition, ordinary wear and tear excepted, are adequate for the purposes for which they are now being or are anticipated to be used, and are free from any material defects.

         4.23 ADMINISTRATION OF FIDUCIARY ACCOUNTS. Each of Purchaser and Parent has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable law. The accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account. Neither Purchaser, nor Parent, to the best knowledge of Purchaser and Parent, their respective officers, directors or employees has committed any breach of trust with respect to any fiduciary account.

         4.24 TRANSACTIONS WITH CERTAIN PERSONS. Neither Purchaser nor Parent has any outstanding loan, deposit or other relationship or other transaction with any officer, director or greater-than-5% shareholder of Purchaser or Parent or any "associate" (as defined in Rule 14a-1 under the Exchange Act of any such officer or director) affiliates (as defined in Rule 144(a)(1) of the Securities
Act) of any such officer, director or shareholder (individually, an "Interested Person"), other than deposit or loan transactions in the ordinary course of business on terms substantially the same as those prevailing at the time for comparable transactions with other, unaffiliated persons, and which did not and do not involve any unusual risk (including of non-collectibility) or other features unfavorable to Purchaser or Parent. Section 4.24 of the Purchaser Disclosure Schedule hereto contains a full description of all outstanding loans by Purchaser or Parent to an Interested Person which, either individually or in the aggregate, have current outstanding balances of $5,000 or more (including in the outstanding balance all amounts which Purchaser or Parent is obligated to advance but not including loans secured by cash collateral). All deposit relationships of Purchaser or Parent with an Interested Person with aggregate balances in excess of $10,000 are fully described in Section 4.24 of the Purchaser Disclosure Schedule. Except as otherwise set forth in Section 4.24 of the Purchaser Disclosure Schedule, neither Purchaser nor Parent has entered into any contractual or other business relationship with any Interested Person.

         4.25 STATE TAKEOVER LAWS. The transactions contemplated by this Agreement are not subject to any applicable state takeover laws in effect on the date hereof. The Board of Directors of Purchaser has taken all necessary action prior to the date of this Agreement in connection with the approval of the



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




execution, delivery and performance of this Agreement, any purchase or other transaction respecting Purchaser Common Stock provided for herein or therein, and the other transactions contemplated hereby and thereby, including without limitation approval by a majority of the Continuing Directors of Purchaser (as such term is defined in the Amended and Restated Articles of Agreement of Purchaser).

         4.26. LABOR MATTERS. Neither Purchaser nor Parent is a party to any collective bargaining or other labor union or guild contract. There is no pending or, to the best knowledge of Purchaser, threatened, labor dispute, strike or work stoppage against Purchaser or Parent which may interfere with the respective business activities of Purchaser or Parent. Neither Purchaser nor Parent, nor, their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of Purchaser or Parent, and there is no pending or, to the best knowledge of Purchaser or Parent, threatened, charge or complaint against Purchaser or Parent by the National Labor Relations Board or any comparable state agency.

         4.27. INTELLECTUAL PROPERTY. Purchaser and Parent each owns or possesses valid and binding licenses and other rights to use without payment of any material amount all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in its businesses, provided, that neither Purchaser nor Parent claims to have sole or exclusive right to use all of the trade names and service marks used by it; neither Purchaser nor Parent has received any notice of conflict with respect thereto that asserts the right of others. Purchaser and Parent each has performed in all material respects all the obligations required to be performed by them and are not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

         4.28 OWNERSHIP OF THE COMPANY COMMON STOCK; AFFILIATES AND ASSOCIATES. Neither Purchaser, nor Parent, nor any of their affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially own, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of the Company or the Bank (other than Trust Account Shares and DPC Shares). Neither Purchaser, nor Parent, nor any of their directors, officers, or employees is an "affiliate" or an "associate" of the Company.


                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         5.01 COVENANTS OF THE COMPANY AND THE BANK. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Purchaser, the Company and the Bank shall carry on their respective businesses in the ordinary course consistent with past practice and with prudent banking practice. The Company and the Bank each will use all reasonable efforts to (x) preserve its business organization, (y) keep available the present services of its employees and (z) preserve for itself and Purchaser the goodwill of the customers of the Company and the Bank and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth in Section 5.01 of the Company Disclosure Schedule or as otherwise contemplated by this Agreement or consented to in writing by Purchaser, whose consent shall not be unreasonably withheld or delayed, neither the Company nor the Bank shall:

                  (a) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock, except that the Company may pay its regular semi-annual cash dividend of up to $0.15 per share in June, 1997 and up to $0.29 in December, 1997 if the Closing has not yet occurred by the respective date on which such dividend is payable;

                  (b) (i) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock except upon the exercise or fulfillment of rights or options issued or existing pursuant to employee benefit plans, programs or arrangements, all to the extent outstanding and in existence on the date of this Agreement, or (ii) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares as such terms are defined in Section 1.05(b) hereof), any shares of the capital stock of the Company or the Bank, or any securities convertible into or exercisable for any shares of the capital stock of the Company or the Bank;

                  (c) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing;

                  (d) amend its Articles of Incorporation or Articles of Association, as the case may be, or By-Laws, or elect or appoint any new directors;

                  (e) enter into any real property lease for a term longer than one year, or extend the term of any lease currently in effect;

                  (f) make any capital expenditures in excess of $10,000 individually, or $50,000 in the aggregate;

                  (g) enter into any new line of business or offer deposit and loan pricing which is materially different relative to its competitors in the local market;

                  (h) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business, which would be material to the Company or the Bank;

                  (i) take any action that is intended or would result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

                  (j) change its methods of accounting in effect at December 31, 1996, except as required by changes in GAAP or regulatory accounting principles as concurred to by the Company's independent auditors;

                  (k) (i) except as required by applicable law or to maintain qualification pursuant to the Code, (x) adopt, amend, renew or terminate any Plan or any agreement, arrangement, plan or policy between the Company or the Bank and one or more of its current or former directors, officers or employees or (y) except for normal increases in the ordinary course of business consistent with past practice, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares) or (ii) except as contemplated by Section 1.09 hereof, enter into, modify or renew any employment, severance or other agreement with any director, officer or employee of the Company or the Bank, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement providing for any benefit to any director, officer or employee;

                  (l) take or cause to be taken any action which would disqualify the Merger as a "pooling of interests" for accounting purposes or a tax free reorganization under Section 368 of the Code;

                  (m) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

                  (n) file any application to open, relocate or terminate the operations of any banking or other office or facility except for the branch facility to be opened in the Plymouth Regional High School;

                  (o) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business;

                  (p) sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements or purchase or sell any loans in bulk;

                  (q) foreclose upon or take deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property; or foreclosure upon such commercial real estate if such Phase I environmental assessment indicates the presence of hazardous material in amounts which, if such foreclosure were to occur, would be reasonably likely to result in a Material Adverse Effect on the Company or the Bank;

                  (r) make any tax election or settle or compromise any material Federal, state, local or foreign tax liability;

                  (s) pay, discharge or satisfy any claim, liability or obligation, other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the balance sheet for the fiscal year ended December 31, 1996, or subsequently incurred in the ordinary course of business and consistent with past practice;

                  (t) sell any securities in its investment portfolio, except in the ordinary course of business;

                  (u) change its loan policies or procedures in effect at December 31, 1996;

                  (v) enter into or renew, amend or terminate, or give notice of a proposed renewal, amendment or termination of make any commitment with respect to, (i) any contract, agreement or lease for office space, operations space or branch space to which the Company or the Bank is a party or by which the Company or the Bank or their respective properties is bound; (ii) any lease, contract or agreement other than in the ordinary course of business consistent with past practices; (iii) regardless of whether consistent with past practices, any lease, contract, agreement or commitment involving an aggregate payment by or to the Company or the Bank of more than $25,000 or having a term of one year or more from the time of execution;

                  (w) make any loan other than in accordance with the Company's or the Bank's loan and credit policies and the Company's or the Bank's customary terms, conditions and standards, and in accordance with applicable law and consistent with prudent banking practices;

                  (x) waive any material right, whether in equity or at law, that it has with respect to any loan, except in the ordinary course of business consistent with prudent banking practices;

                  (y) agree to do any of the foregoing.

         5.02 NO SOLICITATION.

                   (a) Neither the Company nor the Bank nor any of their directors, officers, employees, representatives, agents and advisors or other persons controlled by the Company or the Bank shall, except to the extent required by applicable law relating to fiduciary obligations of directors, upon advice of counsel, solicit or hold discussions or negotiations with, or assist or provide any information to, any person, entity, or group (other than Purchaser) concerning any merger, disposition of a significant portion of its assets, or acquisition of a significant portion of its capital stock or similar transactions involving the Company or the Bank. Nothing contained in this Section shall prohibit the Company or its Board of Directors from taking and disclosing to the Company's shareholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act or making such other disclosure to the Company's shareholders which, in the judgment of the Board of Directors, based upon the advice of counsel, may be required under applicable law. The Company will promptly communicate to Purchaser the terms of any proposal, discussion, negotiation, or inquiry relating to a merger or disposition of a significant portion of its capital stock or similar transaction involving the Company or the Bank and the identity of the party making such proposal or inquiry, which it may receive with respect to any such transaction.

                   (b) Neither Purchaser nor Parent nor any of their directors, officers, employees, representatives, agents and advisors or other persons controlled by the Purchaser shall, except to the extent required by applicable law relating to fiduciary obligations of directors, upon advice of counsel, solicit or hold discussions or negotiations with, or assist or provide any information to, any person, entity, or group (other than Company) concerning any merger, disposition of a significant portion of its assets, or acquisition of a significant portion of its capital stock or similar transactions involving the Purchaser or the Bank. Nothing contained in this Section shall prohibit the Purchaser or its Board of Directors from taking and disclosing to the Purchaser's shareholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act or making such other disclosure to the Purchaser's shareholders which, in the judgment of the Board of Directors, based upon the advice of counsel, may be required under applicable law. The Purchaser will promptly communicate to the Company the terms of any proposal, discussion, negotiation, or inquiry relating to a merger or disposition of a significant portion of its capital stock or similar transaction involving the Purchaser and the identity of the party making such proposal or inquiry, which it may receive with respect to any such transaction.

         5.03 COVENANTS OF PURCHASER AND PARENT. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of the Company, Purchaser and Parent shall carry on its respective business in the ordinary course consistent with past practice and with prudent banking practice. Purchaser will use all reasonable efforts to (x) preserve its present business organizations intact, (y) keep available the present services of its employees and (z) preserve for itself and the Company the goodwill of the customers of Purchaser and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth in Section 5.03 of the Purchaser Disclosure Schedule or as otherwise contemplated by this Agreement or consented to in writing by the Company, whose consent shall not be unreasonably withheld or delayed, neither Purchaser nor Parent shall:

                   (a)  declare  or  pay  any   dividends   on,  or  make  other
distributions in respect of, any of its capital stock, except for the declaration and payment of regular cash dividends in such amount as Purchaser may determine, provided, however, that the Dividend Payout Ratio (as hereinafter defined) of Purchaser in any fiscal year shall not exceed the Dividend Payout Ratio of the Company in its 1996 fiscal year. With respect to either party, the "Dividend Payout Ratio" for any fiscal year shall mean the ratio of the aggregate cash dividends paid to such party's shareholders during such year divided by such party's total net income for the same fiscal year.

              (b) (i) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock except upon the exercise or fulfillment of rights or options issued or existing pursuant to employee benefit plans, programs or arrangements, all to the extent outstanding and in existence on the date of this Agreement, or (ii) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares as such terms are defined in Section 1.05(b) hereof), any shares of the capital stock of Purchaser, or any securities convertible into or exercisable for any shares of the capital stock of the Purchaser, PROVIDED, HOWEVER, that Purchaser is permitted to effect the Holding Company Reorganization which will involve an exchange of stock in accordance with the Holding Company Exchange Ratio.

              (c) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing;

              (d) amend its Articles of Incorporation or By-Laws except as required to comply with Sections 1.07 and 1.08 hereof;

              (e) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business, which would be material to the Purchaser;

              (f) take any action that is intended or would result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

              (g) change its methods of accounting in effect at December 31, 1996, except as required by changes in GAAP or regulatory accounting principles as concurred to by Purchaser's independent auditors;

              (h) (i)  except  as  required  by  applicable  law or to  maintain qualification pursuant to the Code, (x) adopt, amend, renew or terminate any Plan or any agreement, arrangement, plan or policy between Purchaser or Parent and one or more of its current or former directors, officers or employees or (y) except for normal increases in the ordinary course of business consistent with past practice, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares) or (ii) except as contemplated by Section 1.09 hereof, enter into, modify or renew any employment, severance or other agreement with any director, officer or employee of Purchaser or Parent, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement providing for any benefit to any director, officer or employee;

              (i) take or cause to be taken any action which would disqualify the Merger as a "pooling of interests" for accounting purposes or a tax free reorganization under Section 368 of the Code;

              (j) foreclose upon or take deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property; or foreclosure upon such commercial real estate if such Phase I environmental assessment indicates the presence of hazardous material in amounts which, if such foreclosure were to occur, would be reasonably likely to result in a Material Adverse Effect on Purchaser or Parent;

              (k) make any loan other than in accordance with Purchaser's or Parent's loan and credit policies and Purchaser's or Parent's customary terms, conditions and standards, and in accordance with applicable law and consistent with prudent banking practices;

              (l) waive any material right, whether in equity or at law, that it has with respect to any loan, except in the ordinary course of business consistent with prudent banking practices;

              (m) agree to do any of the foregoing.

         5.04 MINIMUM SHAREHOLDERS' EQUITY; Allowance for Loan Losses. At the Effective Time, the Company shall have consolidated shareholders' equity (exclusive of unrealized investment losses) at least equal to that reflected in the Company's audited financial statements for the year ended December 31, 1996 and (ii) an allowance for loan and lease losses at least equal to 95% of that reflected in the Company's audited financial statements for the year ended December 31, 1996. At the Effective Time, Purchaser shall have (i) consolidated shareholders' equity (exclusive of unrealized investment losses) at least equal to that reflected in Purchaser's audited financial statements for the year ended December 31, 1996 and (ii) an allowance for loan and lease losses at least equal to 95% of that reflected in Purchaser's audited financial statements for the year ended December 31, 1996 less $500,000.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.01     REGULATORY MATTERS.

                  (a) The parties hereto shall cooperate with each other and use all reasonable efforts promptly to prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger). The Company and Purchaser shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company, the Bank or Purchaser, as the case may be, which appear in any filing made with or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

                  (b) Purchaser and the Company (or the Bank as the case may be) shall, upon request, furnish each other with all information concerning themselves, their respective directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Registration Statement or any other statement, filing, notice or application made by or on behalf of Purchaser, Parent, the Company or the Bank to any Governmental Entity in connection with the Merger and the other transactions contemplated hereby.

                  (c) Purchaser and the Company (or the Bank as the case may be) shall promptly furnish each other with copies of written communications received by Purchaser, the Company or the Bank, as the case may be, from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

         6.02     SECURITIES LAWS MATTERS.

                  (a) As soon as practicable after the date hereof, Parent and the Company shall file the Registration Statement, in which the Proxy Statement will be included as part of the prospectus, with the SEC and the FDIC under the Exchange Act and applicable FDIC regulations. Parent, Purchaser and the Bank shall use all reasonable efforts to have the Registration Statement cleared by the SEC and the FDIC as promptly as practicable after such filing.

                  (b) Parent, Purchaser and the Company shall cooperate with each other in the preparation of the Registration Statement, and each shall notify the other of the receipt of any comments of the SEC and the FDIC with respect to the Registration Statement and of any requests by the SEC and the FDIC for any amendment or supplement thereto or for additional information and shall provide to the other parties promptly copies of all correspondence between the party or any representative or agent of the party and the FDIC or SEC. Each party shall review the Registration Statement prior to its being filed with the SEC and the FDIC and shall review all amendments and supplements to the Registration Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC and the FDIC. The parties agree to use all reasonable efforts, after consultation with each other, to respond promptly to all such comments of and requests by the SEC and the FDIC.

                  (c) Purchaser will advise the Company, promptly after Purchaser receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed or the issuance of any stop order or the suspension of the qualification of the Parent Common Stock for offering or sale in any jurisdiction, or the initiation or threat or any proceeding for any such purpose.

                  (d) Purchaser and the Company shall each use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities laws or "blue sky" permits and approvals required in connection with the issuance of Parent Common Stock in the Merger.

                  (e) Purchaser and the Company further agree to cause the Registration Statement and all required amendments and supplements thereto to be mailed to their respective shareholders entitled to vote at the Shareholder Meetings at the earliest practicable time.

         6.03 SHAREHOLDER MEETINGS. In order to consummate the Merger, the Company and Purchaser shall take all steps necessary to duly call, give notice of, convene and hold their respective Shareholder Meeting as soon as practicable for the purpose of voting upon the approval of this Agreement and the transactions contemplated hereby and shall use all reasonable efforts to obtain such approval and adoption. The Company and Purchaser each shall, through their respective Board of Directors, except to the extent legally required for the discharge of the fiduciary duties of such Board under applicable law as advised in writing by its independent counsel, recommend to their shareholders approval of this Agreement and the transactions contemplated hereby. The Company and Purchaser shall coordinate and cooperate with respect to the foregoing matters.

         6.04     ACCESS TO INFORMATION.

                  (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the parties shall afford each other's officers, employees, counsel, accountants, agents, advisors and other authorized representatives, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws or Federal or state banking laws (other than reports or documents which are not permitted to be disclosed under applicable law), (ii) copies of all periodic reports to senior management, including without limitation, reports on non-performing loans and other asset quality matters and all materials furnished to the respective boards of directors relating to asset quality generally, and (iii) all other information concerning its business, properties, assets and personnel as either party may reasonably request.

                  (b) No party shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                  (c) All information (the "Confidential Information") furnished by one party (the "Providing Party") to the other party or its directors, officers, employees, counsel, accountants, agents, and advisors (the "Representatives") (the "Receiving Party") shall be treated as the sole property of the Providing Party and, if this Agreement terminates, the Receiving Party shall return to the Providing Party or destroy all such written Confidential Information. The Receiving Party shall, and shall use reasonable efforts to cause its Representatives to, keep confidential all such Confidential Information, and shall not directly or indirectly use such information for any competitive or commercial purpose. Confidential Information shall not include information which (i) was already in the possession of the Receiving Party prior to receipt from the Providing Party, provided that such information is not known by the Receiving Party or its Representatives to be subject to another confidentiality agreement with or other obligation of secrecy to the Providing Party; (ii) becomes generally available to the public other than as a result of a disclosure by the Receiving Party; (iii) becomes available to the Receiving Party on a non-confidential basis from a source other than the Providing Party or its Representatives, provided that such source is not known by the Receiving Party to be bound by a confidentiality agreement with or other obligation of secrecy to the Providing Party; (iv) has been approved for release by written authorization of the Providing Party; or (v) has been publicly disclosed pursuant to a requirement of a government agency or of law.

         6.05 LEGAL CONDITIONS TO MERGER. Each of Parent, Purchaser, the Company and the Bank shall use all reasonable efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by Parent, Purchaser, the Company or the Bank in connection with the Merger and the other transactions contemplated by this Agreement; provided, however, that (1) neither Parent nor Purchaser shall be obligated to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order, approval or exemption is likely, in the reasonable opinion of Purchaser's Board of Directors, to result in the imposition of a Purchaser Burdensome Condition (as defined in Section 7.02(c) hereof) and (2) neither the Company nor the Bank shall be obligated to take any action pursuant to the foregoing if the taking of the action or such compliance or the obtaining of such consent, authorization, order, approval or exemption is likely, in the reasonable opinion of the Company's Board of Directors, to result in the imposition of a Company Burdensome Condition.

         6.06     RESTRICTIONS ON SALE OF PARENT COMMON STOCK.

                  (a) Each of Parent and the Bank shall use all reasonable efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling of interests" accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Agreement, and prior to the date of the Shareholders Meetings, written agreements in the forms attached hereto as Exhibits VII and VIII, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Parent Common Stock, Purchaser Common Stock or the Company Common Stock held by such "affiliate" and, in the case of the "affiliates" of the Company, the shares of Parent Common Stock to be received by such "affiliate" in the Merger: (1) otherwise than in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder; and
(2) unless the parties shall have agreed that it will be impossible to obtain pooling treatment for the Merger, during the period commencing 30 days prior to the Merger and ending at the time of the publication of financial results covering at least 30 days of combined operations of Parent and the Company.

                  (b) Parent shall use all reasonable efforts to publish no later than twenty-five (25) days after the end of the first calendar quarter in which there are at least thirty (30) days of post- Merger combined operations (which calendar quarter may be the calendar quarter in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

         6.07 EMPLOYEE MATTERS. All employees of the Bank immediately prior to the Effective Time (the "Current Employees") shall be employees of the Bank immediately after the Effective Time. All Current Employees shall receive such compensation and benefits as provided by the Bank immediately preceding the Effective Time.

         6.08 SUBSEQUENT INTERIM AND ANNUAL FINANCIAL STATEMENTS. As soon as reasonably available, but in no event later than March 31, 1997, Purchaser will deliver to the Company and the Company will deliver to Purchaser their respective Annual Reports on Form F-2 and 10-K for the fiscal year ended December 31, 1996, as filed with the FDIC and SEC, respectively, under the Exchange Act. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter ending after the date of this Agreement, Purchaser will deliver to the Company and the Company will deliver to Purchaser their respective Quarterly Reports on Form F-4 and 10-Q, as filed with the FDIC and SEC under the Exchange Act.


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




         6.09 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement shall take all such necessary action as may be reasonably requested by Parent or Purchaser.

         6.10 DISCLOSURE SUPPLEMENTS. From time to time prior to the Effective Time, each party will promptly supplement or amend the Disclosure Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure
Schedules or which is necessary to correct any information in such Disclosure Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Disclosure Schedules shall have any effect for the purposes of determining satisfaction of the conditions set forth in Sections 7.02(a) or 7.03(a) hereof, as the case may be, or the compliance by the Company or Purchaser, as the case may be, with the respective covenants set forth in Sections 5.01 and 5.03 hereof.

         6.11     CURRENT INFORMATION.

                  (a) During the period from the date of this Agreement to the Effective Time, each of the Company and Purchaser will cause one or more of its designated representatives to be available to confer on a regular and frequent basis (not less than bi-weekly) with representatives of the other and to report the general status of their ongoing operations. Without limiting the generality of the foregoing, each such party will provide monthly reports on the status of loans made, the investment portfolio including all purchases and sales of securities and other assets, the type and mix of products and services, personnel matters, problem loan management, reserve adequacy, results of operations, and any other data reasonably requested by the other party. Each such party will promptly notify the other party of any material change in the normal course of its business and of any governmental complaints, investigations or hearings or the institution of significant litigation involving them or their subsidiaries or properties and will keep the other party reasonably informed of such events.

                  (b) To the extent not covered by paragraph (a) above, the Company shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any failure of Purchaser or the Company or the Bank, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this paragraph (b) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         6.12 PARENT. Purchaser shall (a) cause the organization of Parent, (b) cause Parent to execute a copy of this Agreement and deliver such executed copy to each of Purchaser and the Company and (c) cause Parent to take all necessary action to complete the transactions contemplated hereby subject to the terms and conditions hereof.

         6.13 NO INCONSISTENT ACTIONS. Prior to the Effective Time, no party will: (i) enter into any transaction or make any agreement or commitment and will use reasonable efforts not to permit any event to occur, which could reasonably be anticipated to result in (x) a denial of the regulatory approvals referred to in Section 7.01(b) or (y) the imposition of any condition or requirement that would materially adversely affect the economic or business benefits to the Surviving Corporation of the transactions contemplated by this Agreement; or (ii) adopt by plan or arrangement, or take or cause to be taken any action, that would adversely affect holders of the Company Common Stock in a disproportionate manner after the Effective Time. Without limiting the scope of the immediately preceding sentence, no party hereto shall take or cause to be taken any action, either before or after the Effective Time, that would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code or that would disqualify the Merger for "pooling of interests" accounting treatment.


                                   ARTICLE VII

                              CONDITIONS PRECEDENT

         7.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) SHAREHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the affirmative vote of the shareholders of the Company and Purchaser to the extent required by New Hampshire law and the respective charters of the Company and Purchaser.

                  (b) REGULATORY APPROVALS. All necessary approvals, authorizations and consents of all Governmental Entities required to consummate the transactions contemplated hereby (including the Holding Company Reorganization and Merger) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory
Approvals"). For purposes of this Agreement, the term "Requisite Regulatory Approvals" shall mean: (i) a final order or orders of the Federal Reserve Board approving or authorizing the organization of Parent and Parent's acquisition of all of the outstanding stock of Purchaser prior to the Merger, approving or authorizing the Merger, and granting any other necessary approvals with respect to the transactions contemplated by this Agreement, and (ii), if necessary, a final order of the Bank Commissioner or the Board of Trust Company Incorporation approving or authorizing or waiving jurisdiction with respect to the organization of Parent and Parent's acquisition of all of the outstanding stock of Purchaser prior to the Merger and with respect to the Merger.

                  (c) SECURITIES LAWS MATTERS. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other regulatory authority. Parent and Purchaser shall have received all necessary state securities laws and "blue sky" permits and other authorizations required in connection with the issuance of Parent Common Stock in the Holding Company Reorganization and the Merger. The Parent Common Stock issued in the Merger shall be approved for listing on the NASDAQ/NMS or the American Stock Exchange.

                  (d) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger, or any of the other transactions contemplated by this Agreement shall be in effect and no proceeding initiated by any Governmental Entity seeking an injunction shall be pending. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger, or any of the other transactions contemplated by this Agreement.

         7.02 CONDITIONS TO OBLIGATIONS OF PURCHASER AND PARENT. The obligation of Purchaser and Parent to effect the Merger is also subject to the satisfaction or waiver by Purchaser and Parent at or prior to the Effective Time of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and the Bank set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, it being understood that such representations and warranties shall be deemed to be true and correct in all material respects unless the failure or failures of such representations and warranties to be so true and correct represent, either individually or in the aggregate, a Material Adverse Effect on the Company and the Bank taken as a whole; provided, however, that for purposes of determining satisfaction of this condition, no effect shall be given to any exception in such representations and warranties relating to materiality or the knowledge of the Company or Bank. Purchaser shall have received a certificate signed on behalf of the Company and the Bank by their respective Chief Executive Officers and Chief Financial Officers to the foregoing effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY AND THE BANK. The Company and the Bank shall have each performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Purchaser shall have received a certificate signed on behalf of the Company and the Bank by their respective Chief Executive Officers and Chief Financial Officers to such effect.

                  (c) NO BURDENSOME CONDITION. None of the Requisite Regulatory Approvals shall impose any term, condition or restriction upon Purchaser, Parent, or the Surviving Corporation that in the reasonable opinion of Purchaser's Board of Directors would (i) require the expenditure of $1,000,000 or more, (ii) result in a delay of the Closing by six months or more, (iii) require the divestiture of any of the deposits of any party, (iv) restrict the payment of dividends by any party in any manner below historical levels, (v) subject any party to a higher minimum capital requirement than is imposed by applicable law or (vi) require any party to raise additional capital (a "Purchaser Burdensome Condition").

                  (d) CONSENTS UNDER AGREEMENTS. The consent, approval or waiver of each person (other than the Governmental Entities referred to in Section 7.01(b)) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger, to any obligation, right or interest of the Company or the Bank under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained.

                  (e) TAX OPINION. Parent shall have received the opinion of Goodwin, Procter & Hoar, LLP subject to customary conditions and qualifications (including reliance, in part, on representations of Parent, Purchaser, the Company and the Bank, and assumptions concerning, among other things, the actions of shareholders), to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization qualifying under the provisions of Section 368(a) of the Code.

                  (f) ACCOUNTANT'S LETTER. The Company shall have caused to be delivered to Purchaser letters from Shatswell McLeod & Co., independent public accountants with respect to the Company, dated the date on which the Registration Statement or last amendment thereto shall become effective, and dated the date of the Closing, and addressed to Parent and Purchaser, covering such matters as Parent and Purchaser shall reasonably request with respect to facts concerning the Company's financial condition.

                  (g) LEGAL OPINION. Parent shall have received the opinion of Cranmore, FitzGerald & Meaney, counsel to the Company, dated the Closing Date, in a form that is customary for transactions of this type.

                  (h) OPINION OF FINANCIAL ADVISER. Parent shall have received an opinion, dated as of the date of the Proxy Statement, from NECA to the effect that as of the date thereof the Exchange Ratio is fair to shareholders of Purchaser from a financial point of view.

                  (i) CASH CONSIDERATION. The amount of cash consideration to be paid the shareholders of the Company in the Merger as a percentage of the total consideration to be paid to the shareholders of the Company shall not exceed 35%.

         7.03 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company and the Bank to effect the Merger is also subject to the satisfaction or waiver by the Company and the Bank at or prior to the Effective Time of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser and Parent set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, it being

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

understood that such representations and warranties shall be deemed to be true and correct in all material respects unless the failure or failures of such representations and warranties to be so true and correct represent, either individually or in the aggregate, a Material Adverse Effect on the Parent and Purchaser taken as a whole; provided, however, that for purposes of determining satisfaction of this condition, no effect shall be given to any exception in such representations and warranties relating to materiality or the knowledge of Parent or Purchaser. The Company shall have received a certificate signed on behalf of Purchaser and Parent by their respective Chief Executive Officers and Chief Financial Officers to the foregoing effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF PURCHASER AND PARENT. Purchaser and Parent shall have each performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Purchaser by their respective Chief Executive Officers and Chief Financial Officers to such effect.

                  (c) NO BURDENSOME CONDITION. None of the Requisite Regulatory Approvals shall impose any term, condition or restriction upon the Company or the Bank that in the reasonable opinion of the Company's Board of Directors would (i) require the expenditure of $1,000,000 or more, (ii) result in a delay of the Closing by six months or more, (iii) require the divestiture of any of the deposits of any party, (iv) restrict the payment of dividends by any party in any manner below historical levels, (v) subject any party to a higher minimum capital requirement than is imposed by applicable law or (vi) require any party to raise additional capital (a "Company Burdensome Condition").

                  (d) TAX OPINION. The Company shall have received the opinion of Cranmore, FitzGerald & Meaney, subject to customary conditions and qualifications (including reliance, in part, on representations of Parent and the Company, and assumptions concerning, among other things, the actions of shareholders), to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization qualifying under the provisions of
Section 368(a) of the Code.

                  (e) ACCOUNTANT'S LETTER. Purchaser shall have caused to be delivered to the Company letters from Shatswell McLeod & Co., independent public accountants with respect to Purchaser, dated the date on which the Registration Statement or last amendment thereto shall become effective, and dated the date of the Closing, and addressed to the Company and Purchaser, covering such matters as the Company and Purchaser shall reasonably request with respect to facts concerning Purchaser's financial condition.

                  (f) LEGAL OPINION. The Company shall have received the opinion of Goodwin, Procter & Hoar LLP, counsel to Parent and Purchaser, dated the Closing Date, in a form that is customary for transactions of this type.

                  (g) OPINION OF FINANCIAL ADVISOR. The Company shall have received an opinion, dated as of the date of the Proxy Statement, from HAS Associates, Inc. to the effect that as of the

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




date thereof the Merger Consideration to be received by the shareholders of the Company pursuant to the Merger is fair to such shareholders from a financial point of view.


                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

         8.01 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company:

                  (a) by mutual consent of Purchaser and the Company in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

                  (b) by either Purchaser or the Company upon written notice to the other party (i) ninety days after the date on which any request or application for a regulatory approval required to consummate the Merger shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such requisite regulatory approval, unless within the ninety day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, PROVIDED, HOWEVER, that no party shall have the right to terminate this Agreement pursuant to this Section 8.01(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein, or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement;

                  (c) by either Purchaser or the Company if the Merger shall not have been consummated on or before February 15, 1998, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect the covenants and agreements of such party set forth herein;

                  (d) by either Purchaser or the Company (PROVIDED, that the terminating party shall not be in material breach of any of its obligations under Section 6.03) if any approval of the shareholders of the Purchaser or Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof;

                  (e) by either Purchaser or the Company (PROVIDED, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within forty-five days

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




following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing;

                  (f) by either Purchaser or the Company (PROVIDED, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within forty-five days following receipt by the breaching party of written notice of such breach from the other party hereto; or

                  (g) by Purchaser, if the Board of Directors of the Company does not publicly recommend, as required by Section 6.03 hereof, in the Proxy Statement that the Company's shareholders approve and adopt this Agreement, or if after recommending in the Proxy Statement that shareholders approve and adopt this Agreement, the Board of Directors of the Company shall have withdrawn, modified or amended such recommendation in any respect materially adverse to Purchaser; or

                  (h) by the Company, if the Board of Directors of Purchaser does not publicly recommend, as required by Section 6.03 hereof, in the Proxy Statement that Purchaser's shareholders approve and adopt this Agreement, or if after recommending in the Proxy Statement that shareholders approve and adopt this Agreement, the Board of Directors of Purchaser shall have withdrawn, modified or amended such recommendation in any respect materially adverse to the Company.

         8.02     EFFECT OF TERMINATION.

                  In the event of termination of this Agreement by either Purchaser or the Company as provided in Section 8.01, this Agreement shall forthwith become void and have no effect except Sections 6.04(c) and 8.03, shall survive any termination of this Agreement, and there shall be no further obligation on the part of Parent, Purchaser, the Company, the Bank or their respective officers or directors except for the obligations under such provisions. Notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

         8.03     EXPENSES; TERMINATION FEE.

                  (a) Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; PROVIDED, HOWEVER, that the costs and expenses of printing and mailing the Proxy
Statement, and all filing and other fees paid to the SEC or any other Governmental Entity in connection with the Merger and the other transactions contemplated hereby, shall be shared evenly by the Company and Purchaser; and provided further that nothing contained herein shall limit either party's rights under Sections 8.03(b) and (c) hereof.


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




                  (b) In order to induce Purchaser to enter into this Agreement and to reimburse Purchaser for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, the Company will make a cash payment to Purchaser of $2,500,000 as liquidated damages if and only if:

                  (i) Purchaser has terminated this Agreement pursuant to Sections 8.01(e) or 8.01(f) and the breach of the representation, warranty, covenant or agreement was caused by the action, failure to take action or an occurrence which is within the control of the Company or the Bank; or

                  (ii)  Purchaser  has  terminated  this  Agreement  pursuant to
         Section 8.01(g), and (x) at the time of such termination any person other than Purchaser, Parent or any subsidiary or affiliate of Purchaser or Parent, shall have made a bona fide proposal to the Bank, the Company or its shareholders to engage in an Acquisition Transaction by public announcement or written communication, or (y) at the time of or within six months of any such termination, the Company shall have entered into an agreement to engage in an Acquisition Transaction with any person other than Purchaser, Parent or any subsidiary or other affiliate of Purchaser or Parent, or the Board of Directors of the Company shall have approved an Acquisition Transaction or recommended that the shareholders of the Company approve or adopt any Acquisition Transaction with any person other than Purchaser, Parent or any subsidiary or other affiliate of Purchaser or Parent.

         For purposes of this Agreement,  "Acquisition  Transaction"  shall mean
(i) a merger, consolidation or other similar transaction with the Company or the Bank, (ii) any sale, lease or other disposition of 25% or more of the assets of the Company and the Bank, taken as a whole, in a single transaction or series of transaction, or (iii) any tender or exchange offer for 25% or more of the outstanding shares of the Company Common Stock or the Bank Common Stock or the economic value of equity interests therein.

                  (c) In order to induce the Company to enter into this Agreement and to reimburse the Company for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, Purchaser shall make a cash payment to the Company of $2,500,000 as liquidated damages if and only if:

                  (i) The Company has terminated this Agreement pursuant to Sections 8.01(e) or 8.01(f) and the breach of the representation, warranty, covenant or agreement was caused by the action, failure to take action or an occurrence which is within the control of the Purchaser or Parent; or

                  (ii) The Company has  terminated  this  Agreement  pursuant to
         Section 8.01(h), and (x) at the time of such termination any person other than Purchaser, Parent or any subsidiary or affiliate of Purchaser or Parent, shall have made a bona fide proposal to the Parent, Purchaser or its shareholders to engage in an Acquisition Transaction by public announcement or written communication, or (y) at the time of or within six months of any such termination,

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




         Purchaser shall have entered into an agreement to engage in an Acquisition Transaction with any person other than the Company, the Bank or any subsidiary or other affiliate of the Company or the Bank, or the Board of Directors of Purchaser shall have approved an
         Acquisition Transaction or recommended that the shareholders of Purchaser approve or adopt any Acquisition Transaction with any person other than the Company, the Bank or any subsidiary or other affiliate of the Company or the Bank.

         8.04 AMENDMENT. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Purchaser and the Company. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.05 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.01 CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at Goodwin, Procter & Hoar LLP, Exchange Place, Boston, MA 02109, at 10:00 a.m. on a date to be specified by Purchaser and satisfactory to the Company, which shall be not more than five business days after the satisfaction of the conditions set forth in
Article VII hereof or at such other date, time and place as is mutually agreed upon by the Company and Purchaser. The date on which such Closing takes place is referred to herein as the "Closing Date". Purchaser shall provide the Company written notice of the date specified by it as the Closing Date at least three business days prior to such date.

         9.02 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.


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




         9.03 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopies (with confirmation from recipient), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation from recipient) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Parent or Purchaser, to:

                           The Berlin City Bank
                           9 Main Street
                           Berlin, New Hampshire 03570
                           Attn: William J. Woodward


                                    with a copy to:

                           William Pratt Mayer, Esq.
                           Margaret B. Crockett, Esq.
                           Goodwin, Procter & Hoar LLP
                           Exchange Place
                           Boston, Massachusetts  02109

                  (b)      if to the Company or the Bank, to:

                           Pemi Bancorp, Inc.
                           287 Highland Street, P. O. Box 29
                           Plymouth, New Hampshire 03264-0029
                           Attn: Fletcher W. Adams

                                    with a copy to:

                           J.J. Cranmore, Esq.
                           Cranmore, FitzGerald & Meaney
                           49 Wethersfield Avenue
                           Hartford, Connecticut, 06114-1102

         9.04 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to be March 14, 1997.

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




         9.05 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         9.06 ENTIRE AGREEMENT. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof except that the Confidentiality Agreement among the Company, the Bank and Purchaser dated as of November 20, 1996, as amended, shall remain in full force and effect.

         9.07 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New Hampshire, without regard to any applicable conflicts of law.

         9.08 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in
Section 6.04(c) of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of
Section 6.04(c) of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         9.09 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is deemed to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         9.10 PUBLICITY. Except as otherwise required by law or the rules of the National Association of Securities Dealers, so long as this Agreement is in effect, neither Purchaser nor the Company shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

         9.11 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         IN WITNESS WHEREOF, Purchaser, Parent, the Company and the Bank have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                        THE BERLIN CITY BANK


Attest:                                 By /s/ William J. Woodward
                                           ------------------------------------
                                             Title:    Chairman, President and
                                                       Chief Executive Officer
By /s/ Mary E. Durgin
   ---------------------------------
     Title: Assistant Vice President
                                        NORTHWAY FINANCIAL, INC.


Attest:                                 By /s/ William J. Woodward
                                           ------------------------------------
                                            Title:     President and
                                                       Chief Executive Officer
By /s/ Mary E. Durgin
   ---------------------------------
    Title: Assistant Vice President

                                        PEMI BANCORP, INC.


Attest:                                 By /s/ Fletcher W. Adams
                                           ------------------------------------
                                            Title:     President and
                                                       Chief Executive Officer
By /s/ Mary E. Durgin
   ---------------------------------
     Title: Assistant Vice President

                                        PEMIGEWASSET NATIONAL BANK


Attest:                                 By /s/ Fletcher W. Adams
                                           ------------------------------------
                                            Title:     President and
                                                       Chief Executive Officer
By /s/ Mary E. Durgin
   ---------------------------------
     Title: Assistant Vice President



356904.c10

                                                                       EXHIBIT I

                                     FORM OF
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                            NORTHWAY FINANCIAL, INC.

THE BERLIN CITY BANK, ACTING BY ITS DULY AUTHORIZED REPRESENTATIVE, AND AS SOLE STOCKHOLDER OF A CORPORATION UNDER THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, ADOPTS THE FOLLOWING AMENDED AND RESTATED ARTICLES OF INCORPORATION FOR SUCH
CORPORATION:

         FIRST:  The name of the corporation is Northway Financial, Inc.

         SECOND:  The period of its duration is perpetual.

         THIRD: The corporation is empowered to transact any and all lawful business for which corporations may be incorporated under RSA 293-A. The principal purpose or purposes for which the corporation is organized are:

         1. Generally conducting the business and carrying on the activities of a bank holding company, as defined in the Bank Holding Company Act of 1956, as amended.

         2. Acquiring an interest in or control of banks, savings banks, financial institutions, and other corporations or associations of every kind and description through ownership of stock; acquiring such stock by purchase, exchange for its own securities, or otherwise; and exercising all of the rights, powers and privileges of such stock.

         FOURTH:

         SECTION 1. NUMBER OF SHARES. The aggregate number of shares which the corporation shall have authority to issue is _________________ shares of Common Stock, par value $1.00 per share, and _________ shares of Preferred Stock, par value $_____ per share.

         As set forth in this Article Fourth, the Board of Directors or any authorized committee thereof is authorized from time to time to establish and designate one or more series of Preferred Stock, to fix and determine the variations in the relative rights and preferences as between the different series of Preferred Stock in the manner hereinafter set forth in this Article Fourth, and to fix or alter the number of shares comprising any such series and the designation thereof to the extent permitted by law.

         The number of authorized shares of the class of Preferred Stock may be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the Common Stock entitled to vote, without a vote of the holders of the Preferred

Stock, pursuant to the resolution or resolutions establishing the class of Preferred Stock or Amended and Restated Articles of Incorporation, as it may be amended from time to time.

         SECTION 2. GENERAL.

         The designations, powers, preferences and rights of, and the qualifications, limitations, and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, Sections 3, 4, and 5 of this Article Fourth.

         SECTION 3. COMMON STOCK.

         Subject to all of the rights, powers, and preferences of the Preferred Stock, and except as provided by law or in this Article Fourth (or in any certificate of designation of any series of Preferred Stock) or by the Board of Directors or any authorized committee thereof pursuant to this Article Fourth:

                  (a) the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters requiring shareholder action, each share being entitled to one vote;

                  (b) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board of Directors or any authorized committee thereof; and

                  (c) upon the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

         SECTION 4. PREFERRED STOCK.

         Subject to any limitations prescribed by law, the Board of Directors or any authorized committee thereof is expressly authorized to provide for the issuance of shares of Preferred Stock in one or more series of such stock, and by filing articles of amendment to these Amended and Restated Articles of Incorporation pursuant to applicable law of the State of New Hampshire, to establish or change from time to time the number of shares to be included in each such series, and to fix the designations, powers, and preferences and the relative, participating, optional, or other special rights of the shares of each series and any qualifications, limitations, and restrictions thereof. Any action by the Board of Directors or any authorized committee thereof under this SECTION 4 of Article Fourth shall require the affirmative vote of a majority of the directors then in office or a majority of the members of such committee. The Board of Directors or any authorized committee thereof shall have the right to determine or fix one or more of the following with respect to each series of Preferred Stock to the extent permitted by law:

                  (a) The distinctive serial designation and the number of shares constituting such series;

                  (b) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

                  (c) The voting powers, full or limited, if any, of the shares of such series;

                  (d) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

                  (e) The amount or amounts payable upon the shares of such series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation;

                  (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

                  (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                  (h) The price or other consideration for which the shares of such series shall be issued;

                  (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of Preferred Stock (or series thereof) and whether such shares may be reissued as shares of the same or any other class or series of stock; and

                  (j) Such other powers, preferences, rights, qualifications, limitations, and restrictions thereof as the Board of Directors or any authorized committee thereof may deem advisable.

                  FIFTH: The capital stock will be sold or offered for sale within the meaning of RSA 421-B. (New Hampshire Securities Act).

         SIXTH: None of the shares of the Corporation shall carry any preemptive or preferential rights of subscription with respect to any shares of any class or series of capital stock of the Corporation or any warrants to purchase such shares or securities convertible into such shares, whether now or hereafter authorized. Any and all capital stock or other securities of the Corporation now or hereafter authorized or created may be issued by action of the Board of Directors, without the necessity of any shareholder approval, to such persons, for such lawful consideration, and on such terms as the Board of Directors may determine.

         SEVENTH:

         SECTION 1.  INTERNAL AFFAIRS OF THE CORPORATION.

         (a) POWERS OF DIRECTORS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, except as otherwise provided by the Amended and Restated Articles of Incorporation or required by law.

         (b) ELECTION OF DIRECTORS. Election of directors need not be by written ballot unless the By-laws of the Corporation shall so provide. There shall be no cumulative voting for directors or otherwise.

         (c) TERMS OF DIRECTORS. The directors, other than those who may be elected by the holders of any series of Preferred Stock of the Corporation, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. The initial Class I Directors of the Corporation shall be [INSERT NAMES]; the initial Class II Directors of the Corporation shall be [INSERT NAMES]; and the initial Class III Directors of the Corporation shall be [INSERT NAMES]. The initial Class I Directors shall serve for a term expiring at the annual meeting of shareholders to be held in 1998; the initial Class II Directors shall serve for a term expiring at the annual meeting of shareholders to be held in 1999; and the initial Class III Directors shall serve for a term expiring at the annual meeting of shareholders to be held in 2000. At each annual meeting of shareholders, the successor or successors of the class of directors whose term expires at that meeting shall be elected by a plurality of the votes of the shares present in person or represented by proxy at such meeting and entitled to vote on the election of directors, and shall hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. The directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier death, disqualification, resignation, or removal.

         Notwithstanding the foregoing, whenever, pursuant to the provisions of Article Fourth of these Amended and Restated Articles of Incorporation, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of these Amended and Restated Articles of Incorporation and any amendments applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section 3.

         During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article Fourth hereof, then upon commencement and for the duration of the period during which such right continues: (a) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (b) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such director's earlier death, disqualification, resignation, or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification, or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

         (d) VACANCIES. For a period of three years following the effective date of these Amended and Restated Articles of Incorporation, subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors and to fill vacancies in the Board of Directors relating thereto: (i) any vacancy in the Board of Directors occurring as a result of an increase in the size of the Board of Directors or the death, resignation, disqualification, or removal of a director nominated by Pemi Bancorp, Inc. pursuant to Section 1.09 of the Agreement and Plan of Merger by and among The Berlin City Bank, Northway Financial, Inc., Pemigewasset National Bank and Pemi Bancorp, Inc. dated as of March 14, 1997 shall be filled solely by the affirmative vote of two-thirds of the remaining directors then in office, even if less than a quorum of the Board of Directors, and (ii) all other vacancies in the Board of Directors shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Thereafter, subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors and to fill vacancies on the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification, or removal of a director, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Any director appointed to fill a vacancy in accordance with the preceding provisions of this Section shall hold office until the next annual meeting of shareholders and until such director's successor shall have been duly elected and qualified or until his or her earlier death, disqualification, resignation or removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors, when the number of directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; PROVIDED, HOWEVER, that no decrease in the number of directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled. The affirmative vote of two-thirds of the directors of the Corporation shall be required to amend or repeal or adopt any provision in contravention of or inconsistent with clause (i) of this Subsection (d) of SECTION 2 of Article Seventh.

         (e) REMOVAL. Subject to the rights, if any, of any series of Preferred Stock to elect directors and to remove any director whom the holders of any such stock have the right to elect, any director (including persons elected by directors to fill vacancies on the Board of Directors) may be removed from office (a) only with cause and (b) only by the affirmative vote of the holders of two-thirds of the shares then entitled to vote at an election of directors. At least 30 days prior to any meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal shall be sent to the director whose removal will be considered at the meeting. For purposes of this SECTION 1 of Article Seventh of these Amended and Restated Articles of Incorporation, "cause," with respect to the removal of any director shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of any action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation.

         SECTION 2. VOTING FOR BUSINESS COMBINATIONS

         (a) Neither the Corporation nor any subsidiary of which the Corporation owns at least a majority of the equity securities ordinarily entitled to vote for the election of directors ("SUBSIDIARY"), shall be a party to any of the transactions specified herein (a "BUSINESS COMBINATION") or enter into any agreement providing for any Business Combination unless the conditions specified in (b), (c) and (d) below shall have been satisfied:

                  (i) any merger or consolidation (whether in a single transaction or a series of related transactions) other than a merger or consolidation of the Corporation and any of its Subsidiaries or a merger or consolidation of any Subsidiaries of the Corporation; or

                  (ii) any sale, lease, exchange, transfer, or distribution of all or substantially all or a substantial portion of the property or assets of the Corporation or any of its Subsidiaries, including its goodwill; or

                  (iii) the issuance of any securities, or of any rights warrants or options to acquire any securities of the Corporation or any of its Subsidiaries, to any shareholders other than by stock dividend declared and paid to all shareholders of the Corporation or pursuant to an employee stock ownership plan or a stock option plan established by the Corporation; or

                  (iv) any reclassification of the stock of the Corporation or any of its Subsidiaries or any recapitalization or other transaction (other than a redemption of stock) which has the effect, directly or indirectly, of increasing the proportionate share of stock of the Corporation or any of its Subsidiaries held by any person; or

                  (v) the adoption of any plan or proposal for (i) dissolution of the Corporation or any Subsidiary thereof or (ii) any partial or complete liquidation of the Corporation or any Subsidiary thereof.

         (b) The vote of the holders of at least eighty percent (80%) of the outstanding shares entitled to vote for the election of directors shall be required to approve or authorize any Business Combination to which the Corporation or any Subsidiary is a party unless the aggregate of the cash and fair market value of the consideration to be paid to all the holders of the Common Stock of the Corporation in connection with the Business Combination (when adjusted for stock splits, stock dividends, reclassification of shares, or otherwise) shall be equal to the highest price per share paid by the other party or parties to the Business Combination (the "ACQUIRING PARTY") in acquiring any of the Corporation's Common Stock; PROVIDED, HOWEVER, that the consideration to be paid to the holders of the Common Stock of the Corporation shall be in the same form as that paid by the Acquiring Party in acquiring the shares of the Common Stock held by it except to the extent that any shareholder of the Corporation shall otherwise agree.

         (c) Subject to the provisions in (b) above, the vote of the holders of at least seventy-five percent (75%) of the outstanding shares entitled to vote for the election of directors shall be required to approve or authorize any Business Combination to which the Corporation or any Subsidiary is a party unless the Business Combination shall have been approved by at least two-thirds (2/3) of the directors of the Corporation who are not affiliated with, or shareholders of, the Acquiring Party, in which case the vote of the holders of at least a majority of the outstanding shares entitled to vote for the election of directors shall be required to approve or authorize such Business Combination.

In connection with the exercise of its judgment in determining what is in the best interests of the Corporation and of the shareholders, when evaluating a
Business Combination or a proposal by another person or persons to make a Business Combination or a tender or exchange offer, the Board of Directors may, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant: (i) the social and economic effects of the transaction on the Corporation and its subsidiaries, employees, depositors, loan and other customers, creditors, and other elements of the communities in which the Corporation and its Subsidiaries operate or are located; (ii) the business and financial condition and earnings prospects of the Acquiring Party, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the Business Combination, and other likely financial obligations of the Acquiring Party, and the possible effect of such conditions upon the Corporation and its Subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and (iii) the experience and integrity of the Acquiring Party and its management.

         (d) In the event that all of the conditions set forth in (b) and (c) above are met, the Corporation or any Subsidiary may enter into any Business Combination under the terms and conditions specified in the NHBCA.

         (e) The affirmative vote of the holders of at least eighty percent (80%) of all of the shares of the Corporation entitled to vote for the election of directors shall be required to amend or repeal, or to adopt any provision in contravention of or inconsistent with Subsections (a) through (e) of SECTION 2 of Article Seventh, notwithstanding the fact that a lesser percentage may be specified by law.

         (f) For a period of three years following the effective date of these Amended and Restated Articles of Incorporation, the affirmative vote of two-thirds of the directors of the Corporation shall be required to approve or authorize a merger or consolidation involving Pemigewasset National Bank. The affirmative vote of two-thirds of the directors of the Corporation shall be required to amend or repeal, or adopt any provision in contravention of or inconsistent with this Subsection (f) of SECTION 2 of Article Seventh, notwithstanding the fact that a lesser percentage may be specified by law.

         Section 3.  Amendment of Amended and Restated Articles of Incorporation

         The Corporation reserves the right to amend or repeal these Amended and Restated Articles of Incorporation in the manner now or hereafter prescribed by statute and these Amended and Restated Articles of Incorporation, and all rights conferred upon shareholders herein are granted subject to this reservation. Except as otherwise provided in these Amended and Restated Articles of Incorporation, no amendment or repeal of these Amended and Restated Articles of Incorporation shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the Board of Directors in accordance with Section 293-A.10.03 of the NHBCA, and except as otherwise provided by law, thereafter approved by the shareholders. Whenever any vote of the holders of voting stock is required to amend or repeal any provision of these Amended and Restated Articles of Incorporation, and in addition to any other vote of the holders of voting stock that is required by these Amended and Restated Articles of Incorporation or by law, the affirmative vote of a majority of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of a majority of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of these Amended and Restated Articles of Incorporation; PROVIDED, HOWEVER, that the affirmative vote of not less than two-thirds of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any of the provisions of Article Seventh, Sections 1, 2, 3, or 5 of these Amended and Restated Articles of Incorporation.

                         SECTION 4. AMENDMENT OF BY-LAWS

         (a) AMENDMENT BY DIRECTORS. Except as otherwise provided by law or the By-laws, the By-laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.

         (b) AMENDMENT BY SHAREHOLDERS. The By-laws of the Corporation may be amended or repealed at any annual meeting of shareholders, or special meeting of shareholders called for such purpose, by the affirmative vote of at least two-thirds of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class; PROVIDED, HOWEVER, that if the Board of Directors recommends that shareholders approve such amendment or repeal at such meeting of shareholders, such amendment or repeal shall only require the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.

         SECTION 5. LIABILITY LIMITATIONS FOR OFFICERS AND DIRECTORS. No person who serves the Corporation as a director or an officer shall have any personal liability to the Corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director or an officer, except liability for:

         (a) The amount of a financial benefit received by such director or officer to which he is not entitled;

         (b) An intentional infliction of harm on the Corporation or its shareholders;

         (c)      A violation of Section 293-A.8.33; or

         (d)      An intentional violation of criminal law.

         If the NHBCA is amended after the effective date of these Amended and Restated Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the NHBCA. Any repeal or modification of this Section 5 of Article Seventh by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions occurring prior to the effective date of such repeal or modification.

         EIGHTH: Any action required or permitted to be taken by the shareholders of the Corporation at any annual or special meeting of shareholders of the Corporation must be effected at a duly called annual or special meeting of shareholders and may not be taken or effected by a written consent of shareholders in lieu thereof.



     NINTH:  The address of the initial registered office of the corporation is

------------------------------------------------------------------------------
---------------------------------------------------------------------------.

         TENTH: The number of directors constituting the initial board of directors of the corporation is ______ and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

                  Name                               Address








DATED: ___________, 1997

                              THE BERLIN CITY BANK


                              --------------------------------
                              William J. Woodward
                              Chairman, President and
                              Chief Executive Officer




358278.c7

                                                                 EXHIBIT II

                                     FORM OF
                                     BY-LAWS

                                       OF

                            NORTHWAY FINANCIAL, INC.



                                    ARTICLE I

                                  SHAREHOLDERS

         SECTION 1. ANNUAL MEETING. The annual meeting of shareholders shall be held at the hour, date and place within or without the United States which is fixed by the majority of the Board of Directors, the Chairman of the Board, if one is elected, or the President, which time, date and place may subsequently be changed at any time by vote of the Board of Directors. If no annual meeting has been held for a period of thirteen months after the Corporation's last annual meeting of shareholders, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these By-laws or otherwise, all the force and effect of an annual meeting. Any and all references hereafter in these By-laws to an annual meeting or annual meetings also shall be deemed to refer to any special meeting(s) in lieu thereof.

         SECTION 2. MATTERS TO BE CONSIDERED AT ANNUAL MEETINGS. At any annual meeting of shareholders or any special meeting in lieu of annual meeting of shareholders (the "ANNUAL MEETING"), only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such Annual Meeting. To be considered as properly brought before an Annual Meeting, business must be: (a) specified in the notice of meeting, (b) otherwise properly brought before the meeting by, or at the direction of, the Board of Directors, or (c) otherwise properly brought before the meeting by any holder of record (both as of the time notice of such proposal is given by the shareholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of capital stock of the Corporation entitled to vote at such Annual Meeting who complies with the requirements set forth in this
SECTION 2.

         In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a shareholder of record of any shares of capital stock entitled to vote at such Annual Meeting, such shareholder shall: (i) give timely notice as required by this SECTION 2 to the Secretary of the Corporation and (ii) be present at such meeting, either in person or by a representative. For the first Annual Meeting following the date the Corporation becomes a reporting company under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), a shareholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (x) the 75th day prior to the scheduled date of such Annual Meeting or (y) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation. For all subsequent Annual Meetings, a shareholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting (the "ANNIVERSARY DATE"); provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a shareholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of
(1) the 75th day prior to the scheduled date of such Annual Meeting or (2) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation.

         For purposes of these By-laws, "public announcement" shall mean: (a) disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, (b) a report or other document filed publicly with the Securities and Exchange Commission (including, without limitation, a Form 8-K), or (c) a letter or report sent to shareholders of record of the Corporation at the time of the mailing of such letter or report.

         A shareholder's notice to the Secretary shall set forth as to each matter proposed to be brought before an Annual Meeting: (i) a brief description of the business the shareholder desires to bring before such Annual Meeting and the reasons for conducting such business at such Annual Meeting, (ii) the name and address, as they appear on the Corporation's stock transfer books, of the shareholder proposing such business, (iii) the class and number of shares of the Corporation's capital stock beneficially owned by the shareholder proposing such business, (iv) the names and addresses of the beneficial owners, if any, of any capital stock of the Corporation registered in such shareholder's name on such books, and the class and number of shares of the Corporation's capital stock beneficially owned by such beneficial owners, (v) the names and addresses of other shareholders known by the shareholder proposing such business to support such proposal, and the class and number of shares of the Corporation's capital stock beneficially owned by such other shareholders, and (vi) any material interest of the shareholder proposing to bring such business before such meeting (or any other shareholders known to be supporting such proposal) in such proposal.

         If the Board of Directors or a designated committee thereof determines that any shareholder proposal was not made in a timely fashion in accordance with the provisions of this SECTION 2 or that the information provided in a shareholder's notice does not satisfy the information requirements of this
SECTION 2 in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any shareholder proposal in the manner set forth above, the presiding officer of the Annual Meeting shall determine whether the shareholder proposal was made in accordance with the terms of this SECTION 2. If the presiding officer determines that any shareholder proposal was not made in a timely fashion in accordance with the provisions of this SECTION 2 or that the information provided in a shareholder's notice does not satisfy the information requirements of this SECTION 2 in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If the Board of Directors, a designated committee thereof, or the presiding officer determines that a shareholder proposal was made in accordance with the requirements of this SECTION 2, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the meeting with respect to such proposal.

         Notwithstanding the foregoing provisions of this By-law, a shareholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this
Section 2, and nothing in this SECTION 2 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         SECTION 3. SPECIAL MEETINGS. Except as otherwise required by law and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of the shareholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, or upon delivery of written demand therefor to the Secretary describing the purpose or purposes for which it is to be held by the holders of not less than ten percent (10%) of the shares entitled to vote at the meeting.

         SECTION 4. MATTERS TO BE CONSIDERED AT SPECIAL MEETINGS. No business other than specified in the call for the meeting shall be transacted at any special meeting of the shareholders.

         SECTION 5. Notice of Meetings; Adjournments. A written notice of each Annual Meeting stating the hour, date, and place of such Annual Meeting shall be given by the Secretary or an Assistant Secretary (or other person authorized by these By-laws or by law) not less than 10 days nor more than 60 days before the Annual Meeting, to each shareholder entitled to vote thereat and to each shareholder who, by law or under the Articles of Incorporation of the Corporation (as the same may hereafter be amended and/or restated, the "ARTICLES OF INCORPORATION") or under these By-laws, is entitled to such notice, by delivering such notice to him or by mailing it, postage prepaid, addressed to such shareholder at the address of such shareholder as it appears on the Corporation's stock transfer books. Such notice shall be deemed to be delivered when hand delivered to such address or deposited in the mail so addressed, with postage prepaid.

         Notice of all special meetings of shareholders shall be given in the same manner as provided for Annual Meetings, except that the written notice of all special meetings shall state the purpose or purposes for which the meeting has been called.

         Notice of an Annual Meeting or special meeting of shareholders need not be given to a shareholder if a written waiver of notice is signed before or after such meeting by such shareholder or if such shareholder attends such meeting, unless such attendance was for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual Meeting or special meeting of shareholders need be specified in any written waiver of notice.

         The Board of Directors may postpone and reschedule any previously scheduled Annual Meeting or special meeting of shareholders and any record date with respect thereto, regardless of whether any notice or public announcement with respect to any such meeting has been sent or made pursuant to SECTION 2 of this Article I or SECTION 3 of Article II hereof or otherwise. In no event shall the public announcement of an adjournment, postponement, or rescheduling of any previously scheduled meeting of shareholders commence a new time period for the giving of a shareholder's notice under SECTION 2 of Article I and SECTION 3 of
Article II of these By-laws.

         When any meeting is convened, the presiding officer may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the shareholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to shareholders, or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any Annual Meeting or special meeting of shareholders is adjourned to another hour, date, or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date, and place to which the meeting is adjourned; PROVIDED, HOWEVER, that if the adjournment is for more than 120 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote thereat and each shareholder who, by law or under the Articles of Incorporation or these By-laws, is entitled to such notice.

         SECTION 6. QUORUM. A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders. If less than a quorum is present at a meeting, the holders of voting stock representing a majority of the voting power present at the meeting or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in
SECTION 5 of this Article I. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         SECTION 7. VOTING AND PROXIES. Shareholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Corporation, unless otherwise provided by law or by the Articles of Incorporation. Shareholders may vote either in person or by written proxy, but no proxy shall be voted or acted upon after eleven months from its date, unless the proxy expressly provides for a longer period. Proxies shall be filed with the Secretary of the meeting before being voted. Except as otherwise limited therein or as otherwise provided by law, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. The Corporation, if acting in good faith, may accept a proxy with respect to stock held in the name of two or more persons if executed by or on behalf of any one of them.

         SECTION 8. ACTION AT MEETING. When a quorum is present, any matter before any meeting of shareholders shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at such meeting and entitled to vote on such matter, except where a larger vote is required by law, by the amended and restated Articles of Incorporation, or by these By-laws. Any election by shareholders shall be determined by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, except where a larger vote is required by law, by the Articles of Incorporation, or by these By-laws. The Corporation shall not directly or indirectly vote any shares of its own stock; PROVIDED, HOWEVER, that the Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.

         SECTION 9. SHAREHOLDER LISTS. The Secretary or an Assistant Secretary (or the Corporation's transfer agent or other person authorized by these By-laws or by law) shall prepare and make available for inspection, within two business days after notice of the Annual Meeting or special meeting for which the list was prepared and continuing through such Annual Meeting or special meeting, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order and by voting group and class and series, if applicable, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, or such shareholder's agent or attorney, for any purpose germane to the meeting, during ordinary business hours, upon written demand, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the hour, date, and place of the meeting during the whole time thereof, and may be inspected by any shareholder, and any such shareholder's agent or attorney, who is present.

         SECTION 10. PRESIDING OFFICER. The Chairman of the Board, if one is elected, or if not elected or in his or her absence, the Vice-Chairman, shall preside at all Annual Meetings or special meetings of shareholders and shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to SECTIONS 5 and 6 of this Article I. The order of business and all other matters of procedure at any meeting of the shareholders shall be determined by the presiding officer.

         SECTION 11. VOTING PROCEDURES AND INSPECTORS OF ELECTIONS. The Corporation shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee, or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the New Hampshire Business Corporation Act, as amended from time to time (the "NHBCA"), including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspectors, and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the presiding officer, shall be subject to further review by any court of competent jurisdiction.


                                   ARTICLE II

                                   DIRECTORS

         SECTION 1. POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, except as otherwise provided by the Articles of Incorporation or required by law.

         SECTION 2. NUMBER AND TERMS. At the effective date of these By-laws, the number of directors of the Corporation shall be ten. Thereafter, the number of directors of the Corporation shall be no less than eight and no more than thirteen. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time during the three year period following the effective date of these By-laws by the Board pursuant to a resolution adopted by two-thirds of the entire Board of Directors and thereafter by a majority of the entire Board. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. The affirmative vote of two-thirds of the directors of the Corporation shall be required to amend or repeal or adopt any provision in contravention of or inconsistent with the required directors' vote to fix the number of directors during the three-year period following the effective date of these By-laws as set forth in the third sentence of this SECTION 2.

         SECTION 3. DIRECTOR NOMINATIONS. Nominations of candidates for election as directors of the Corporation at any Annual Meeting may be made only (a) by, or at the direction of, a [majority] of the Board of Directors or (b) by any holder of record (both as of the time notice of such nomination is given by the shareholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of the capital stock of the Corporation entitled to vote at such Annual Meeting who complies with the timing, informational, and other requirements set forth in this SECTION 3. Any shareholder who has complied with the timing, informational, and other requirements set forth in this SECTION 3 and who seeks to make such a nomination, or his, her, or its representative, must be present in person at the Annual Meeting. Only persons nominated in accordance with the procedures set forth in this SECTION 3 shall be eligible for election as directors at an Annual Meeting.

         Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this SECTION 3. For the first Annual Meeting following the date the Corporation becomes a reporting company under Section 13(a) or Section 15(d) of the Exchange Act, a shareholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (i) the 75th day prior to the scheduled date of such Annual Meeting or
(ii) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation. For all subsequent Annual Meetings, a shareholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 75 days nor more than 120 days prior to the Anniversary Date; PROVIDED, HOWEVER, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a shareholder's notice shall be timely if delivered to, or mailed and received by, the Corporation at its principal executive office not later than the close of business on the later of (x) the 75th day prior to the scheduled date of such Annual Meeting or (y) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation.

         A shareholder's notice to the Secretary shall set forth as to each person whom the shareholder proposes to nominate for election or re-election as a director: (1) the name, age, business address, and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of the Corporation's capital stock which are beneficially owned by such person on the date of such shareholder notice, and (4) the consent of each nominee to serve as a director if elected. A shareholder's notice to the Secretary shall further set forth as to the shareholder giving such notice: (a) the name and address, as they appear on the Corporation's stock transfer books, of such shareholder and of the beneficial owners (if any) of the Corporation's capital stock registered in such shareholder's name and the name and address of other shareholders known by such shareholder to be supporting such nominee(s),
(b) the class and number of shares of the Corporation's capital stock which are held of record, beneficially owned, or represented by proxy by such shareholder and by any other shareholders known by such shareholder to be supporting such nominee(s) on the record date for the Annual Meeting in question (if such date shall then have been made publicly available) and on the date of such shareholder's notice, and (c) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder.

         If the Board of Directors or a designated committee thereof determines that any shareholder nomination was not made in accordance with the terms of this SECTION 3 or that the information provided in a shareholder's notice does not satisfy the informational requirements of this SECTION 3 in any material respect, then such nomination shall not be considered at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this SECTION 3, the presiding officer of the Annual Meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any shareholder nomination was not made in accordance with the terms of this SECTION 3 or that the information provided in a shareholder's notice does not satisfy the informational requirements of this
SECTION 3 in any material respect, then such nomination shall not be considered at the Annual Meeting in question. If the Board of Directors, a designated committee thereof, or the presiding officer determines that a nomination was made in accordance with the terms of this SECTION 3, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the meeting with respect to such nominee.

         Notwithstanding anything to the contrary in the second paragraph of this SECTION 3, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased pursuant to SECTION 2 of
Article II and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 75 days prior to the Anniversary Date, a shareholder's notice required by this SECTION 3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if such notice shall be delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the 15th day following the day on which such public announcement is first made by the Corporation.

         No person shall be elected by the shareholders as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section. Election of directors at an Annual Meeting need not be by written ballot, unless otherwise provided by the Board of Directors, or presiding officer at such Annual Meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as directors at the Annual Meeting in accordance with the procedures set forth in this Section shall be provided for use at the Annual Meeting.

         SECTION 4. QUALIFICATION. No director need be a resident of the State of New Hampshire, but directors must own qualifying shares of the Corporation with a fair market value at the time of such director's election of $5,000.

         SECTION 5. VACANCIES. For a period of three years following the effective date of these By-laws of the Corporation, subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors and to fill vacancies in the Board of Directors relating thereto: (i) any vacancy in the Board of Directors occurring as a result of an increase in the size of the Board of Directors or the death, resignation, disqualification, or removal of a director nominated by Pemi Bancorp, Inc. pursuant to Section 1.09 of the Agreement and Plan of Merger, by and among The Berlin City Bank, Northway Financial, Inc., Pemigewasset National Bank and Pemi Bancorp, Inc., dated as of March 14, 1997, shall be filled solely by the affirmative vote of two-thirds of the remaining directors then in office, even if less than a quorum of the Board of Directors, and (ii) all other vacancies in the Board of Directors shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Thereafter, subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors and to fill vacancies on the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification, or removal of a director, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Any director appointed to fill a vacancy in accordance with the preceding provisions of this Section shall hold office until the next Annual Meeting and until such director's successor shall have been duly elected and qualified or until his or her earlier death, disqualification, resignation, or removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors, when the number of directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; PROVIDED, HOWEVER, that no decrease in the number of directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled. The affirmative vote of two-thirds of the directors of the Corporation shall be required to amend or repeal or adopt any provision in contravention or inconsistent with clause (i) of the first sentence of this SECTION 5 of Article II.

         SECTION 6. REMOVAL. Directors may be removed from office in the manner provided in the Articles of Incorporation.

         SECTION 7. RESIGNATION. A director may resign at any time by giving written notice to the Chairman of the Board, if one is elected, the President, or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides.

         SECTION 8. REGULAR MEETINGS. The regular annual meeting of the Board of Directors shall be held, without notice other than this SECTION 8, on the same date and at the same place as the Annual Meeting following the close of such meeting of shareholders. Other regular meetings of the Board of Directors may be held at such hour, date, and place as the Board of Directors may by resolution from time to time determine without notice other than such resolution.

         SECTION 9. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the directors, the Chairman of the Board, if one is elected, or the President. The person calling any such special meeting of the Board of Directors may fix the hour, date, and place thereof.

         SECTION 10. NOTICE OF MEETINGS. Notice of the hour, date, and place of all special meetings of the Board of Directors shall be given to each director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity, or refusal of such persons, by the Chairman of the Board, if one is elected, or the President or such other officer designated by the Chairman of the Board, if one is elected, or the President. Notice of any special meeting of the Board of Directors shall be given to each director in person, by telephone, or by facsimile, telex, telecopy, telegram, or other written form of electronic communication, sent to his or her business or home address, at least 24 hours in advance of the meeting, or by written notice mailed to his or her business or home address, at least 48 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, read to such director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if faxed, telexed or telecopied, or when delivered to the telegraph company if sent by telegram.

         When any Board of Directors meeting, either regular or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the hour, date, or place of any meeting adjourned for less than 30 days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken of the hour, date, and place to which the meeting is adjourned.

         A written waiver of notice signed before or after a meeting by a director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting or promptly upon his or her arrival to the transaction of any business because such meeting is not lawfully called or convened and does not thereafter vote for or assent to action taken at the meeting. Except as otherwise required by law, by the Articles of Incorporation, or by these By-laws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 11. QUORUM. At any meeting of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in SECTION 10 of this Article II. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.

         SECTION 12. ACTION AT MEETING. At any meeting of the Board of Directors at which a quorum is present, a majority of the directors present may take any action on behalf of the Board of Directors, unless otherwise required by law, by the Articles of Incorporation, or by these By-laws.

         SECTION 13. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors unanimously consent thereto in writing. Such action shall be evidenced by one or more written consents describing the action taken, signed by each director, and filed with the records of the meetings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

         SECTION 14. MANNER OF PARTICIPATION. Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these By-laws.

         SECTION 15. COMMITTEES. The Board of Directors, by vote of a majority of the directors then in office, may elect from its number one or more committees, including, without limitation, an Executive Committee, a Compensation Committee, and an Audit Committee, each of which must contain two or more members, and may delegate thereto some or all of its powers except those which by law, by the Articles of Incorporation, or by these By-laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, to the extent permitted by law, but no such rescission shall have retroactive effect.

         SECTION 16. COMPENSATION OF DIRECTORS. Directors shall receive such compensation for their services as shall be determined by a majority of the Board of Directors provided that directors who are serving the Corporation as employees and who receive compensation for their services as such shall not receive any salary or other compensation for their services as directors of the Corporation.


                                   ARTICLE III

                                    OFFICERS

         SECTION 1. ENUMERATION. The officers of the Corporation shall consist of a Chairman, a Vice-Chairman, a President, a Treasurer, a Secretary, and such other officers, including, without limitation, a Chairman of the Board of Directors, a Chief Executive Officer, and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers, and Assistant Secretaries, as the Board of Directors may determine.

         SECTION 2. ELECTION. At the regular annual meeting of the Board of Directors following the Annual Meeting of shareholders, the Board of Directors shall elect the President, the Treasurer, and the Secretary. Other officers may be elected by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting.

         SECTION 3. QUALIFICATION. No officer need be a shareholder or a director. Any person may occupy more than one office of the Corporation at any time. Any officer may be required by the Board of Directors to give bond for the faithful performance of his or her duties in such amount and with such sureties as the Board of Directors may determine.

         SECTION 4. TENURE. Except as otherwise provided by the Articles of Incorporation or by these By-laws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next Annual Meeting of shareholders and until his or her successor is elected and qualified or until his or her earlier death, disqualification, resignation, or removal.

         SECTION 5. RESIGNATION. Any officer may resign at any time by delivering his or her written resignation to the Corporation addressed to the President or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         SECTION 6. REMOVAL. Except as otherwise provided by law, the Board of Directors may remove any officer at any time with or without cause by the affirmative vote of two-thirds of the directors then in office.

         SECTION 7. ABSENCE OR DISABILITY. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

         SECTION 8. VACANCIES. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

         SECTION 9. PRESIDENT. The President shall, subject to the direction of the Board of Directors, have general supervision and control of the Corporation's business. The President shall have such other powers and perform such other duties as the Board of Directors may from time to time designate.

         SECTION 10. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is elected, shall preside, when present, at all meetings of the shareholders and of the Board of Directors. The Chairman of the Board shall have such other powers and shall perform such other duties as the Board of Directors may from time to time designate.

         SECTION 11. VICE-CHAIRMAN OF THE BOARD. The Vice-Chairman of the Board, if one is elected, shall, in the absence of the Chairman, preside at all meetings of the shareholders and the Board of Directors. The Vice-Chairman shall perform the duties and have the powers of the President or the Chief Executive Officer if he or she is absent and shall have such other powers and shall perform such other duties as the Board of Directors may from time to time designate. The affirmative vote of two-thirds of the directors of the
Corporation shall be required to amend or repeal or adopt any provision in contravention of or inconsistent with this Section 11 during the three-year period following the effective date of these By-laws.

         SECTION 12. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

         SECTION 13. VICE PRESIDENTS AND ASSISTANT VICE PRESIDENTS. Any Vice President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

         SECTION 14. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall, subject to the direction of the Board of Directors and except as the Board of Directors or the Chief Executive Officer may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. The Treasurer shall have custody of all funds, securities, and valuable documents of the Corporation. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer.

         Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

         SECTION 15. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall record all the proceedings of the meetings of the shareholders and the Board of Directors (including committees of the Board) in books kept for that purpose. In his or her absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The Secretary shall have custody of the seal of the Corporation, if any, and the Secretary, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or that of an Assistant Secretary. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary may perform his or her duties and responsibilities.

         Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

         SECTION 16. OTHER POWERS AND DUTIES. Subject to these By-laws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer.


                                   ARTICLE IV

                                  CAPITAL STOCK

         SECTION 1. CERTIFICATES OF STOCK. Each shareholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairman of the Board of Directors, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. The Corporation seal and the signatures by the Corporation's officers, the transfer agent, or the registrar may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

         SECTION 2. TRANSFERS. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate theretofore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

         SECTION 3. RECORD HOLDERS. Except as may otherwise be required by law, by the Articles of Incorporation, or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge, or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws.

         It shall be the duty of each shareholder to notify the Corporation of his or her post office address and any changes thereto.

         SECTION 4. RECORD DATE. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than seventy days prior to such meeting or other action. If no record date is fixed: (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         SECTION 5. REPLACEMENT OF CERTIFICATES. In case of the alleged loss, destruction, or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.


                                    ARTICLE V

                                 INDEMNIFICATION

         SECTION 1.  DEFINITIONS.  For purposes of this Article:

         (a) "Director" means an individual who is or was on the Board of Directors of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee, benefit plan, or other enterprise;

         (b) "Disinterested Director" means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a Party to such Proceeding;

         (c) "Expenses" means all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators, and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging, and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs, or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling, or otherwise participating in, a Proceeding;

         (d) "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable Expenses incurred in connection with a Proceeding;

         (e) "Non-Officer Employee" means an individual who is or was an employee of the Corporation but who is not or was not a Director or Officer, or an individual who, while a Non-Officer Employee of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee, benefit plan, or other enterprise;

         (f) "Party" includes any individual who was, is, or is threatened to be made a named defendant or respondent in a Proceeding.

         (g) "Proceeding" means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing, or other proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal;

         (h) "Officer" means an individual who is or was appointed by the Board of Directors of the Corporation or an individual who, while an Officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee, benefit plan, or other enterprise;

         SECTION 2. INDEMNIFICATION OF DIRECTORS AND OFFICERS. Subject to the operation of Section 4 of this Article V, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the NHBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against any and all Expenses and Liabilities that are incurred by such Director or Officer or on such Director or Officer's behalf in connection with any Proceeding or any claim, issue, or matter therein, which such Director or Officer is a Party to or participant in by reason of such Director or Officer's status as a Director or Officer, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this SECTION 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding was authorized by the Board of Directors of the Corporation.

         SECTION 3. INDEMNIFICATION OF NON-OFFICER EMPLOYEES. Subject to the operation of Section 4 of this Article V, each Non-Officer Employee may, in the discretion of the Board of Directors of the Corporation, be indemnified by the Corporation to the fullest extent authorized by the NHBCA, as the same exists or may hereafter be amended, against any or all Expenses and Liabilities that are incurred by such Non-Officer Employee or on such Non-Officer Employee's behalf in connection with any Proceeding, or any claim, issue, or matter therein, which such Non-Officer Employee is a Party to or participant in by reason of such Non-Officer Employee's status as a Non-Employee Officer, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this SECTION 3 shall continue as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors, and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized by the Board of Directors of the Corporation.

         SECTION 4. GOOD FAITH. Unless ordered by a court, no indemnification shall be provided pursuant to this Article V to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so direct, by independent legal counsel in a written opinion, or (c) by the shareholders of the Corporation provided that shares owned by or voted under the control of Directors who are not Disinterested Directors may not be voted in the determination.

         SECTION 5. ADVANCEMENT OF EXPENSES TO DIRECTORS PRIOR TO FINAL DISPOSITION. The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director's status as a Director within ten days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by (i) a written affirmation of such Director's good faith belief that such Director has met the standard of conduct set forth in SECTION 2 above, and (ii) a written undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses.

         SECTION 6. ADVANCEMENT OF EXPENSES TO OFFICERS AND NON-OFFICER EMPLOYEES PRIOR TO FINAL DISPOSITION. The Corporation may, in the discretion of the Board of Directors of the Corporation, advance any or all Expenses incurred by or on behalf of any Officer or Non-Officer Employee in connection with any Proceeding in which such Officer or Non-Officer Employee is involved by reason of such Officer or Non-Officer Employee's status as an Officer or Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer or Non-Officer Employee and shall be preceded or accompanied by (i) a written affirmation of such Officer's or Non-Officer Employee's good faith belief that he or she has met the standard of conduct set forth in SECTION 2 or
SECTION 3, hereof, as the case may be, and (ii) a written undertaking by or on behalf of such Officer or Non-Officer Employee to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

         SECTION 7. CONTRACTUAL NATURE OF RIGHTS. The foregoing provisions of this Article V shall be deemed to be a contract between the Corporation and each Director and Officer who serves in such capacity at any time while this Article V is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. If a claim for indemnification or advancement of Expenses hereunder by a Director or Officer is not paid in full by the Corporation within (a) 60 days after the Corporation's receipt of a written claim for indemnification, or (b) in the case of a Director, 10 days after the Corporation's receipt of documentation of Expenses and the required undertaking, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or shareholders) to make a determination concerning the permissibility of such indemnification or, in the case of a Director, advancement of Expenses, under this Article V shall not be a defense to the action and shall not create a presumption that such indemnification or advancement is not permissible.

         SECTION 8. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and advancement of Expenses set forth in this Article V shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Corporation's Articles of Incorporation, or these By-laws, or pursuant to any agreement, vote of shareholders or Disinterested Directors or otherwise.

         SECTION 9. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer, or Non-Officer Employee, or arising out of any such person's status as such Director, Officer, or Non-Officer Employee, whether or not the Corporation would have the power to indemnify such person against such liability under the NHBCA or the provisions of this Article V.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

         SECTION 1. FISCAL YEAR. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on the last day of December of each year.

         SECTION 2. SEAL. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

         SECTION 3. EXECUTION OF INSTRUMENTS. All deeds, leases, transfers, contracts, bonds, notes, and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by the Chairman of the Board, if one is elected, the President, or the Treasurer or any other officer, employee, or agent of the Corporation as the Board of Directors or Executive Committee may authorize.

         SECTION 4. VOTING OF SECURITIES. Unless the Board of Directors otherwise provides, the Chairman of the Board, if one is elected, the President, or the Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of shareholders or shareholders of any other corporation or organization, any of whose securities are held by this Corporation.

         SECTION 5. RESIDENT AGENT. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

         SECTION 6. CORPORATE RECORDS. The original or attested copies of the Articles of Incorporation, By-laws, and records of all meetings of the incorporators, shareholders, and the Board of Directors and the stock transfer books, which shall contain the names of all shareholders, their record addresses, and the amount of stock held by each, may be kept outside the State of New Hampshire and shall be kept at the principal office of the Corporation and at such other place or places as may be designated from time to time by the Board of Directors.

         SECTION 7.  AMENDMENT OF BY-LAWS.

         (a) AMENDMENT BY DIRECTORS. Except as provided otherwise by law or elsewhere in these By-laws, these By-laws may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.

         (b) AMENDMENT BY SHAREHOLDERS. These By-laws may be amended or repealed at any Annual Meeting of shareholders, or special meeting of shareholders called for such purpose, by the affirmative vote of at least two-thirds of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that shareholders approve such amendment or repeal at such meeting of shareholders, such amendment or repeal shall only require the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.


Adopted ________ ___, 1997 and effective as of ________ ___, 1997.


358352.c7

                                                                     EXHIBIT III


                                     FORM OF
                              EMPLOYMENT AGREEMENT


         This AGREEMENT (the "Agreement") is made as of _____________________ , 1997 (the "Effective Date"), by and between Northway Financial, Inc., a New Hampshire chartered corporation ("Northway"), The Berlin City Bank, a New
Hampshire chartered bank and wholly owned subsidiary of Northway with its principal offices located in Berlin, New Hampshire (Northway and The Berlin City Bank shall hereinafter collectively be referred to as the "Employer"), and William J. Woodward (the "Executive"). In consideration of the mutual covenants contained in this Agreement, the Employer and the Executive agree as follows:

         1. EMPLOYMENT. The Employer agrees to employ the Executive and the Executive agrees to be employed by the Employer on the terms and conditions set forth in this Agreement.

         2. CAPACITY. The Executive shall serve the Employer as Chairman, President and Chief Executive Officer, subject to election by the Board of Directors of Northway or The Berlin City Bank, as the case may be (the "Board of Directors"), and as a member of the Board of Directors, subject to election by the shareholders of the Employer. The Executive shall also serve the Employer in such other or additional offices as the Executive may be requested to serve by the Board of Directors. In such capacity or capacities, the Executive shall perform such services and duties in connection with the business, affairs and operations of the Employer as may be assigned or delegated to the Executive from time to time by or under the authority of the Board of Directors.

         3. TERM. Subject to the provisions of Section 6, the term of employment pursuant to this Agreement (the "Term") shall be for three (3) years from the Effective Date and shall be renewed automatically for periods of one (1) year commencing at the first anniversary of the Effective Date and on each subsequent anniversary thereafter, unless either the Executive or the Employer gives written notice to the other not less than sixty (60) days prior to the date of any such anniversary of such party's election not to extend the Term.

         4. COMPENSATION AND BENEFITS. The regular compensation and benefits payable to the Executive under this Agreement shall be as follows:

             (a) SALARY. For all services rendered by the Executive under this Agreement, the Employer shall pay the Executive a salary (the "Salary") at the annual rate of ________________________Dollars ($___), subject to increase from time to time in the discretion of the Board of Directors. The Salary shall be payable in periodic installments in
         accordance   with  the   Employer's   usual  practice  for  its  senior
         executives.

             (b) BONUS OR SIMILAR INCENTIVE PROGRAMS. The Executive shall be entitled to participate in any incentive or bonus program established by the Board of Directors with such terms as may be established in the sole discretion of the Board of Directors; or

             (c) REGULAR BENEFITS. The Executive shall also be entitled to participate in any employee benefit plans, medical insurance plans, life insurance plans, disability income plans, retirement plans, vacation plans, expense reimbursement plans and other benefit plans which the Employer may from time to time have in effect for all or most of its senior executives. Such participation shall be subject to the terms of the applicable plan documents, generally applicable policies of the Employer, applicable law and the discretion of the Board of Directors or any administrative or other committee provided for in or contemplated by any such plan. Nothing contained in this Agreement shall be construed to create any obligation on the part of the Employer to establish any such plan or to maintain the effectiveness of any such plan which may be in effect from time to time.

             (d) TAXATION OF PAYMENTS AND BENEFITS. The Employer shall undertake to make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement to the extent that it reasonably and in good faith believes that it is required to make such deductions, withholdings and tax reports. Payments under this Agreement shall be in amounts net of any such deductions or withholdings. Nothing in this Agreement shall be construed to require the Employer to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

             (e) EXCLUSIVITY OF SALARY AND BENEFITS. Unless approved by the Board of Directors, the Executive shall not be entitled to any payments or benefits other than those provided under this Agreement.

         5. EXTENT OF SERVICE. During the Executive's employment under this Agreement, the Executive shall, subject to the direction and supervision of the Board of Directors, devote the Executive's, best efforts and business judgment, skill and knowledge to the advancement of the Employer's interests and to the discharge of the Executive's duties and responsibilities under this Agreement. The Executive shall not engage in any other business activity, except as may be approved by the Board of Directors; PROVIDED THAT nothing in this Agreement shall be construed as preventing the Executive from:

                 (a) investing the Executive's assets in any company or other entity in a manner not prohibited by Section 7(d) and in such form or manner as shall not require any material activities on the Executive's part in connection with the operations or affairs of the companies or other entities in which such investments are made; or

                 (b) engaging in  religious,  charitable  or other  community or non-profit activities that do not impair the Executive's ability to fulfill the Executive's duties and responsibilities under this Agreement; or

                 (c) continuing to advise and consult regularly the activities of Vaillancourt & Woodward, Inc. in his current positions with the same, provided that such advice and consultation does not unreasonably interfere with the performance of the Executive's duties hereunder.

         6. TERMINATION AND TERMINATION BENEFITS. Notwithstanding the provisions of Section 3, the Executive's employment under this Agreement shall terminate under the following circumstances set forth in this Section 6.

                 (a) TERMINATION BY THE EMPLOYER FOR CAUSE. The Executive's employment under this Agreement may be terminated for cause without further liability on the part of the Employer effective immediately upon a two-thirds (2/3) vote of the Board of Directors and written notice to the Executive. Only the following shall constitute "cause" for such termination:

                     (i) dishonest statements or acts of the Executive with respect to the business of the Employer or any affiliate of the Employer;

                     (ii) the  commission  by or indictment of the Executive for
                 (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud ("indictment," for these purposes, meaning an indictment, probable cause hearing or any other procedure pursuant to which an initial determination of probable or reasonable cause with respect to such offense is made);

                     (iii) material failure to perform to the reasonable satisfaction of the Board of Directors a substantial portion of the Executive's duties and responsibilities assigned or delegated under this Agreement, which failure continues, in the reasonable judgment of the Board of Directors, for sixty (60) days after written notice given to the Executive by the Board of Directors;

                     (iv)    gross    negligence,    willful    misconduct    or
                 insubordination of the Executive with respect to the Employer or any affiliate of the Employer; or

                     (v) material breach by the Executive of any of the Executive's obligations under this Agreement.

                 (b) TERMINATION BY THE EXECUTIVE.  The  Executive's  employment under this Agreement may be terminated by the Executive by written notice to the Board of Directors at least thirty (30) days prior to such termination.

                 (c) TERMINATION BY THE EMPLOYER  WITHOUT CAUSE.  Subject to the
             payment of Termination Benefits pursuant to Section 6(d), the Executive's employment under this Agreement may be terminated by the Employer without cause upon written notice to the Executive by a two-thirds (2/3) vote of the Board of Directors.

                 (d) CERTAIN TERMINATION BENEFITS. Unless otherwise specifically provided in this Agreement or otherwise required by law, all compensation and benefits payable to the Executive under this
             Agreement shall terminate on the date of termination of the Executive's employment under this Agreement. Notwithstanding the foregoing, in the event of termination of the Executive's employment with the Employer pursuant to Section 6(c) above, the

             Employer shall provide to the Executive the following termination benefits ("Termination Benefits"):

                     (i) continuation of the Executive's Salary at the rate then in effect pursuant to Section 4(a) and

                     (ii) continuation of group health plan benefits to the extent authorized by and consistent with 29 U.S.C. ss. 1161 et seq. (commonly known as "COBRA"), with the cost of the regular premium for such benefits shared in the same relative proportion by the Employer and the Executive as in effect on the date of termination.

             The Termination Benefits set forth in (i) and (ii) above shall continue effective until the expiration of the Term; PROVIDED THAT in the event that the Executive commences any employment or self-employment during the period during which the Executive is entitled to receive Termination Benefits (the "Termination Benefits Period"), the remaining amount of Salary due pursuant to Section 6(d)(i) for the period from the commencement of such employment (other than in connection with the activities of Vaillancourt & Woodward, Inc.) or self-employment to the end of the Termination Benefits Period shall be reduced by one-half of the salary the Executive receives from such employment or self-employment and, if the Executive receives benefits from such employment or self-employment comparable to those benefits provided by the Employer, the payments provided under Section 6(d)(ii) shall cease effective as of the date of commencement of such employment or self-employment. The Employer's liability for Salary continuation pursuant to Section 6(d)(i) shall be reduced by the amount of any severance pay due or otherwise paid to the Executive pursuant to any severance pay plan or stay bonus plan of the Employer. Notwithstanding the foregoing, nothing in this Section 6(d) shall be construed to affect the Executive's right to receive COBRA continuation entirely at the Executive's own cost to the extent that the Executive may continue to be entitled to COBRA continuation after the Executive's right to cost sharing under
             Section 6(d)(ii) ceases. The Executive shall be obligated to give prompt notice of the date of commencement of any employment or self-employment during the Termination Benefits Period and shall respond promptly to any reasonable inquiries concerning any employment or self-employment in which the Executive engages during the Termination Benefits Period.

                 (e) DISABILITY.  If the Executive shall be disabled so as to be unable to perform the essential functions of the Executive's then existing position or positions under this Agreement with or without reasonable accommodation, the Board of Directors of Northway by a two-thirds (2/3) vote may remove the Executive from any responsibilities and/or reassign the Executive to another position with the Employer for the remainder of the Term or during the period of such disability. Notwithstanding any such removal or reassignment, the Executive shall continue to receive the

             Executive's full Salary (less any disability pay or sick pay benefits to which the Executive may be entitled under the Employer's policies) and benefits under Section 4 of this Agreement (except to the extent that the Executive may be ineligible for one or more such benefits under applicable plan terms) for a period of time equal to the lesser of (i) one (1) year; or (ii) the remainder of the Term. If any question shall arise as to whether during any period the Executive is disabled so as to be unable to perform the essential functions of the Executive's then existing position or positions with or without reasonable accommodation, the Executive may, and at the request of the Employer shall, submit to the Employer a certification in reasonable detail by a physician selected by the Employer to whom the Executive or the Executive's guardian has no reasonable objection as to whether the Executive is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue. The Executive shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and the Executive shall fail to submit such certification, the Employer's determination of such issue shall be binding on the Executive. Nothing in this
             Section 6(e) shall be construed to waive the Executive's rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. ss.2601 ET SEQ. and the Americans with Disabilities Act, 42 U.S.C. ss.12101 ET SEQ.

                 (f) TERMINATION FOLLOWING A CHANGE OF CONTROL. If there is a Change of Control, as defined in Section 6(f)(i) below, during the Term, the provisions of this Section 6(f) shall apply and shall continue to apply throughout the remainder of the term of this Agreement. If, within eighteen (18) months following a Change of Control, the Executive's employment is terminated by the Employer or the Executive following the occurrence of any of the events listed in Section 6(f)(ii) below or if the Executive's employment is terminated without cause (in accordance with Section 6(c) above), in lieu of any payments under Section 6(d) above, the Employer shall pay to the Executive (or the Executive's estate, if applicable) a lump sum amount equal to 2.99 times the Executive's "base amount" within the meaning of Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

                    (i) Change of Control  shall mean the  occurrence  of one or more of the following events:

                        (A) any "person" (as such term is used in Sections 13(d)
                    and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Employer, any trustee or other fiduciary holding securities under an employee benefit plan of the Employer, or any corporation owned, directly or indirectly, by the stockholders of the Employer, in substantially the same proportions as their ownership of stock of Northway), directly or indirectly, of securities of Northway, representing fifty percent (50%) or more of the combined voting power of Northway's then outstanding securities; or

                        (B) persons who, as of the Effective  Date,  constituted
                    Northway's Board of Directors (the "Incumbent Board") cease for any reason including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of Northway's Board of Directors, provided that any person becoming a director of Northway subsequent to the Effective Date whose election was approved by at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Section 6(f), be considered a member of the Incumbent Board; or

                        (C) the  stockholders  of  Northway  approve a merger or
                    consolidation of Northway with any other corporation or other entity, other than (1) a merger or consolidation which would result in the voting securities of Northway outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of Northway or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of Northway (or similar transaction) in which no "person" (as hereinabove defined) acquires more than fifty percent (50%) of the combined voting power of Northway's then outstanding securities; or

                        (D) the stockholders of Northway approve a plan of complete liquidation of Northway or an agreement for the sale or disposition by Northway of all or substantially all of Northway's assets.

                    (ii) The events  referred to in Section  6(f) above shall be as follows:

                        (A) a reduction of the  Executive's  salary other than a
                    reduction that (1) is based on the Employer's financial performance or (2) is similar to the reduction made to the salaries provided to all or most other senior executives of the Employer; or

                        (B) a significant change in the Executive's responsibilities and/or duties which constitutes, when compared to the Executive's responsibilities and/or duties before the Change of Control, a demotion; or

                        (C) a material loss of title or office; or

                        (D) the relocation of the offices at which the Executive
                    is principally employed as of the Change of Control to a location more than fifty (50) miles from such offices, which relocation is not approved by the Executive.

                    (iii) The Executive shall provide the Employer with reasonable notice and an opportunity to cure any of the events listed in Section 6(f)(ii) and shall not be entitled to compensation pursuant to this Section 6(f) unless the Employer fails to cure within a reasonable period; and

                    (iv) It is the intention of the Executive and of the Employer that no payments by the Employer to or for the benefit of the Executive under this Agreement or any other agreement or plan, if any, pursuant to which the Executive is entitled to receive payments or benefits shall be nondeductible to the Employer by reason of the operation of Section 280G of the Code relating to parachute payments or any like statutory or regulatory provision. Accordingly, and notwithstanding any other provision of this Agreement or any such agreement or plan, if by reason of the operation of said Section 280G or any like statutory or regulatory provision, any such payments exceed the amount which can be deducted by the Employer, such payments shall be reduced to the maximum amount which can be deducted by the Employer. To the extent that payments exceeding such maximum deductible amount have been made to or for the benefit of the Executive, such excess payments shall be refunded to the Employer with interest thereon at the applicable Federal rate determined under Section 1274(d) of the Code, compounded annually, or at such other rate as may be required in order that no such payments shall be nondeductible to the Employer by reason of the operation of said Section 280G or any like statutory or regulatory provision. To the extent that there is more than one method of reducing the payments to bring them within the limitations of said Section 280G or any like statutory or regulatory provision, the Executive shall determine which method shall be followed, provided that if the Executive fails to make such determination within forty-five (45) days after the Employer has given notice of the need for such reduction, the Employer may determine the method of such reduction in its sole discretion.

             7. CONFIDENTIAL INFORMATION, NONCOMPETITION AND COOPERATION.

                (a) CONFIDENTIAL INFORMATION. As used in this Agreement, "Confidential Information" means information belonging to the Employer which is of value to the Employer in the course of conducting its business and the disclosure of which could result in a competitive or other disadvantage to the Employer. Confidential Information includes, without limitation, financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Employer. Confidential Information includes information developed by the Executive in the course of the Executive's employment by the Employer, as well as other information to which the Executive may have access in connection with the Executive's employment. Confidential Information also includes the confidential information of others with which the Employer has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information in the public domain, unless due to breach of the Executive's duties under Section 7(b).

                (b) CONFIDENTIALITY.  The Executive  understands and agrees that the Executive's employment creates a relationship of confidence and trust between the Executive and the Employer with respect to all Confidential Information. At all times, both during the Executive's employment with the Employer and after its termination, the Executive will keep in confidence and trust all such Confidential
             Information, and will not use or disclose any such Confidential Information without the written consent of the Employer, except as may be necessary in the ordinary course of performing the Executive's duties to the Employer.

                (c) DOCUMENTS, RECORDS, ETC. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Executive by the Employer or are produced by the Executive in connection with the Executive's employment will be and remain the sole property of the Employer. The Executive will return to the Employer all such materials and property as and when requested by the Employer. In any event, the Executive will return all such materials and property immediately upon termination of the Executive's employment for any reason. The Executive will not retain with the Executive any such material or property or any copies thereof after such termination.

                (d) NONCOMPETITION AND NONSOLICITATION.  During the Term and for
             one (1) year thereafter (or during the Termination Benefits Period, if longer), the Executive (i) will not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, engage, participate, assist or invest in any Competing Business (as hereinafter defined); (ii) will refrain from directly or indirectly employing, attempting to employ, recruiting or otherwise soliciting, inducing or influencing any person to leave employment with the Employer (other than terminations of employment of subordinate employees undertaken in the course of the Executive's employment with the Employer); and
             (iii) will refrain from soliciting or encouraging any customer or supplier to terminate or otherwise modify adversely its business relationship with the Employer; PROVIDED, HOWEVER, that the foregoing one-year restriction shall not apply in the event the Executive's employment under this Agreement is terminated pursuant to Section 6(c) hereof. The Executive understands that the restrictions set forth in this Section 7(d) are intended to protect the Employer's interest in its Confidential Information and established employee, customer and supplier relationships and goodwill, and agrees that such restrictions are reasonable and appropriate for this purpose. For purposes of this Agreement, the term "Competing Business" shall mean a business (other than Vaillancourt & Woodward, Inc.) conducted anywhere in the State of New Hampshire which is competitive with any business which the Employer or any of its affiliates conducts or proposes to conduct at any time during the employment of the Executive. Notwithstanding the foregoing, the Executive may own up to one percent (1%) of the outstanding stock of a publicly held corporation which constitutes or is affiliated with a Competing Business.

                (e) THIRD-PARTY AGREEMENTS AND RIGHTS. The Executive hereby confirms that the Executive is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Executive's use or disclosure of information or the Executive's engagement in any business. The Executive represents to the Employer that the Executive's execution of this Agreement, the Executive's employment with the Employer and the performance of the Executive's proposed duties for the Employer will not violate any obligations the Executive may have to any such previous employer or other party. In the Executive's work for the Employer, the Executive will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Executive will not bring to the premises of the Employer any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

                (f) LITIGATION AND REGULATORY COOPERATION.  During and after the
             Executive's employment, the Executive shall cooperate fully with the Employer in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Employer which relate to events or occurrences that transpired while the Executive was employed by the Employer. The Executive's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Employer at mutually convenient times. During and after the Executive's employment, the Executive also shall cooperate fully with the Employer in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Employer. The Employer shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive's performance of obligations pursuant to this Section 7(f).

                (g) INJUNCTION.  The Executive agrees that it would be difficult to measure any damages caused to the Employer which might result from any breach by the Executive of the promises set forth in this
             Section 7, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, subject to
             Section 8 of this Agreement, the Executive agrees that if the Executive breaches, or proposes to breach, any portion of this Agreement, the Employer shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Employer.

         8. ARBITRATION OF DISPUTES. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Executive's employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association ("AAA") in Boston, Massachusetts in accordance with the Employment Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators, except that the arbitrator shall apply the law as established by decisions of the U.S. Supreme Court, the Court of Appeals for the First Circuit and the U.S. District Court for the District of New Hampshire in deciding the merits of claims and defenses under federal law or any state or federal anti-discrimination law, and any awards to the Executive for violation of any anti-discrimination law shall not exceed the maximum award to which the Executive could be entitled under the applicable (or most analogous) federal anti-discrimination or civil rights laws. In the event that any person or entity other than the Executive or the Employer may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity's agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Section 8 shall be specifically enforceable. Notwithstanding the foregoing, this Section 8 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; PROVIDED THAT any other relief shall be pursued through an arbitration proceeding pursuant to this Section 8.

         9. CONSENT TO JURISDICTION. To the extent that any court action is permitted consistent with or to enforce Section 8 of this Agreement, the parties hereby consent to the jurisdiction of the Superior Court of the State of New Hampshire and the United States District Court for the District of New Hampshire. Accordingly, with respect to any such court action, the Executive (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

         10. INTEGRATION. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to any related subject matter.

         11. ASSIGNMENT; SUCCESSORS AND ASSIGNS, ETC. Neither the Employer nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; PROVIDED THAT the Employer may assign its rights under this Agreement without the consent of the Executive in the event that the Employer shall effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to any other corporation, partnership, organization or other entity. This Agreement shall inure to the benefit of and be binding upon the Employer and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

         12. ENFORCEABILITY. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         13. WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

         14. NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address the Executive has filed in writing with the Employer or, in the case of the Employer, at its main offices, attention of the Board of Directors, and shall be effective on the date of delivery in person or by courier or three (3) days after the date mailed.

         15.  AMENDMENT.  This  Agreement  may be amended or modified  only by a
written   instrument   signed  by  the  Executive  and  by  a  duly   authorized
representative of the Employer.

         16. GOVERNING LAW. This is a New Hampshire contract and shall be construed under and be governed in all respects by the laws of the State of New Hampshire, without giving effect to the conflict of laws principles of such State.

         17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Employer, by its duly authorized officer, and by the Executive, as of the Effective Date.


                                           NORTHWAY FINANCIAL, INC.
Attest:

                                           By: _________________________
--------------------
Title

                                           THE BERLIN CITY BANK

Attest:
                                           By:_________________________

--------------------
Title

Attest:
                                            By:_________________________
                                                William J. Woodward
--------------------
Title


363734.c5

                                                                      EXHIBIT IV


                                    FORM OF
                              EMPLOYMENT AGREEMENT


         This AGREEMENT (the "Agreement") is made as of , 1997 (the "Effective Date"), by and between Northway Financial, Inc., a New Hampshire chartered corporation ("Northway"), Pemigewasset National Bank, a national bank and wholly owned subsidiary of Northway with its principal office located in New Hampshire (Northway and Pemigewasset National Bank shall hereinafter collectively be referred to as the "Employer"), and Fletcher W. Adams (the "Executive"). In consideration of the mutual covenants contained in this Agreement, the Employer and the Executive agree as follows:

         1. EMPLOYMENT. The Employer agrees to employ the Executive and the Executive agrees to be employed by the Employer on the terms and conditions set forth in this Agreement.

         2. CAPACITY. The Executive shall serve Northway as Vice Chairman and Pemigewasset National Bank as President and Chief Executive Officer subject to election by the Board of Directors of Northway or Pemigewasset National Bank, as the case may be (the "Board of Directors"), and as a member of the Board of Directors, subject to election by the shareholders of Northway and Pemigewasset National Bank respectively. The Executive shall also serve the Employer in such other or additional offices as the Executive may be requested to serve by the Chief Executive Officer of Northway or the Board of Directors. In such capacity or capacities, the Executive shall perform such services and duties from Employer's Plymouth, New Hampshire office in connection with the business, affairs and operations of the Employer as may be assigned or delegated to the Executive from time to time by or under the authority of the Chief Executive Officer of Northway or the Board of Directors.

         3. TERM. Subject to the provisions of Section 6, the term of employment pursuant to this Agreement (the "Term") shall be for three (3) years from the Effective Date and shall be renewed automatically for periods of one (1) year commencing at the first anniversary of the Effective Date and on each subsequent anniversary thereafter, unless either the Executive or the Employer gives written notice to the other not less than sixty (60) days prior to the date of any such anniversary of such party's election not to extend the Term.

         4. COMPENSATION AND BENEFITS. The regular compensation and benefits payable to the Executive under this Agreement shall be as follows:

             (a) SALARY. For all services rendered by the Executive under this Agreement, the Employer shall pay the Executive a salary (the "Salary") at the annual rate of ________________________Dollars ($________), subject to increase from time to time in the discretion of the Board of Directors. The Salary shall be payable in periodic installments in
         accordance   with  the   Employer's   usual  practice  for  its  senior
         executives.

             (b) BONUS OR SIMILAR INCENTIVE PROGRAMS. The Executive shall be entitled to participate in any incentive or bonus program established by the Board of Directors with such terms as may be established in the sole discretion of the Board of Directors.

             (c) REGULAR BENEFITS. The Executive shall also be entitled to participate in any employee benefit plans, medical insurance plans, life insurance plans, disability income plans, retirement plans, vacation plans, expense reimbursement plans and other benefit plans which the Employer may from time to time have in effect for all or most of its senior executives. Such participation shall be subject to the terms of the applicable plan documents, generally applicable policies of the Employer, applicable law and the discretion of the Board of Directors or any administrative or other committee provided for in or contemplated by any such plan. Nothing contained in this Agreement shall be construed to create any obligation on the part of the Employer to establish any such plan or to maintain the effectiveness of any such plan which may be in effect from time to time.

             (d) TAXATION OF PAYMENTS AND BENEFITS. The Employer shall undertake to make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement to the extent that it reasonably and in good faith believes that it is required to make such deductions, withholdings and tax reports. Payments under this Agreement shall be in amounts net of any such deductions or withholdings. Nothing in this Agreement shall be construed to require the Employer to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

             (e) EXCLUSIVITY OF SALARY AND BENEFITS. Unless approved by the Board of Directors, the Executive shall not be entitled to any payments or benefits other than those provided under this Agreement.

         5. EXTENT OF SERVICE. During the Executive's employment under this Agreement, the Executive shall, subject to the direction and supervision of the Chief Executive Officer of Northway or the Board of Directors, devote the Executive's, best efforts and business judgment, skill and knowledge to the advancement of the Employer's interests and to the discharge of the Executive's duties and responsibilities under this Agreement. The Executive shall not engage in any other business activity, except as may be approved by the Board of Directors; PROVIDED THAT nothing in this Agreement shall be construed as preventing the Executive from:

             (a) investing the Executive's assets in any company or other entity in a manner not prohibited by Section 7(d) and in such form or manner as shall not require any material activities on the Executive's part in connection with the operations or affairs of the companies or other entities in which such investments are made; or

             (b) engaging in religious, charitable or other community or non-profit activities that do not impair the Executive's ability to fulfill the Executive's duties and responsibilities under this Agreement.

         6. TERMINATION AND TERMINATION BENEFITS. Notwithstanding the provisions of Section 3, the Executive's employment under this Agreement shall terminate under the following circumstances set forth in this Section 6.

                 (a) TERMINATION BY THE EMPLOYER FOR CAUSE. The Executive's employment under this Agreement may be terminated for cause without further liability on the part of the Employer effective immediately upon a two-thirds (2/3) vote of the Board of Directors and written notice to the Executive. Only the following shall constitute "cause" for such termination:

                     (i) dishonest statements or acts of the Executive with respect to the business of the Employer or any affiliate of the Employer;

                     (ii) the  commission  by or indictment of the Executive for
                 (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud ("indictment," for these purposes, meaning an indictment, probable cause hearing or any other procedure pursuant to which an initial determination of probable or reasonable cause with respect to such offense is made);

                     (iii) material failure to perform to the reasonable satisfaction of the Board of Directors a substantial portion of the Executive's duties and responsibilities assigned or delegated under this Agreement, which failure continues, in the reasonable judgment of the Board of Directors, for sixty (60) days after written notice given to the Executive by the Board of Directors;

                     (iv)    gross    negligence,    willful    misconduct    or
                 insubordination of the Executive with respect to the Employer or any affiliate of the Employer; or

                     (v) material breach by the Executive of any of the Executive's obligations under this Agreement.

                 (b) TERMINATION BY THE EXECUTIVE.  The  Executive's  employment under this Agreement may be terminated by the Executive by written notice to the Board of Directors at least thirty (30) days prior to such termination.

                 (c) TERMINATION BY THE EMPLOYER  WITHOUT CAUSE.  Subject to the
             payment of Termination Benefits pursuant to Section 6(d), the Executive's employment under this Agreement may be terminated by the Employer without cause upon written notice to the Executive by a two-thirds (2/3) vote of the Board of Directors.

                 (d) CERTAIN TERMINATION BENEFITS. Unless otherwise specifically provided in this Agreement or otherwise required by law, all compensation and benefits payable to the Executive under this
             Agreement shall terminate on the date of termination of the Executive's employment under this Agreement. Notwithstanding the foregoing, in the event of termination of the Executive's employment with the Employer pursuant to Section 6(c) above, the

             Employer shall provide to the Executive the following termination benefits ("Termination Benefits"):

                     (i) continuation of the Executive's Salary at the rate then in effect pursuant to Section 4(a); and

                     (ii) continuation of group health plan benefits to the extent authorized by and consistent with 29 U.S.C. ss. 1161 ET SEQ. (commonly known as "COBRA"), with the cost of the regular premium for such benefits shared in the same relative proportion by the Employer and the Executive as in effect on the date of termination.

             The Termination Benefits set forth in (i) and (ii) above shall continue effective until the expiration of the Term; PROVIDED THAT in the event that the Executive commences any employment or self-employment during the period during which the Executive is entitled to receive Termination Benefits (the "Termination Benefits Period"), the remaining amount of Salary due pursuant to Section 6(d)(i) for the period from the commencement of such employment or self-employment to the end of the Termination Benefits Period shall be reduced by one-half of the salary the Executive receives from such employment or self-employment and, if the Executive receives benefits from such employment or self-employment comparable to those benefits provided by the Employer, the payments provided under Section 6(d)(ii) shall cease effective as of the date of commencement of such employment or self-employment. The Employer's liability for Salary continuation pursuant to Section 6(d)(i) shall be reduced by the amount of any severance pay due or otherwise paid to the Executive pursuant to any severance pay plan or stay bonus plan of the Employer. Notwithstanding the foregoing, nothing in this Section 6(d) shall be construed to affect the Executive's right to receive COBRA continuation entirely at the Executive's own cost to the extent that the Executive may continue to be entitled to COBRA continuation after the Executive's right to cost sharing under Section 6(d)(ii) ceases. The Executive shall be obligated to give prompt notice of the date of commencement of any employment or self-employment during the Termination Benefits Period and shall respond promptly to any reasonable inquiries concerning any employment or self-employment in which the Executive engages during the Termination Benefits Period.

                 (e) DISABILITY.  If the Executive shall be disabled so as to be unable to perform the essential functions of the Executive's then existing position or positions under this Agreement with or without reasonable accommodation, the Board of Directors of Northway by a two-thirds (2/3) vote may remove the Executive from any responsibilities and/or reassign the Executive to another position with the Employer for the remainder of the Term or during the period of such disability. Notwithstanding any such removal or reassignment, the Executive shall continue to receive the
             Executive's full Salary (less any disability pay or sick pay benefits to which the Executive may be entitled under the Employer's policies) and benefits under Section 4 of this Agreement (except to the extent that the Executive may be ineligible for one or more such benefits under applicable plan terms) for a period of time equal to the lesser of (i) one (1) year; or (ii) the remainder of the Term. If any question shall arise as to whether during any period the Executive is disabled so as to be unable to perform the essential functions of the Executive's then existing position or positions with or without reasonable accommodation, the Executive may, and at the request of the Employer shall, submit to the Employer a certification in reasonable detail by a physician selected by the Employer to whom the Executive or the Executive's guardian has no reasonable objection as to whether the Executive is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue. The Executive shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and the Executive shall fail to submit such certification, the Employer's determination of such issue shall be binding on the Executive. Nothing in this
             Section 6(e) shall be construed to waive the Executive's rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. ss.2601 ET SEQ. and the Americans with Disabilities Act, 42 U.S.C. ss.12101 ET SEQ.

                 (f) TERMINATION FOLLOWING A CHANGE OF CONTROL. If there is a Change of Control, as defined in Section 6(f)(i) below, during the Term, the provisions of this Section 6(f) shall apply and shall continue to apply throughout the remainder of the term of this Agreement. If, within eighteen (18) months following a Change of Control, the Executive's employment is terminated by the Employer or the Executive following the occurrence of any of the events listed in Section 6(f)(ii) below or if the Executive's employment is terminated without cause (in accordance with Section 6(c) above), in lieu of any payments under Section 6(d) above, the Employer shall pay to the Executive (or the Executive's estate, if applicable) a lump sum amount equal to 2.99 times the Executive's "base amount" within the meaning of Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

                     (i) Change of Control  shall mean the  occurrence of one or more of the following events:

                        (A) any "person" (as such term is used in Sections 13(d)
                    and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Employer, any trustee or other fiduciary holding securities under an employee benefit plan of the Employer, or any corporation owned, directly or indirectly, by the stockholders of the Employer, in substantially the same proportions as their ownership of stock of Northway), directly or indirectly, of securities of Northway, representing fifty percent (50%) or more of the combined voting power of Northway's then outstanding securities; or

                        (B) persons who, as of the Effective  Date,  constituted
                    Northway's Board of Directors (the "Incumbent Board") cease for any reason including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of Northway's Board of Directors, provided that any person becoming a director of Northway subsequent to the Effective Date whose election was approved by at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Section 6(f), be considered a member of the Incumbent Board; or

                        (C) the  stockholders  of  Northway  approve a merger or
                    consolidation of Northway with any other corporation or other entity, other than (1) a merger or consolidation which would result in the voting securities of Northway outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of Northway or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of Northway (or similar transaction) in which no "person" (as hereinabove defined) acquires more than fifty percent (50%) of the combined voting power of Northway's then outstanding securities; or

                        (D) the stockholders of Northway approve a plan of complete liquidation of Northway or an agreement for the sale or disposition by Northway of all or substantially all of Northway's assets.

                     (ii) The events  referred to in Section 6(f) above shall be as follows:

                        (A) a reduction of the  Executive's  salary other than a
                    reduction that (1) is based on the Employer's financial performance or (2) is similar to the reduction made to the salaries provided to all or most other senior executives of the Employer; or

                        (B) a significant change in the Executive's responsibilities and/or duties which constitutes, when compared to the Executive's responsibilities and/or duties before the Change of Control, a demotion; or

                        (C) a material loss of title or office; or

                        (D) the relocation of the offices at which the Executive
                    is principally employed as of the Change of Control to a location more than fifty (50) miles from such offices, which relocation is not approved by the Executive.

                     (iii) The Executive shall provide the Employer with reasonable notice and an opportunity to cure any of the events listed in Section 6(f)(ii) and shall not be entitled to compensation pursuant to this Section 6(f) unless the Employer fails to cure within a reasonable period; and

                     (iv) It is the intention of the Executive and of the Employer that no payments by the Employer to or for the benefit of the Executive under this Agreement or any other agreement or plan, if any, pursuant to which the Executive is entitled to receive payments or benefits shall be nondeductible to the Employer by reason of the operation of Section 280G of the Code relating to parachute payments or any like statutory or regulatory provision. Accordingly, and notwithstanding any other provision of this Agreement or any such agreement or plan, if by reason of the operation of said Section 280G or any like statutory or regulatory provision, any such payments exceed the amount which can be deducted by the Employer, such payments shall be reduced to the maximum amount which can be deducted by the Employer. To the extent that payments exceeding such maximum deductible amount have been made to or for the benefit of the Executive, such excess payments shall be refunded to the Employer with interest thereon at the applicable Federal rate determined under Section 1274(d) of the Code, compounded annually, or at such other rate as may be required in order that no such payments shall be nondeductible to the Employer by reason of the operation of said Section 280G or any like statutory or regulatory provision. To the extent that there is more than one method of reducing the payments to bring them within the limitations of said Section 280G or any like statutory or regulatory provision, the Executive shall determine which method shall be followed, provided that if the Executive fails to make such determination within forty-five
                 (45) days after the Employer has given notice of the need for such reduction, the Employer may determine the method of such reduction in its sole discretion.

         7.    CONFIDENTIAL INFORMATION, NONCOMPETITION AND COOPERATION.

                 (a) CONFIDENTIAL INFORMATION. As used in this Agreement, "Confidential Information" means information belonging to the Employer which is of value to the Employer in the course of conducting its business and the disclosure of which could result in a competitive or other disadvantage to the Employer. Confidential Information includes, without limitation, financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Employer. Confidential Information includes information developed by the Executive in the course of the Executive's employment by the Employer, as well as other information to which the Executive may have access in connection with the Executive's employment. Confidential Information also includes the confidential information of others with which the Employer has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information in the public domain, unless due to breach of the Executive's duties under Section 7(b).

                  (b) CONFIDENTIALITY. The Executive understands and agrees that the Executive's employment creates a relationship of confidence and trust between the Executive and the Employer with respect to all Confidential Information. At all times, both during the Executive's employment with the Employer and after its termination, the Executive will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the written consent of the Employer, except as may be necessary in the ordinary course of performing the Executive's duties to the Employer.

                  (c) DOCUMENTS, RECORDS, ETC. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Executive by the Employer or are produced by the Executive in connection with the Executive's employment will be and remain the sole property of the Employer. The Executive will return to the Employer all such materials and property as and when requested by the Employer. In any event, the Executive will return all such materials and property immediately upon termination of the Executive's employment for any reason. The Executive will not retain with the Executive any such material or property or any copies thereof after such termination.

                 (d) NONCOMPETITION AND NONSOLICITATION. During the Term and for one (1) year thereafter (or during the Termination Benefits Period, if longer), the Executive (i) will not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, engage, participate, assist or invest in any Competing Business (as hereinafter defined); (ii) will refrain from directly or indirectly employing, attempting to employ, recruiting or otherwise soliciting, inducing or influencing any person to leave employment with the Employer (other than terminations of employment of subordinate employees undertaken in the course of the Executive's employment with the Employer); and (iii) will refrain from soliciting or encouraging any customer or supplier to terminate or otherwise modify adversely its business relationship with the Employer; PROVIDED, HOWEVER, that the foregoing one-year restriction shall not apply in the event the Executive's employment under this Agreement is terminated pursuant to
         Section 6(c) hereof. The Executive understands that the restrictions set forth in this Section 7(d) are intended to protect the Employer's interest in its Confidential Information and established employee, customer and supplier relationships and goodwill, and agrees that such restrictions are reasonable and appropriate for this purpose. For purposes of this Agreement, the term "Competing Business" shall mean a business conducted anywhere in the State of New Hampshire which is competitive with any business which the Employer or any of its affiliates conducts or proposes to conduct at any time during the employment of the Executive. Notwithstanding the foregoing, the Executive may own up to one percent (1%) of the outstanding stock of a publicly held corporation which constitutes or is affiliated with a Competing Business.

                 (e) THIRD-PARTY AGREEMENTS AND RIGHTS. The Executive hereby confirms that the Executive is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Executive's use or disclosure of information or the Executive's engagement in any business. The Executive represents to the Employer that the Executive's execution of this Agreement, the Executive's employment with the Employer and the performance of the Executive's proposed duties for the Employer will not violate any obligations the Executive may have to any such previous employer or other party. In the Executive's work for the Employer, the Executive will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Executive will not bring to the premises of the Employer any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

                 (f) LITIGATION AND REGULATORY COOPERATION. During and after the Executive's employment, the Executive shall cooperate fully with the Employer in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Employer which relate to events or occurrences that transpired while the Executive was employed by the Employer. The Executive's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Employer at mutually convenient times. During and after the Executive's employment, the Executive also shall cooperate fully with the Employer in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Employer. The Employer shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive's performance of obligations pursuant to this Section 7(f).

                 (g) INJUNCTION. The Executive agrees that it would be difficult to measure any damages caused to the Employer which might result from any breach by the Executive of the promises set forth in this Section 7, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, subject to Section 8 of this Agreement, the Executive agrees that if the Executive breaches, or proposes to breach, any portion of this Agreement, the Employer shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Employer.

         8. ARBITRATION OF DISPUTES. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Executive's employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association ("AAA") in Boston, Massachusetts in accordance with the Employment Dispute

Resolution  Rules of the AAA,  including,  but not  limited  to,  the  rules and procedures applicable to the selection of arbitrators, except that the arbitrator shall apply the law as established by decisions of the U.S. Supreme Court, the Court of Appeals for the First Circuit and the U.S. District Court for the District of New Hampshire in deciding the merits of claims and defenses under federal law or any state or federal anti-discrimination law, and any awards to the Executive for violation of any anti-discrimination law shall not exceed the maximum award to which the Executive could be entitled under the applicable (or most analogous) federal anti-discrimination or civil rights laws. In the event that any person or entity other than the Executive or the Employer may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity's agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Section 8 shall be specifically enforceable. Notwithstanding the foregoing, this Section 8 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; PROVIDED THAT any other relief shall be pursued through an arbitration proceeding pursuant to this Section 8.

         9. CONSENT TO JURISDICTION. To the extent that any court action is permitted consistent with or to enforce Section 8 of this Agreement, the parties hereby consent to the jurisdiction of the Superior Court of the State of New Hampshire and the United States District Court for the District of New Hampshire. Accordingly, with respect to any such court action, the Executive (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

         10. INTEGRATION. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to any related subject matter.

         11. ASSIGNMENT; SUCCESSORS AND ASSIGNS, ETC. Neither the Employer nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; PROVIDED THAT the Employer may assign its rights under this Agreement without the consent of the Executive in the event that the Employer shall effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to any other corporation, partnership, organization or other entity. This Agreement shall inure to the benefit of and be binding upon the Employer and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

         12. ENFORCEABILITY. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         13. WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

         14. NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address the Executive has filed in writing with the Employer or, in the case of the Employer, at Northway's main offices, attention of the Chief Executive Officer of Northway, and shall be effective on the date of delivery in person or by courier or three (3) days after the date mailed.

         15.  AMENDMENT.  This  Agreement  may be amended or modified  only by a
written   instrument   signed  by  the  Executive  and  by  a  duly   authorized
representative of the Employer.

         16. GOVERNING LAW. This is a New Hampshire contract and shall be construed under and be governed in all respects by the laws of the State of New Hampshire, without giving effect to the conflict of laws principles of such State.

         17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Employer, by its duly authorized officer, and by the Executive, as of the Effective Date.


                                           NORTHWAY FINANCIAL, INC.

Attest:
                                           By:----------------------------

--------------------
Title
                                           PEMIGEWASSET NATIONAL BANK

Attest:
                                           By:----------------------------

--------------------
Title

                                              ----------------------------
Attest:                                             Fletcher W. Adams


--------------------
Title





364205.c5

                                                                       EXHIBIT V

                                     FORM OF
                                VOTING AGREEMENT

                                                            Date: March __, 1997


The Berlin City Bank and
Northway Financial, Inc.
9 Main Street
Berlin, New Hampshire 03570-0009

Ladies and Gentlemen:

         The undersigned (the "Stockholder") beneficially owns and has sole or shared voting power with respect to the number of shares of the common stock, par value $1.00 per share (the "Shares"), of Pemi Bancorp, Inc., a New Hampshire chartered corporation (the "Company"), indicated opposite the Stockholder's name on SCHEDULE 1 attached hereto.

         Simultaneously with the execution of this letter agreement, The Berlin City Bank ("Purchaser"), Northway Financial, Inc., a New Hampshire chartered corporation wholly owned by Purchaser ("Parent"), the Company and Pemigewasset National Bank, a national bank and wholly-owned subsidiary of the Company (the "Bank"), are entering into an Agreement and Plan of Merger (the "Merger Agreement") providing, among other things, for the merger (the "Merger") of the Company with and into Parent, which, as of a date immediately preceding the Merger, will own all of the issued and outstanding stock of Purchaser. The undersigned understands that Purchaser has undertaken and will continue to undertake substantial expenses in connection with the negotiation and execution of the Merger Agreement and the subsequent actions necessary to consummate the Merger and the other transactions contemplated by the Merger Agreement.

         In consideration of, and as a condition to, Purchaser's entering into the Merger Agreement, and in consideration of the expenses incurred and to be incurred by Purchaser in connection therewith, the Stockholder and Purchaser agree as follows:

         1. AGREEMENT TO VOTE IN FAVOR OF MERGER. The Stockholder (a) shall vote or cause to be voted all of the Shares that such Stockholder shall be entitled to so vote, whether such Shares are beneficially owned by such Stockholder on the date of this letter agreement or are subsequently acquired, at the special or any other meeting of the Company's stockholders to be called and held following the date hereof, in favor of the approval of the Merger Agreement and the Merger and (b) shall vote or cause to be voted all such Shares, at such special meeting or any other meeting of the Company's stockholders following the date hereof, against the approval of any other agreement providing for a merger, acquisition, consolidation, sale of a material amount of assets or other business combination of the Company or the Bank with any person or entity other than Purchaser or an affiliate of Purchaser; except, in the case of either (a) or (b), to the extent required by applicable law relating to fiduciary obligations of directors upon advice of counsel.

         2. RESTRICTIONS ON SALE OR OTHER DISPOSITION OF SHARES. The Stockholder will not sell, assign, transfer or otherwise dispose of (including, without limitation, by the creation of a Lien (as defined in paragraph 3 below)), or permit to be sold, assigned, transferred or otherwise disposed of, any Shares owned by the Stockholder, whether such Shares are held by the Stockholder on the date of this letter agreement or are subsequently acquired, except (a) transfers by will or by operation of law, in which case this letter agreement shall bind the transferee, (b) transfers pursuant to any pledge agreement, subject to the pledgee agreeing in writing to be bound by the terms of this letter agreement,
(c) transfers in connection with estate planning purposes, including transfers to relatives, trusts and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of this letter agreement, (d) transfers to any other stockholder of the Company who has executed a copy of this letter agreement on the date hereof with respect to some or all of the Shares held by such stockholder, and (e) as Purchaser may otherwise agree in writing in its sole discretion. Purchaser shall have the option to elect to have any existing certificates representing Shares subject to this letter agreement canceled and reissued bearing the following legend:

         "THIS CERTIFICATE, AND THE SHARES REPRESENTED HEREBY, ARE SUBJECT TO CERTAIN VOTING AND TRANSFER RESTRICTIONS CONTAINED IN A VOTING AGREEMENT BY AND BETWEEN THE BERLIN CITY BANK AND NORTHWAY FINANCIAL, INC. AND THE BENEFICIAL OWNER OF THESE SHARES AND MAY BE TRANSFERRED ONLY IN COMPLIANCE THEREWITH. COPIES OF THE ABOVE-REFERENCED AGREEMENT ARE ON FILE AT THE OFFICES OF PEMI BANCORP, INC."

         3. REPRESENTATIONS. The Stockholder represents that the Stockholder has the complete and unrestricted power and the unqualified right to enter into and perform the terms of this letter agreement. The Stockholder further represents that this letter agreement constitutes a valid and binding agreement with respect to the Stockholder, enforceable against the Stockholder in accordance with its terms. Except as set forth on SCHEDULE 1, the Stockholder represents that the Stockholder beneficially owns the number of Shares indicated opposite such Stockholder's name on said SCHEDULE 1, free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever ("Liens"), and has sole or shared, and otherwise unrestricted, voting power with respect to such Shares.

         4. TERM. Notwithstanding anything herein to the contrary, the agreements contained herein shall remain in full force and effect until the earlier of (i) the consummation of the Merger or (ii) the termination of the Merger Agreement in accordance with Article VIII thereof.

         5. EQUITABLE REMEDIES. The Stockholder has signed this letter agreement intending to be bound thereby. The Stockholder expressly agrees that this letter agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against the Stockholder. All of the covenants and agreements contained in this letter agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.

         6. MISCELLANEOUS. This letter agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument. No waivers of any breach of this letter agreement extended by Purchaser to the Stockholder shall be construed as a waiver of any rights or remedies of Purchaser with respect to any other stockholder of the Company who has executed a copy of this letter agreement with respect to Shares held by such stockholder or with respect to any subsequent breach of the Stockholder or any other such stockholder of the Company. This letter agreement is deemed to be signed as a sealed instrument and is to be governed by the laws of the State of New Hampshire, without giving effect to the principles of conflicts of laws thereof. If any provision hereof is deemed unenforceable, the enforceability of the other provisions hereof shall not be affected.

         Please confirm our agreement by signing a copy of this letter.

                                           Very truly yours,




                                                     ------------------------
                                                     Name:




AGREED TO AND ACCEPTED
AS OF MARCH ____, 1997

THE BERLIN CITY BANK AND
NORTHWAY FINANCIAL, INC.



By:---------------------------------------
     William J. Woodward
     Chairman, President and Chief Executive Officer



357775.c5

                                   Schedule 1


================================================================================
       Name of             Number of Shares                    Shares
     Stockholder          Beneficially Owned              Subject to Pledge
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================




357775.c5

                                                                      EXHIBIT IV

                                    FORM OF
                                VOTING AGREEMENT

                                                                  March __, 1997


Pemi Bancorp, Inc.
51 Highland Street
Plymouth, New Hampshire 03264-0029

Ladies and Gentlemen:

         The undersigned (the "Stockholder") beneficially owns and has sole or shared voting power with respect to the number of shares of the common stock, par value $5.00 per share (the "Shares"), of The Berlin City Bank, a New Hampshire chartered commercial bank (the "Purchaser"), indicated opposite the Stockholder's name on SCHEDULE 1 attached hereto.

         Simultaneously with the execution of this letter agreement, Purchaser, Northway Financial, Inc., a New Hampshire chartered corporation wholly owned by Purchaser ("Parent"), Pemi Bancorp, Inc. (the "Company") and Pemigewasset National Bank, a national bank and wholly-owned subsidiary of the Company (the "Bank") are entering into an Agreement and Plan of Merger (the "Merger Agreement") providing, among other things, for the merger (the "Merger") of the Company with and into Parent, which, as of a date immediately preceding the Merger, will own all of the issued and outstanding stock of Purchaser. The undersigned understands that the Company has undertaken and will continue to undertake substantial expenses in connection with the negotiation and execution of the Merger Agreement and the subsequent actions necessary to consummate the Merger and the other transactions contemplated by the Merger Agreement.

         In consideration of, and as a condition to, the Company's entering into the Merger Agreement, and in consideration of the expenses incurred and to be incurred by the Company in connection therewith, the Stockholder and the Company agree as follows:

         1. AGREEMENT TO VOTE IN FAVOR OF MERGER. The Stockholder (a) shall vote or cause to be voted all of the Shares that such Stockholder shall be entitled to so vote, whether such Shares are beneficially owned by such Stockholder on the date of this letter agreement or are subsequently acquired, at the special or any other meeting of Purchaser's stockholders to be called and held following the date hereof, in favor of the approval of the Merger Agreement and the Merger and (b) shall vote or cause to be voted all such Shares, at such special meeting or any other meeting of Purchaser's stockholders following the date hereof, against the approval of any other agreement providing for a merger, acquisition, consolidation, sale of a material amount of assets or other business combination of Purchaser or Parent with any person or entity other than the Company or the Bank; except, in the case of either (a) or (b), to the extent required by applicable law relating to fiduciary obligations of directors upon advice of counsel.

         2. RESTRICTIONS ON SALE OR OTHER DISPOSITION OF SHARES. The Stockholder will not sell, assign, transfer or otherwise dispose of (including, without limitation, by the creation of a Lien (as defined in paragraph 3 below)), or permit to be sold, assigned, transferred or otherwise disposed of, any Shares owned by the Stockholder, whether such Shares are held by the Stockholder on the date of this letter agreement or are subsequently acquired, except (a) transfers by will or by operation of law, in which case this letter agreement shall bind the transferee, (b) transfers pursuant to any pledge agreement, subject to the pledgee agreeing in writing to be bound by the terms of this letter agreement,
(c) transfers in connection with estate planning purposes, including transfers to relatives, trusts and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of this letter agreement, (d) transfers to any other stockholder of Purchaser who has executed a copy of this letter agreement on the date hereof with respect to some or all of the Shares held by such stockholder, and (e) as the Company may otherwise agree in writing in its sole discretion. The Company shall have the option to elect to have any existing certificates representing Shares subject to this letter agreement canceled and reissued bearing the following legend:

         "THIS CERTIFICATE, AND THE SHARES REPRESENTED HEREBY, ARE SUBJECT TO CERTAIN VOTING AND TRANSFER RESTRICTIONS CONTAINED IN A VOTING AGREEMENT BY AND BETWEEN THE PEMI BANCORP, INC. AND THE BENEFICIAL OWNER OF THESE SHARES AND MAY BE TRANSFERRED ONLY IN COMPLIANCE THEREWITH. COPIES OF THE ABOVE-REFERENCED AGREEMENT ARE ON FILE AT THE OFFICES OF THE BERLIN CITY BANK."

         3. REPRESENTATIONS. The Stockholder represents that the Stockholder has the complete and unrestricted power and the unqualified right to enter into and perform the terms of this letter agreement. The Stockholder further represents that this letter agreement constitutes a valid and binding agreement with respect to the Stockholder, enforceable against the Stockholder in accordance with its terms. Except as set forth on SCHEDULE 1, the Stockholder represents that the Stockholder beneficially owns the number of Shares indicated opposite such Stockholder's name on said SCHEDULE 1, free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever ("Liens"), and has sole or shared, and otherwise unrestricted, voting power with respect to such Shares.

         4. TERM. Notwithstanding anything herein to the contrary, the agreements contained herein shall remain in full force and effect until the earlier of (i) the consummation of the Merger or (ii) the termination of the Merger Agreement in accordance with Article VIII thereof.

         5. EQUITABLE REMEDIES. The Stockholder has signed this letter agreement intending to be bound thereby. The Stockholder expressly agrees that this letter agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against the Stockholder. All of the covenants and agreements contained in this letter agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.

         6. MISCELLANEOUS. This letter agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument. No waivers of any breach of this letter agreement extended by the Company to the Stockholder shall be construed as a waiver of any rights or remedies of the Company with respect to any other stockholder of Purchaser who has executed a copy of this letter agreement with respect to Shares held by such stockholder or with respect to any subsequent breach of the Stockholder or any other such stockholder of Purchaser. This letter agreement is deemed to be signed as a sealed instrument and is to be governed by the laws of the State of New Hampshire, without giving effect to the principles of conflicts of laws thereof. If any provision hereof is deemed unenforceable, the enforceability of the other provisions hereof shall not be affected.

         Please confirm our agreement by signing a copy of this letter.

                                            Very truly yours,




                                           -----------------------------
                                           Name:




AGREED TO AND ACCEPTED
AS OF MARCH ____, 1997

PEMI BANCORP, INC.



By:-----------------------------------------
     Fletcher W. Adams
     Chairman, President and Chief Executive Officer



363767.c4

                                   Schedule 1


================================================================================
       Name of             Number of Shares                    Shares
     Stockholder          Beneficially Owned              Subject to Pledge
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================






363767.c4

The Berlin City Bank and
Northway Financial, Inc.
March __, 1997
Page 1

                                                                     EXHIBIT VII

                                     FORM OF
                         RULE 145 REPRESENTATION LETTER


                                 March __, 1997


The Berlin City Bank and
Northway Financial, Inc.
9 Main Street
Berlin, New Hampshire 03570-0009

Ladies and Gentlemen:

         I have been advised that I might be considered to be an "affiliate" of The Berlin City Bank for purposes of paragraphs (c) and (d) of Rule 145 of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), and for purposes of generally accepted accounting principles as such term relates to pooling of interests accounting treatment for certain business combinations under generally accepted accounting principles and the interpretations of the SEC or its staff, including, without limitation,
Section 201.01 of the SEC's Codification of Financial Reporting Policies and the SEC's Staff Accounting Bulletin No. 65. Neither my entering into this letter agreement, nor anything contained herein, shall be deemed an admission on my part that I am such an "affiliate".

         The Berlin City Bank, a New Hampshire chartered commercial bank ("Purchaser"), Northway Financial, Inc., a New Hampshire chartered corporation wholly owned by Purchaser, ("Parent"), Pemi Bancorp, Inc. (the "Company") and Pemigewasset National Bank, a national bank and wholly-owned subsidiary of the Company (the "Bank"), have entered into an Agreement and Plan of Merger, dated on or about the date hereof (the "Merger Agreement"), providing for among other things, the merger (the "Merger") of the Company with and into Parent which, as of a date immediately preceding the Merger, will own all of the issued and outstanding stock of Purchaser. Upon consummation of the merger contemplated by the Merger Agreement (the "Merger"), I will receive shares of common stock, par value $1.00 per share, of Parent ("Parent Common Stock") in exchange for all of my shares of common stock, par value $5.00 per share, of Purchaser ("Purchaser Common Stock"). This agreement is hereinafter referred to as the "Letter Agreement".

         A. I represent and warrant to, and agree with, Parent as follows:

             1. I have read this Letter Agreement and the Merger Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, pledge, transfer or otherwise dispose of shares of Purchaser Common Stock and Parent Common Stock, to the extent I felt necessary, with my counsel or counsel for Purchaser.

             2. I hereby agree that (a) without the consent of Purchaser if prior to the Effective Date of the Merger, or (b) without the consent of Parent if subsequent to the Effective Date of the Merger, (i) I will not sell or otherwise reduce my risk relative to any shares of Purchaser Common Stock during the period of thirty days prior to the effective date of the Merger, and
 (ii) I will not sell or otherwise reduce my risk relative to any shares of Parent Common Stock until financial results covering at least thirty days of combined operations have been published following the effective date of the Merger.

             3. I shall not make any offer, sale, pledge, transfer or other disposition in violation of the Act or the rules and regulations of the SEC thereunder of the shares of Parent Common Stock I receive pursuant to the Merger.

         I agree that, if I desire to dispose of any shares of Purchaser Common Stock owned by me after the date of this Letter Agreement and prior to the expiration of a two-year period following the effective date of the Merger, I will affirmatively inquire of Purchaser through its counsel, Goodwin, Procter & Hoar LLP, if prior to the effective date of the Merger, whether I may so dispose of said shares of Purchaser Common Stock, or counsel for Parent following the effective date of Merger whether I may so dispose of shares of Parent Common Stock, without violating the requirements of this Letter Agreement. I will dispose of said shares only if such inquiry is answered in the affirmative by the written response of said counsel.

         B. I understand and agree that:

             1. I have been advised that any issuance of the shares of Parent Common Stock to me pursuant to the Merger will have been registered with the SEC and will be listed for trading on the NASDAQ/NMS or American Stock Exchange. I have also been advised, however, that, because I may be an "affiliate" of Purchaser at the time the Merger will be submitted for a vote of the stockholders of the Purchaser and because any subsequent disposition of such shares by me has not been registered under the Act, I must hold such shares until and unless (i) such disposition of such shares is subject to an effective registration statement under the Act, (ii) a sale of such shares is made in conformity with the provisions of Rule 145(d) under the Act, or (iii) in an opinion of counsel, in form and substance reasonably satisfactory to Parent, some other exemption from registration is available with respect to any such proposed disposition of such shares.

             2. Stop transfer instructions will be given to the transfer agents of Parent and Purchaser with respect to the shares of Parent Common Stock and Purchaser Common Stock in connection with the restrictions set forth herein, and there will be placed on the certificate representing shares of Parent Common Stock I receive pursuant to the Merger, or any certificates delivered in substitution therefor, a legend stating in substance:

             The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement between the registered holder hereof and The Berlin City Bank and Northway Financial, Inc., a copy of which agreement is on file at the principal offices of The Berlin City Bank.

             3. Unless a transfer of my shares of Parent Common Stock is a sale made in conformity with the provisions of Rule 145(d), or made pursuant to any effective registration statement under the Act, Parent reserves the right to put an appropriate legend an the certificates issued to my transferee.

         C. By countersigning this Letter Agreement, Parent (a) represents and warrants that prior to the effective date of the Merger it has or will have filed, and (b) agrees that from and after the effective date of the Merger it will file, on a timely basis, all reports (referred to in paragraph (c) of Rule 144 under the Act) required to be filed by Parent pursuant to Section 13 or
Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, in each case to the extent necessary in order to permit me to dispose of any Parent Common Stock issued in the Merger pursuant to Rule 145(d).

         It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Merger Agreement is terminated pursuant to Article VIII thereof, It is also understood and agreed that this Letter Agreement shall terminate and be of no further force and effect and the stop transfer instructions set forth in Paragraph B.2. above shall be lifted forthwith at the later of (i) such time as financial results covering at least thirty days of combined operations following the effective date of the Merger have been published, or (ii) delivery by the undersigned to Parent of a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Parent, or other evidence reasonably satisfactory to Parent, to the effect that a transfer of my shares of Parent Common Stock will not violate the Act or any of the rules and regulations of the

SEC, or (iii) the passage of two (2) years after the effective date of the Merger (unless I am advised that I am an "affiliate" of Parent at such time). In addition, it is understood and agreed that the legend set forth in Paragraph B.2 above shall be removed forthwith from the certificate or certificates representing my shares of Parent Common Stock if I shall have delivered to Parent a copy of a letter from the staff of the SEC or, an opinion of counsel in form and substance reasonably satisfactory to Parent, or other evidence satisfactory to Parent that a transfer of my shares of Parent Common Stock represented by such certificate or certificates will be pursuant to a sale made in conformity with the provisions of Rule 145(d), or made pursuant to an effective registration statement under the Act. Additionally, it is understood and agreed that, in any event, on surrender of any certificates bearing the legend set forth in Paragraph B.2 above, Parent shall issue substitute certificates without the legend upon my (or a transferees) request made at any time after the expiration of two years from the effective date of the Merger, unless counsel for Parent advises me or my transferee in writing that the person so requesting is an "affiliate" of Parent (within the meaning of Rule 144) at the time of such request.

         This   Letter   Agreement   shall  be  binding   on  my  heirs,   legal
representatives and successors.

                                Very truly yours,


                                ------------------------------------------------


Accepted as of________ _____, 1997

THE BERLIN CITY BANK AND
NORTHWAY FINANCIAL, INC.


By:________________________________
     William J. Woodward
   Chairman, President and
   Chief Executive Officer

368262.c3

                                                                    EXHIBIT VIII

                                    FORM OF
                         RULE 145 REPRESENTATION LETTER


                                 March __, 1997



The Berlin City Bank and
Northway Financial, Inc.
9 Main Street
Berlin, New Hampshire 03570-0009

Ladies and Gentlemen:

         I have been advised that I might be considered to be an "affiliate" of Pemi Bancorp, Inc. (the "Company") for purposes of paragraphs (c) and (d) of Rule 145 of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), and for purposes of generally accepted accounting principles as such term relates to pooling of interests accounting treatment for certain business combinations under generally accepted accounting principles and the interpretations of the SEC or its staff, including, without limitation, Section 201.01 of the SEC's Codification of Financial Reporting Policies and the SEC's Staff Accounting Bulletin No. 65. Neither my entering into this letter agreement, nor anything contained herein, shall be deemed an admission on my part that I am such an "affiliate".

         The Berlin City Bank, a New Hampshire chartered commercial bank ("Purchaser"), Northway Financial, Inc., a New Hampshire chartered corporation wholly owned by Purchaser, ("Parent"), the Company and Pemigewasset National Bank, a national bank and wholly-owned subsidiary of the Company (the "Bank") have entered into an Agreement and Plan of Merger, dated on or about the date hereof (the "Merger Agreement"), providing for among other things, the merger
(the "Merger") of the Company with and into Parent which, as of a date immediately preceding the Merger, will own all of the issued and outstanding stock of Purchaser. Upon consummation of the merger contemplated by the Merger Agreement (the "Merger"), I will receive shares of common stock, par value $1.00 per share, of Parent ("Parent Common Stock") in exchange for all of my shares of common stock, par value $1.00 per share, of the Company ("Company Common Stock"). This agreement is hereinafter referred to as the "Letter Agreement".

         A. I represent and warrant to, and agree with, Parent as follows:

             1. I have read this Letter Agreement and the Merger Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, pledge, transfer or otherwise dispose of shares of Company Common Stock and Parent Common Stock, to the extent I felt necessary, with my counsel or counsel for the Company.

             2. I hereby agree that (a) without the consent of the Company if prior to the Effective Date of the Merger, or (b) without the consent of Parent if subsequent to the Effective Date of the Merger, (i) I will not sell or otherwise reduce my risk relative to any shares of Company Common Stock during the period of thirty days prior to the effective date of the Merger, and (ii) I will not sell or otherwise reduce my risk relative to any shares of Parent Common Stock until financial results covering at least thirty days of combined operations have been published following the effective date of the Merger.

             3. I shall not make any offer, sale, pledge, transfer or other disposition in violation of the Act or the rules and regulations of the SEC thereunder of the shares of Parent Common Stock I receive pursuant to the Merger.

         I agree that, if I desire to dispose of any shares of Company Common Stock owned by me after the date of this Letter Agreement and prior to the expiration of a two-year period following the effective date of the Merger, I will affirmatively inquire of the Company through its counsel, Cranmore, Fitzgerald & Meaney, if prior to the effective date of the Merger, whether I may so dispose of said shares of Company Common Stock, or counsel for Parent following the effective date of Merger whether I may so dispose of shares of Parent Common Stock, without violating the requirements of this Letter Agreement. I will dispose of said shares only if such inquiry is answered in the affirmative by the written response of said counsel.

         B. I understand and agree that:

                  1. I have been advised that any issuance of the shares of Parent Common Stock to me pursuant to the Merger will have been registered with the SEC and will be listed for trading on the NASDAQ/NMS or American Stock Exchange. I have also been advised, however, that, because I may be an "affiliate" of the Company at the time the Merger will be submitted for a vote of the stockholders of the Company and because any subsequent disposition of such shares by me has not been registered under the Act, I must hold such shares until and unless (i) such disposition of such shares is subject to an effective registration statement under the Act, (ii) a sale of such shares is made in conformity with the provisions of Rule 145(d) under the Act, or (iii) in an opinion of counsel, in form and substance reasonably satisfactory to Parent, some other exemption from registration is available with respect to any such proposed disposition of such shares.

                  2. Stop transfer instructions will be given to the transfer agents of Parent and the Company with respect to the shares of Parent Common Stock and Company Common Stock in connection with the restrictions set forth herein, and there will be placed on the certificate representing shares of Parent Common Stock I receive pursuant to the Merger, or any certificates delivered in substitution therefor, a legend stating in substance:

         The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement between the registered holder hereof and The Berlin City Bank and Northway Financial, Inc., a copy of which agreement is on file at the principal offices of The Berlin City Bank.

                  3. Unless a transfer of my shares of Parent Common Stock is a sale made in conformity with the provisions of Rule 145(d), or made pursuant to any effective registration statement under the Act, Parent reserves the right to put an appropriate legend an the certificates issued to my transferee.

         C. By countersigning this Letter Agreement, Parent (a) represents and warrants that prior to the effective date of the Merger it has or will have filed, and (b) agrees that from and after the effective date of the Merger it will file, on a timely basis, all reports (referred to in paragraph (c) of Rule 144 under the Act) required to be filed by Parent pursuant to Section 13 or
Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, in each case to the extent necessary in order to permit me to dispose of any Parent Common Stock issued in the Merger pursuant to Rule 145(d).




The Berlin City Bank and
Northway Financial, Inc.
March __, 1997
Page 1

         It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Merger Agreement is terminated pursuant to Article VIII thereof, It is also understood and agreed that this Letter Agreement shall terminate and be of no further force and effect and the stop transfer instructions set forth in Paragraph B.2. above shall be lifted forthwith at the later of (i) such time as financial results covering at least thirty days of combined operations following the effective date of the Merger have been published, or (ii) delivery by the undersigned to Parent of a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Parent, or other evidence reasonably satisfactory to Parent, to the effect that a transfer of my shares of Parent Common Stock will not violate the Act or any of the rules and regulations of the SEC, or (iii) the passage of two (2) years after the effective date of the Merger (unless I am advised that I am an "affiliate" of Parent at such time). In addition, it is understood and agreed that the legend set forth in Paragraph B.2 above shall be removed forthwith from the certificate or certificates representing my shares of Parent Common Stock if I shall have delivered to Parent a copy of a letter from the staff of the SEC or, an opinion of counsel in form and substance reasonably satisfactory to Parent, or other evidence satisfactory to Parent that a transfer of my shares of Parent Common Stock represented by such certificate or certificates will be pursuant to a sale made in conformity with the provisions of Rule 145(d), or made pursuant to an effective registration statement under the Act. Additionally, it is understood and agreed that, in any event, on surrender of any certificates bearing the legend set forth in Paragraph B.2 above, Parent shall issue substitute certificates without the legend upon my (or a transferees) request made at any time after the expiration of two years from the effective date of the Merger, unless counsel for Parent advises me or my transferee in writing that the person so requesting is an "affiliate" of Parent (within the meaning of Rule 144) at the time of such request.

         This   Letter   Agreement   shall  be  binding   on  my  heirs,   legal
representatives and successors.

                                         Very truly yours,


                                         ---------------------------------------


Accepted as of      , 1997

THE BERLIN CITY BANK AND
NORTHWAY FINANCIAL, INC.


By:_________________________________

   Chairman, President and
     Chief Executive Officer

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